Exhibit 10.28
AMENDED AND RESTATED
CREDIT AGREEMENT
dated as of
March 17, 2006
among
GLADSTONE COMMERCIAL CORPORATION
and
GLADSTONE COMMERCIAL LIMITED PARTNERSHIP,
as Borrowers,
The Initial Guarantors Listed Herein,
The Banks Listed Herein
and
BRANCH BANKING AND TRUST COMPANY,
as Administrative Agent

		Page
Section 10.6	Guarantors' Subordination	88
Section 10.7	Waiver of Subrogation	88
Section 10.8	Enforcement	88
Section 10.9	Miscellaneous	89

EXHIBITS AND SCHEDULES TO AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of March 17, 2006

EXHIBIT A	Notice of Borrowing (Section 2.2)
EXHIBIT B	Form of Note (Section 1.1)
EXHIBIT C	Form of Assignment and Acceptance (Section 1.1) (Section 9.7(C))
EXHIBIT D	Form of Company’s Certificate respecting Additional Borrowing Base Assets (Section 2.14)
EXHIBIT E	Acquisition Credit and Collection Policy (Section 1.1) (Section 4.36)
EXHIBIT F	Form of Borrowing Base Asset Release
EXHIBIT G-1	Form of Organizational Documents for LLC Subsidiaries (Section 4.8) (Section 5.12)
EXHIBIT G-2	Form of Organizational Documents for Limited Partnership Subsidiaries (Section 4.8) (Section 5.12)
EXHIBIT H	Form of Request for Release of Loan Documents and Receipt
EXHIBIT I	Form of Assignment of Mortgage
EXHIBIT J	Form of Officer’s Certificate as to Organizational Documents, Operating Documents and Organizational Action (Section 3.1(E))
EXHIBIT K	Officer’s Closing Certificate (Section 3.1(D))
EXHIBIT L	[Intentionally Deleted]
EXHIBIT M	Compliance Certificate (Section 5.1(C))
EXHIBIT N	Borrowing Base Certification Report (Section 1.1)
EXHIBIT O	Subordination, Nondisturbance and Attornment Agreement (Section 1.1)
EXHIBIT P	Form of Opinion of Counsel to Loan Parties (Section 3.1(C))
EXHIBIT Q	[Intentionally Deleted]
EXHIBIT R	Amended and Restated Equity Pledge Agreement (Section 5.25)
EXHIBIT S	Addition of New Borrowing Base Assets Agreement (Section 2.14(B)) (Section 5.25)
SCHEDULE I	Schedule of Documents
SCHEDULE II	List of Borrowing Base Assets
SCHEDULE III	Location of Files respecting Borrowing Base Assets
SCHEDULE 2.14	List of Initial Borrowing Base Assets
SCHEDULE 4.8	Subsidiaries
SCHEDULE 4.22	Investments
SCHEDULE 4.24	Ownership Structure
SCHEDULE 4.32	Material Contracts
SCHEDULE 5.11	Liens
SCHEDULE 5.29	Existing Debt

AMENDED AND RESTATED CREDIT AGREEMENT
          THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of March 17, 2006, among GLADSTONE COMMERCIAL CORPORATION, a Maryland corporation, and GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership, as borrowers, the INITIAL GUARANTORS listed on the signature pages hereof, as guarantors, the BANKS listed on the signature pages hereof and BRANCH BANKING AND TRUST COMPANY, as Administrative Agent.
          The Borrowers, Guarantors, the Administrative Agent and the Banks are parties to the Original Credit Agreement (as defined herein) which provides for the making of loans by the Banks to the Borrower in an aggregate principal amount at any one time outstanding not exceeding $75,000,000.
          The parties hereto wish to amend the Original Credit Agreement in certain respects and to restate the Original Credit Agreement, to read in its entirety as set forth below. Accordingly, the parties hereto agree that effective on the dated hereof, the Original Credit Agreement is amended and restated in its entirety as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. The terms as defined in this Section 1.1 shall, for all purposes of this Agreement and any amendment hereto (except as otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:
          “Acquisition” means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person. Notwithstanding the foregoing, the term “Acquisition” shall not be deemed to include purchases of real estate by the Borrowers or any of their Subsidiaries in the ordinary course of business and in compliance with the Acquisition, Credit and Collection Policy.
          “Acquisition Cost” means, with respect to the acquisition of a Borrowing Base Asset by an Eligible Property Owner, an amount equal to the sum of the following (without duplication): (i) the value of the limited partnership interests of the Operating Partnership to be transferred by the Company or Eligible Property Owner in connection therewith as consideration for the Borrowing Base Asset, and (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given by the Eligible Property Owner as consideration for the Borrowing Base Asset. For purposes of determining the Acquisition Cost for any Borrowing Base Asset, the limited partnership interests of the Operating Partnership shall be valued (I) in the case of limited partnership interests that are then designated as a national market system security by the National Association of Securities Dealers, Inc. (“NASDAQ”) or are listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other limited partnership interests, as determined by the Board of Directors of Gladstone Commercial Partners, LLC, a wholly owned Subsidiary of the Company, and determined to be a reasonable valuation by the independent public accountants referred to in Section 5.1(A).
          “Acquisition, Credit and Collection Policy” means those acquisition, credit, collection, customer relation and service policies determined by the Borrowers as of the date hereof relating to the real property acquired by the Company and its Subsidiaries and the mortgage loans made by the Company and its Subsidiaries, a copy of which is attached hereto as Exhibit E, as the same may be amended or modified from time to time in accordance with Section 5.34, together with the Mortgaged Property Diligence Package and the Pledged Mortgage Receivable Diligence Package.
          “Addition of New Borrowing Base Assets Agreement” means one or more Addition of New Borrowing Base Assets, Joinder of New Guarantors and Equity Pledge Agreements in substantially the form of Exhibit S hereto executed and delivered by the Loan Parties pursuant to Section 2.14(B) and Section 5.25 hereof.
          “Adjusted Monthly Libor Index” has the meaning set forth in Section 2.6(C).
          “Administrative Agent” means BB&T, in its capacity as administrative agent for the Banks and the Issuing Bank hereunder, and its successors and permitted assigns in such capacity.
          “Administrative Agent’s Letter Agreement” means that certain letter agreement, dated as of December 13, 2004, between the Borrowers and the Administrative Agent relating to the terms of this Agreement, and certain fees from time to time payable by the Borrowers to the Administrative Agent, together with all amendments and modifications thereto. If there is any conflict between the provisions of this Agreement and the provisions of the Administrative Agent’s Letter Agreement, the provisions of this Agreement will control.
          “Advance” shall mean an advance made to either Borrower under this Agreement pursuant to ARTICLE II. An Advance is a “Base Rate Advance” if such Advance is part of a Base Rate Borrowing or a “Euro-Dollar Advance” if such Advance is part of a Euro-Dollar Borrowing. The Advances shall at all times be Euro-Dollar Advances, unless such Advances are to be Base Rate Advances pursuant to ARTICLE VIII hereof.
          “Advisory Agreement” means the Amended and Restated Investment Advisory Agreement dated as of August 7, 2003 by and between the Company and Gladstone Management Corporation.
          “Affiliate” of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term “control”

means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agreement” means this Amended and Restated Credit Agreement, together with all amendments and supplements hereto.
          “Applicable Margin” has the meaning set forth in Section 2.6(A).
          “Appraised Value” means, with respect to a Borrowing Base Asset which is a Property, an amount equal to the fair market value of such Borrowing Base Asset as set forth in a MAI Appraisal prepared in accordance with the Acquisition, Credit and Collection Policies and otherwise in form, content and all other respects satisfactory to the Administrative Agent and the Required Banks in their sole discretion.
          “Assignee” has the meaning set forth in Section 9.7(C).
          “Assignment and Acceptance” means an Assignment and Acceptance executed in accordance with Section 9.7(C) in the form attached hereto as Exhibit C.
          “Authority” has the meaning set forth in Section 8.2.
          “Bank” means each bank listed on the signature pages hereof as having a Commitment and their respective successors and assigns.
          “Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§101, et. seq.), as amended from time to time.
          “Base Rate” means for any Base Rate Advance for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.
          “Base Rate Advance” means, with respect to any Advance, such Advance during Interest Periods when such Advance bears or is to bear interest at a rate based upon the Base Rate.
          “BB&T” means Branch Banking and Trust Company, and its successors.
          “Borrowers” means each of the Company and the Operating Partnership and their respective successors and permitted assigns.
          “Borrowing” means a borrowing hereunder consisting of Advances made to the Borrowers at the same time by the Banks pursuant to ARTICLE II.
          “Borrowing Base” shall mean, based on the most recent Borrowing Base Certification Report which as of the date of a determination of the Borrowing Base has been received by the Administrative Agent, an amount equal to 65% of the sum of the Borrowing Base

Values of the Borrowing Base Assets as determined and adjusted from time to time in accordance with Section 2.14; provided that (1) to the extent that (x) the sum of the Borrowing Base Values of all Eligible Mortgage Receivables exceeds (y) 15% of the sum of the Borrowing Base Value of all Borrowing Base Assets (without giving effect to the limitation in clause (2) below), such excess of (x) over (y) shall be excluded from the Borrowing Base and (2) to the extent that (x) the sum of the Borrowing Base Values of all Properties subject to ground leases exceeds (y) 15% of the sum of the Borrowing Base Value of all Borrowing Base Assets (without giving effect to the limitation in the immediately preceding clause (1)), such excess of (x) over (y) shall also be excluded from the Borrowing Base. The Administrative Agent shall also be entitled to hold and subtract any reserve against the Borrowing Base it deems reasonably necessary as security for payment of the Notes and the obligations of the Guarantors under ARTICLE X of this Agreement and the obligations of the Borrowers under the Letter of Credit Agreements.
          “Borrowing Base Asset” means (i) an Eligible Property or (ii) an Eligible Mortgage Receivable, in each case which is included in the Borrowing Base pursuant to Section 2.14. A Property, the value of which was previously included in the Borrowing Base calculation as a Borrowing Base Asset, shall cease to be a Borrowing Base Asset and shall be excluded from such Borrowing Base calculation if at any time such Property shall cease to meet all the requirements of an Eligible Property contained in the definition thereof. A Mortgage Receivable, the value of which was previously included in the Borrowing Base calculation as a Borrowing Base Asset, shall cease to be a Borrowing Base Asset if at any time such Mortgage Receivable shall cease to meet all the requirements of an Eligible Mortgage Receivable contained in the definition thereof .
          “Borrowing Base Asset Owner” has the meaning set forth in Section 5.25.
          “Borrowing Base Asset Release” has the meaning set forth in Section 2.15.
          “Borrowing Base Certification Report” means a report in substantially the form attached hereto as Exhibit N, and otherwise satisfactory to the Administrative Agent (or, if the Borrowers so elect and the Administrative Agent so agrees, an Excel or similar spreadsheet to substantially the same effect as Exhibit N), certified by the chief financial officer or other authorized officer of the Borrowers setting forth the calculations required to establish the Borrowing Base Value for each Borrowing Base Asset and the Borrowing Base Value for all Borrowing Base Assets as of a specified date, and, whether in Exhibit N or spreadsheet form, in form and detail satisfactory to the Administrative Agent.
          “Borrowing Base Value” means, with respect to a Borrowing Base Asset for any date of determination, an amount equal to: (A) in the case of Eligible Properties the least of (a) the Acquisition Cost of such Borrowing Base Asset; (b) the Appraised Value of such Borrowing Base Asset (determined at the time such Borrowing Base Asset is acquired by the Eligible Property Owner or such subsequent time as the Administrative Agent or the Required Banks may reasonably request, or Borrowers may elect to provide an updated appraisal (provided that no such updated appraisal provided by Borrowers shall be effective to increase the Borrowing Base Value of any Property unless at least six months have elapsed from the date of inclusion of such Borrowing Base Asset in the Borrowing Base and the date of the updated appraisal)) and (c) $19,230,000; and (B) in the case of Eligible Mortgage Receivables the lesser of: (a) the lesser of the face amount or the principal outstanding balance of the promissory note evidencing the Mortgage Receivable; and (b) the Appraised Value of the Mortgage Receivable Property at the time of the granting of such Mortgage or such subsequent time as the Administrative Agent or the Required Banks may reasonably request, or Borrowers may elect to provide an updated appraisal (provided that no such updated appraisal provided by Borrowers shall be effective to increase the Borrowing Base Value of any Mortgage Receivable Property unless at least six months have elapsed from the date of inclusion of such Borrowing Base Asset in the Borrowing Base and the date of the updated appraisal).
          “Capital Expenditures” means for any period the sum of all unreimbursed capital expenditures incurred during such period by the Company and its Consolidated Subsidiaries, as determined in accordance with GAAP.
          “Capital Securities” means, with respect to any Person, any and all shares, interests (including membership interests and partnership interests), participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital (including any instruments convertible into equity), whether now outstanding or issued after the Closing Date.
          “CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq. and its implementing regulations and amendments.
          “CERCLIS” means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.
          “Change of Law” shall have the meaning set forth in Section 8.2.
          “Closing Certificate” has the meaning set forth in Section 3.1(D).
          “Closing Date” means March 17, 2006.
          “Code” means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.
          “Collateral” shall mean collectively: (1) the Mortgaged Property; (2) the Pledged Mortgage Receivables and (3) the Pledged Equity; provided, however, that unless there shall have occurred an Event of Default and the Administrative Agent shall have required the delivery of Mortgaged Property Security Documents and Pledged Mortgage Receivable Security Documents and any related security pursuant to Section 2.14(F), “Collateral” shall mean only the Pledged Equity.
          “Collateral Documents” means, collectively, the Equity Pledge Agreement, the Mortgages, the Mortgaged Property Security Documents, the Mortgage Receivables Pledge Agreement, the Pledged Mortgage Receivable Security Documents, the Addition of New Borrowing Base Assets Agreement and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrowers or any Subsidiary shall grant or convey to the Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time. Notwithstanding the foregoing, so long as no Event of Default has occurred and Administrative Agent shall not have required the delivery of Mortgaged Property Security Documents and Pledged Mortgage Receivable Security Documents and any related security pursuant to Section 2.14(F) hereof, “Collateral Documents” shall mean only the Equity Pledge Agreement, as from time to time in effect and as supplemented by any Addition of New Borrowing Base Assets Agreements.
          “Commitment” means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank’s Commitment after giving effect to such Assignment and Acceptance, or (iii) as to any Bank which agrees to increase its Commitment pursuant to Section 2.1(B), the amount of such Bank’s Commitment after giving effect to such increase, in each case as such amount may be reduced from time to time pursuant to Section 2.8 and Section 2.9
          “Company” means Gladstone Commercial Corporation, a Maryland corporation and REIT.
          “Compliance Certificate” has the meaning set forth in Section 5.1(C).
          “Consolidated Debt” means at any time the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.
          “Consolidated Debt Service” for any period means the sum of (i) Consolidated Interest Expense for such period and (ii) all regularly scheduled payments of principal in respect of Debt (excluding principal payments made with respect to any Advances under this Agreement or made in connection with the refinancing of any Long Term Limited Recourse Mortgage Loan) of the Company or any of its Consolidated Subsidiaries for such period.
          “Consolidated EBITDA” shall be determined as of the end of each Fiscal Quarter and shall mean EBITDA, of the Company and its Consolidated Subsidiaries, for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters, all as determined in accordance with GAAP.
          “Consolidated Interest Expense” for any period means interest, whether expensed or capitalized, in respect of Debt of the Company or any of its Consolidated Subsidiaries outstanding during such period, but excluding interest with respect to Trust Preferred Debt.
          “Consolidated Net Income” means, for any period, the Net Income of the Company and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Company or any Subsidiary of the Company in the unremitted earnings of any Person that is not a Subsidiary of the Company.

          “Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated and consolidating financial statements as of such date.
          “Consolidated Tangible Net Worth” means, at any time, Stockholders’ Equity less the sum of the value, (to the extent reflected in determining Stockholders Equity) as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries, prepared in accordance with GAAP, of
          (A) The amount of any write-up of assets subsequent to December 31, 2004;
          (B) All assets which would be treated as intangible assets (other than the value allocated as lease intangibles in accordance with GAAP) for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense.
          (C) To the extent not included in (B) of this definition, any amount at which shares of capital stock of the Company appear as an asset on the balance sheet of the Company and its Consolidated Subsidiaries;
          (D) Loans or advances to stockholders, directors, officers or employees; and
          (E) To the extent not included in (B) of this definition, deferred expenses.
          “Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.
          “Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance, (vi) all Redeemable Preferred Securities of such Person, (vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts which are available to be drawn or have been drawn under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person, (x) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any); and (xi) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, asset securitization, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is not classified as indebtedness under GAAP. For avoidance of doubt, Debt shall include, without limitation, Trust Preferred Debt.
          “Debt Service Coverage Ratio” shall be determined as of the end of each Fiscal Quarter and shall mean the ratio of: (A)(i) Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date, less (ii) Capital Expenditures during such period (excluding the acquisition of fee simple title to Properties by the Company and its Consolidated Subsidiaries in the ordinary course of business consistent with the Acquisition, Credit and Collection Policy), to (B) Consolidated Debt Service for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.
          “Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.
          “Default Rate” means, with respect to the Advances, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin determined as if the Senior Leverage Ratio is greater than 1.25 to 1) which may be applicable to any Advance (irrespective of whether any such type of Advance is actually outstanding hereunder).
          “Depreciation and Amortization” means for any period an amount equal to the sum of all depreciation and amortization expenses of the Company and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.
          “Dollars” or “$” means dollars in lawful currency of the United States of America.
          “Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in North Carolina are authorized or required by law to close.
          “Domestic Subsidiary” means any Subsidiary which is organized under the laws of any state or territory of the United States of America.
          “EBITDA” means and includes, for any Fiscal Quarter for which the amount thereof is to be determined, the sum of (a) Consolidated Net Income for such period; plus, (b) to the extent such amounts were deducted in computing Consolidated Net Income for such period: (i) Consolidated Interest Expense for such period; (ii) franchise taxes (if applicable), income taxes and other taxes measured by income or profits in respect of the Company and its Consolidated Subsidiaries for such period; and (iii) Depreciation and Amortization for such period; all determined on a consolidated basis in accordance with GAAP.
          “Eligible Mortgage Receivable” means a Mortgage Receivable with respect to real property which is not owned by any Eligible Property Owner but is instead mortgaged to an Eligible Mortgage Owner pursuant to a first priority mortgage, first priority deed of trust or first priority deed to secure debt, which Mortgage Receivable meets the following requirements: (a) such Mortgage Receivable was acquired by the Eligible Mortgage Owner within three months of the date such Mortgage Receivable is proposed to be included as a Borrowing Base Asset; (2) in accordance with the terms of the Acquisition, Credit and Collection Policy; and (3) in the

ordinary course of the Company’s business through a mortgage transaction; (b) the Mortgage Receivable Property would have met all of the requirements of an Eligible Property were it owned by, rather than mortgaged to, the Eligible Mortgage Owner and (c) 100% of the membership or other equity interests of such Eligible Mortgage Owner have been pledged pursuant to the Equity Pledge Agreement.
          “Eligible Property” means a Property which satisfies all of the following requirements:
     (a) such Property is located in one of the 48 contiguous states of the United States of America or in the District of Columbia;
     (b) neither such Property, nor any interest of the Company or any Subsidiary thereof (including without limitation any Eligible Property Owner) therein, is subject to any Lien (other than Permitted Liens) or any Negative Pledge;
     (c) such Property is owned by an Eligible Property Owner and is a Wholly Owned Property;
     (d) none of the Company’s direct or indirect ownership interest in such Eligible Property Owner is subject to any Lien or any Negative Pledge (other than any Liens pursuant to the Loan Documents);
     (e) the Company directly, or indirectly through a Wholly Owned Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (A) to create Liens on such Property as security for Debt of the Company, any Loan Parties or such Subsidiary, as applicable and (B) to sell, transfer or otherwise dispose of such Property;
     (f) such Property is free of all structural defects or architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are fully insured against (subject to reasonable and customary deductibles) or are not material to the profitable operation of such Property;
     (g) such Property was acquired: (1) by the Eligible Property Owner within three months of the date such Property is proposed to be included as a Borrowing Base Asset; (2) by the Eligible Property Owner in accordance with the terms of the Acquisition, Credit and Collection Policy; and (3) in the ordinary course of the Company’s business through a sale-leaseback transaction or through a purchase subject to a single tenant lease agreement;

     (h) good and indefeasible fee simple title to such Property is owned by the Eligible Property Owner free and clear of any liens (other than Permitted Liens) and 100% of the membership or other equity interests of such Eligible Property Owner have been pledged pursuant to the Equity Pledge Agreement;
     (i) the tenant (or, in the case of a Property which has been subleased and the Company has underwritten the subtenant in lieu of the tenant, the subtenant): (a) has an internal risk rating of 4 or higher on the Company’s 10 point risk rating scale set forth in the Acquisition, Credit and Collection Policy and (b) is otherwise deemed an Eligible Tenant;
     (j) substantially all of the Property is leased or subleased to an Eligible Tenant pursuant to a lease or sublease substantially in the form previously approved by the Administrative Agent and the Required Lenders, except (1) with respect to Properties acquired by an Eligible Property Owner subject to an existing lease that has not been entered into in contemplation of such sale to the Eligible Property Owner and which is in compliance with the Acquisition, Credit and Collection Policy and except for subleases of nonmaterial portions of the Property which shall not be subject to the requirements of this paragraph and (2) with respect to ground leases.
     (k) each Eligible Tenant is in material compliance with the terms (including without limitation, timely payment of rent) of the lease or sublease and related documents; and
     (l) lease and sublease payments on such Property are in U.S. Dollars.
          “Eligible Property Owner” or “Eligible Mortgage Owner” means (i) any limited liability company which is a Domestic Subsidiary and a Wholly Owned Subsidiary, all of the membership interests (and all other ownership interests) of which are pledged to the Secured Parties pursuant to the Equity Pledge Agreement or (ii) any limited partnership which is a Domestic Subsidiary and a Wholly Owned Subsidiary, and whose general partner is a corporation and a Domestic Subsidiary and a Wholly Owned Subsidiary, all of the limited partnership interests of which limited partnership and all of the stock of the corporate general partner of which limited partnership are pledged to the Secured Parties pursuant to the Equity Pledge Agreement.
          “Eligible Tenant” means on any day with respect to either a Mortgaged Property or a Property which is included as a Borrowing Base Asset, the tenant (or, in the case of a Property which has been subleased and the Company has underwritten the subtenant in lieu of the tenant, the subtenant) obligated to make payments pursuant to a lease or sublease of all or any portion of such Property (which lease or sublease shall be in form and content satisfactory to the Administrative Agent), including any guarantor thereof, that satisfies each of the following requirements at all times: (i) such tenant or subtenant is not a natural person and is a legal operating entity, duly organized and validly existing under the laws of its jurisdiction of organization; (ii) the business of such tenant or subtenant has a Operating History of at least twenty-four (24) months from the date of its incorporation or formation; (iii) such tenant or subtenant is not the subject of any Insolvency Event and such tenant or subtenant has not experienced a material adverse change, in its business, financial condition, operations, properties or prospects since the date of the lease or sublease; (iv) no default, event of default or event which with the giving of notice or the expiration of time would constitute a default or event of default has occurred with respect to any other lease or sublease included within the Collateral to which such tenant or subtenant is a party; (v) such tenant or subtenant is not a Governmental Authority; (vi) such tenant or subtenant is in compliance with all material terms and conditions of such lease or sublease; (vii) such tenant’s or subtenant’s principal office is located in the United States; and (viii) such tenant or subtenant has an internal risk rating of 4 or higher on the Company’s 10 point risk rating scale set forth in the Acquisition, Credit and Collection Policy.
          “Environmental Authority” means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.
          “Environmental Authorizations” means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of a Loan Party or any Subsidiary of a Loan Party required by any Environmental Requirement.
          “Environmental Judgments and Orders” means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.
          “Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.
          “Environmental Liabilities” means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.
          “Environmental Notices” means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.
          “Environmental Proceedings” means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.
          “Environmental Releases” means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.
          “Environmental Requirements” means any legal requirement relating to health, safety or the environment and applicable to a Loan Party, any Subsidiary of a Loan Party or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.
          “Equity Pledge Agreement” means the Amended and Restated Equity Pledge Agreement of even date herewith by the Borrowers in favor of the Administrative Agent for the benefit of the Secured Parties and in substantially the form of Exhibit R hereto, as supplemented by any Addition of New Borrowing Base Assets Agreements delivered to the Administrative Agent pursuant to Section 5.25 of the Credit Agreement from and after the date hereof.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.
          “Euro-Dollar Business Day” means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.
          “Euro-Dollar Advance” means, with respect to any Advance, such Advance during Interest Periods when such Advance bears or is to bear interest at a rate based upon the London Interbank Offered Rate.
          “Euro-Dollar Reserve Percentage” has the meaning set forth in Section 2.6(C).
          “Event of Default” has the meaning set forth in Section 6.1
          “Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to BB&T on such day on such transactions as determined by the Administrative Agent.

          “Financing” shall mean (i) any transaction or series of transactions for the incurrence by a Loan Party of any Debt or for the establishment of a commitment to make advances which would constitute Debt of a Loan Party, which Debt is not by its terms subordinate and junior to other Debt of a Loan Party, (ii) an obligation incurred in a transaction or series of transactions in which assets of a Loan Party are sold and leased back, or (iii) a sale of accounts or other receivables or any interest therein, other than a sale or transfer of accounts or receivables attendant to a sale permitted hereunder of an operating division.
          “Fiscal Quarter” means any fiscal quarter of the Company.
          “Fiscal Year” means any fiscal year of the Company.
          “GAAP” means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.2, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.
          “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator and any accounting board or authority (whether or not a part of the government) which is responsible for the establishment or interpretation of national or international accounting principles.
          “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
          “Guaranteed Obligations” means any and all liabilities, indebtedness and obligations of any and every kind and nature, heretofore, now or hereafter owing, arising, due or payable from either Borrower to the Banks, the Issuing Bank, the Administrative Agent, or any of them, arising under or evidenced by this Agreement, the Notes, the Letter of Credit Agreements, the Collateral Documents or any other Loan Document.
          “Guarantors” shall mean collectively: (a) the Initial Guarantors; (b) all Persons who join this Agreement as Guarantors pursuant to an Addition of New Borrowing Base Assets Agreement. Notwithstanding the foregoing, the term “Guarantors” shall exclude any Initial Guarantor or subsequent Guarantor released from its Guarantee by the Administrative Agent, at the request of the Company, in connection with the refinancing of such Guarantor pursuant to a

Long Term Limited Recourse Mortgage Loan pursuant to Section 2.16 and Section 5.25(C).
          “Hazardous Materials” includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. §6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any “hazardous substance”, “pollutant” or “contaminant”, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.
          “Initial Guarantors” shall mean (i) GCLP Business Trust I, (ii) GCLP Business Trust II, (iii) EE, 208 South Rogers Lane, Raleigh, NC LLC, (iv) OB Midway NC Gladstone Commercial LLC, (v) Pocono PA GCC, LP (f/k/a GCC Pocono LLC), (vi) GCC Norfolk LLC, (vii) COCO04 Austin TX, L.P. (f/k/a Tuscany Austin GCC L.P.), (viii) First Park Ten COCO San Antonio, L.P., (ix) Gladstone Lending LLC, (x) SLEE Grand Prairie, L.P., (xi) WMI05 Hazelwood MO LLC, (xii) HMBF05 Newburyport MA LLC, (xiii) CI05 CLINTONVILLE WI LLC, (xiv) SVMMC05 TOLEDO OH LLC, (xv) NW05 RICHMOND VA LLC, (xvi) 2525 N. Woodlawn VStrm Wichita, KS LLC, and (xvii) MSI05-3 LLC.
          “Insolvency Event” means with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
          “Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
          “Insolvency Proceeding” means any case, action or proceeding before any court or Governmental Authority relating to an Insolvency Event.

          “Interest Coverage Ratio” shall be determined as of the end of each Fiscal Quarter and shall mean the ratio of the funds from operations of all Borrowing Base Asset Owners for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date to interest paid during such period with respect to the Obligations.
          “Interest Payment Date” shall mean: (i) in the case of a Euro-Dollar Advance that is not a Variable Monthly LIBOR Advance, the last date of the applicable Interest Period and, if such Interest Period is longer than three (3) months, at intervals of three (3) months after the first day thereof; (ii) in the case of a Euro-Dollar Advance that is a Variable Monthly LIBOR Advance, the first day of each month; and (iii) in the case of a Base Rate Advance, each Quarterly Payment Date while such Base Rate Advance is outstanding and on the date such Base Rate Advance is repaid or converted to a Euro-Dollar Advance.
          “Interest Period” means: (1) with respect to each Euro-Dollar Borrowing that is not a Variable Monthly LIBOR Advance, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, third or sixth month thereafter, as the requesting Borrower may elect in the applicable Notice of Borrowing; provided that:
     (A) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;
     (B) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (C) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and
     (C) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.
     (D) with respect to each Base Rate Borrowing and each Euro-Dollar Borrowing that is comprised of Variable Monthly LIBOR Advances, a calendar month; provided that the last Interest Period under this Agreement shall end on the Termination Date.
          “Investment” means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.
          “Issuing Bank” shall mean BB&T.
          “Lending Office” means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office)

or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrowers and the Administrative Agent.
          “Letter of Credit” means the letters of credit issued by the Issuing Bank pursuant to Section 2.3(A) and “Letter of Credit” means any one of such Letters of Credit, as any of such letters of credit may be extended, renewed, replaced or amended from time to time.
          “Letter of Credit Advance” means an advance made by the Issuing Bank pursuant to Section 2.3(C).
          “Letter of Credit Agreement” means any agreement entered into by either Borrower and the Issuing Bank pursuant to which a Letter of Credit is issued, as amended, modified or restated from time to time.
          “Lien” means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrowers or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
          “Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Letter of Credit Agreements, the Letters of Credit, any other document evidencing or securing the Advances or the Letters of Credit, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Collateral Documents or the Advances, as such documents and instruments may be amended or supplemented from time to time.
          “Loan Parties” means collectively the Borrowers and each Guarantor that is now or hereafter a party to any of the Loan Documents.
          “London Interbank Offered Rate” has the meaning set forth in Section 2.6(C).
          “Long Term Limited Recourse Mortgage Loan” means a mortgage loan to any Subsidiary from a third party institutional lender for the purpose of financing or refinancing Debt incurred to finance the purchase by said Subsidiary of any Property or Properties, which mortgage loan shall have a term of at least five years, shall be secured by, and, subject to the following sentence, have recourse for payment contractually limited to, the Properties so financed or refinanced. Notwithstanding the foregoing, said mortgage loans (1) may have full recourse to the Subsidiary incurring the Debt and (2) may be guaranteed by the Company with recourse to the Company and its assets, provided that (A) such recourse provisions shall be limited to recourse in the event of breach of Standard Non-recourse Carveouts and (B) except in the case of bankruptcy covenants and covenants with respect to preserving the special purpose entity status of the borrowing Subsidiary, the Company shall use its best efforts to limit recourse to the Company to a “make-whole” for the amount of actual damages and losses (including incidental expenses and amounts) incurred. For purposes hereof, “Standard Non-recourse Carveouts” means (i) the fraud, intentional misrepresentation, gross negligence or willful or knowing misconduct of the borrowing Subsidiary or the Company, including without limitation waste, violation of covenants to preserve the special purpose entity status of the borrowing Subsidiary, misapplication or conversion of insurance proceeds, condemnation proceeds, lease payments or tenant security deposits and like malfeasance; (ii) acts, events and occurrences which relate to environmental matters on the financed Property; and/or (iii) the borrowing Subsidiary and/or its assets becoming the subject of a voluntary or involuntary bankruptcy, insolvency or similar proceeding.
          “Margin Stock” means “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.
          “Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Company and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Banks under the Loan Documents, or the ability of either Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.
          “Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrowers, any Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
          “Mortgages” means, collectively, following the occurrence of an Event of Default and pursuant to Section 2.14(F), all mortgages, deeds of trust, deeds to secure debt and assignments of leases, in each case in form and substance as required by and as satisfactory to the Administrative Agent (with such changes thereto as may be necessitated by state or local law), in each case granting a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in Collateral constituting real property (including certain real property leases) and related personalty, as such documents may be amended, modified or supplemented from time to time.
          “Mortgaged Property” means, collectively, the Trust Property and the Secured Property (each as defined in the Mortgages) owned or acquired by the Company or any Subsidiary, that is or is required to become a Guarantor after the Closing Date pursuant to Section 5.25, the Loan Parties’ interests in which are pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the Mortgaged Property Security Documents.
          “Mortgaged Property Diligence Package” or “Property Diligence Package” shall mean, with respect to any Property, the following: (i) a general description of the Property’s location, market and amenities; (ii) a tenant description; (iii) information with respect to the purchase transaction (including, without limitation, the purchase price, the name of the seller, the date of purchase and other material terms of purchase); (iv) a summary (prepared by the environmental firm) of results of a Phase I environmental assessment and, if reasonably requested by the Administrative Agent, based upon issues identified in the Phase I environmental assessment summary, the full environmental assessment and any additional environmental assessments; (v) a summary of the most recent appraisal prepared within three months of the date the Property was acquired by the Mortgaged Property Owner; (vi) a summary of the principal terms of the lease; (vii) copies of all internal Loan Party analyses or reports relating to the investment in such Property, including without limitation the investment write-up and (viii) such other information reasonably requested by the Administrative Agent, all of such information to be prepared in accordance with the Acquisition, Credit and Collection Policy.
          “Mortgaged Property Owner” means the owner of a fee simple title to either a Mortgaged Property or a Property which is a Borrowing Base Asset.
          “Mortgaged Property Security Documents” means collectively, the Mortgages and Subordination Nondisturbance and Attornment Agreements and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrowers or any Subsidiary shall grant or convey to the Administrative Agent and the Banks a Lien in, or any other Person shall acknowledge any such Lien in, real property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.
          “Mortgaged Property Support Documents” means, for each Mortgaged Property, (i) the Title Policy pertaining thereto, (ii) such appraisals, surveys, flood hazard certifications and environmental assessments thereof as the Administrative Agent may require prepared by recognized experts in their respective fields selected by the Administrative Agent, (iii) as to Mortgaged Properties located in a flood hazard area, such flood hazard insurance as the Administrative Agent may require, (iv) with respect to facilities leased or subleased to third parties, such lessees’ or sublessees’ (in the case of sublessees of any material portion of the Property) estoppel, waiver and consent certificates and subordination, nondisturbance and attornment agreements, (v) such owner’s or lessee’s or sublessees’ (in the case of sublessees of any material portion of the Property) affidavits as the Administrative Agent may require, (vi) such opinions of local counsel with respect to the Mortgages or leasehold mortgages, as applicable, as the Administrative Agent may require, and (vii) such other documentation as the Administrative Agent may reasonably require, in each case as shall be in form and substance reasonably acceptable to the Administrative Agent.
          “Mortgage Receivable” means a promissory note secured by a first priority mortgage, deed of trust or deed to secure debt lien on a Mortgage Receivable Property of which either Borrower or a Guarantor is the holder and retains the rights of collection of all payments thereunder.
          “Mortgage Receivables Pledge Agreement” means, from and after the occurrence of an Event of Default pursuant to Section 2.14(F): (i) a Mortgage Receivables Pledge

Agreement between the Borrowers, the Pledgors thereunder and the Administrative Agent for the benefit of the Secured Parties pledging the Loan Parties’ interest in certain Mortgage Receivables and in form and content satisfactory to the Administrative Agent and (ii) any joinders thereto or any additional Mortgage Receivables Pledge Agreements delivered to the Administrative Agent pursuant to Section 5.25.
          “Mortgage Receivable Property” means any real property in which any Loan Party has a Lien.
          “Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.
          “Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Debt of the Person owning such asset or any other Person.
          “Net Income” means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.
          “Net Proceeds of Capital Securities/Conversion of Debt” means any and all proceeds (whether cash or non-cash) or other consideration received by the Company or a Consolidated Subsidiary in respect of the issuance of Capital Securities (including, without limitation, the aggregate amount of any and all Debt converted into Capital Securities), after deducting therefrom all reasonable and customary costs and expenses incurred by the Company or such Consolidated Subsidiary directly in connection with the issuance of such Capital Securities.
          “Nonrecourse Debt” means with respect to a Person, Debt for borrowed money in respect of which recourse for payment is contractually limited to specific assets of such Person encumbered by a lien securing such Debt provided such contractual limitation to specific assets may include customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to recourse liability.
          “Notes” means the promissory notes of the Borrowers, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrowers to repay the Advances, together with all amendments, consolidations, modifications, renewals and supplements thereto and “Note” means any one of such Notes.
          “Notice of Borrowing” has the meaning set forth in Section 2.2.
          “Obligations” means the collective reference to all indebtedness, obligations and liabilities to the Administrative Agent, the Issuing Bank and the Banks, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Loan Parties under this Agreement, the Notes, the Letter of Credit Agreement or any other Loan Document.
          “Officer’s Certificate” has the meaning set forth in Section 3.1(E).
          “Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement, shareholder agreement or other applicable documents relating to the operation, governance or management of such entity.
          “Operating History” means with respect to any specified Person, the time since the date of such Person’s incorporation or formation that it has continuously operated its business; provided, however, the Operating History of any Person, newly formed as a result of a merger of two or more Persons or as a result of the acquisition of one or more Persons by a newly formed Person (“Merged Parties”) shall be based on the weighted average (by relative sales) of the Operating Histories of the Merged Parties (excluding for such purposes, entities that are created only for the purpose of being acquisition entities), for example, if Corporation A with sales of $10 million has an Operating History of four years and Corporation B with sales of $20 million has an Operating History of eight years, merge to form NEWCO, the Operating History of NEWCO will be 6.67 years.
          “Operating Partnership” means Gladstone Commercial Limited Partnership, a Delaware limited partnership, all of the general and limited partnership interests of which are held directly or indirectly by the Company as of the date hereof.
          “Organizational Action” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.
          “Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.
          “Original Credit Agreement” means that certain Credit Agreement dated as of February 28, 2005, as amended by the First Amendment to Credit Agreement and Waiver dated as of April 21, 2005, as amended by the Second Amendment to Credit Agreement and Loan Documents dated as of July 6, 2005 and as amended by the Amendment to Loan Documents and Waiver under Credit Agreement dated October 20, 2005.
          “Participant” has the meaning set forth in Section 9.7(B).

          “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.
          “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
          “Permitted Liens means those Liens permitted under Section 5.11(B) through Section 5.11(E) and Section 5.11(G).
          “Person” means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.
          “Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.
          “Pledged Equity” shall have the same meaning as the term “Collateral” set forth in the Equity Pledge Agreement.
          “Pledged Mortgage Receivable Diligence Package” or “Mortgage Receivable Diligence Package” means, with respect to any Mortgage Receivable, the following: (i) a general description of the Mortgage Receivable Property’s location, market and amenities; (ii) a mortgagor description; (iii) information with respect to the mortgage transaction; (iv) a summary (prepared by the environmental firm) of results of a Phase I environmental assessment and, if reasonably requested by the Administrative Agent, based upon issues identified in the Phase I environmental assessment summary, the full environmental assessment and any additional environmental assessments; (v) a summary of the most recent appraisal prepared within three months of the date the Mortgage Receivable was acquired by the Pledged Mortgage Receivable Owner; (vi) a summary of the principal terms of the mortgage; (vii) a copy of the mortgage, deed of trust or deed to secure debt in favor of the Loan Party, the original promissory note and any related documents or instruments; (vii) copies of all internal Loan Party analyses or reports relating to the investment in such Mortgage Receivable, including without limitation the investment write-up and (viii) such other information reasonably requested by the Administrative Agent, all of such information to be prepared in accordance with the Acquisition, Credit and Collection Policy.
          “Pledged Mortgage Receivable Owner” or “Mortgage Receivable Owner” means the owner of the mortgagee interest in either a Pledged Mortgage Receivable or a Mortgage Receivable which is a Borrowing Base Asset.

          “Pledged Mortgage Receivables” shall have the same meaning as the term “Collateral” as set forth in the Mortgage Receivables Pledge Agreement.
          “Pledged Mortgage Receivable Security Documents” means the Mortgage Receivables Pledge Agreement, the promissory note and related mortgage, deed of trust or deed to secure debt pledged pursuant thereto and all related documents, instruments and UCC financing statements executed or delivered in connection therewith, including any security agreement, mortgage, assignment of loans, guaranties, note purchase agreement, intercreditor and/or subordination agreement executed by the obligor thereof or by another person on the obligor’s behalf in respect of such Pledged Mortgage Receivables and related promissory note, together with an Assignment of Mortgage and an assignment (which may be by allonge), in blank, signed by an officer of the payee under the respective note.
          “Pledgors” means the pledgor(s) under (i) the Equity Pledge Agreement and (ii) at any time following an Event of Default that a Mortgage Receivables Pledge Agreement is in effect, the Mortgage Receivables Pledge Agreement, either collectively or individually, as the context shall require.
          “Prime Rate” refers to that interest rate so denominated and set by BB&T from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by BB&T. BB&T lends at interest rates above and below the Prime Rate.
          “Properties” means all real property owned, leased or otherwise used or occupied by a Loan Party or any Subsidiary of a Loan Party, wherever located.
          “Pro Rata Share” of any amount means, with respect to any Bank at any time, the product of such amount times a fraction the numerator of which is the amount of such Bank’s Commitment at such time and the denominator of which is the aggregate amount of the Commitments of all of the Banks at such time.
          “Quarterly Payment Date” means March 31, June 30, September 30 and December 31 of each year.
          “Rate Determination Date” has the meaning set forth in Section 2.6(A).
          “Redeemable Preferred Securities” of any Person means any preferred stock or similar Capital Securities (including, without limitation, limited liability company membership interests and limited partnership interests) issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.
          “REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.
          “Required Banks” means at any time Banks having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66-2/3% of the aggregate outstanding principal amount of the Notes, Letter of Credit Advances and Undrawn Amounts.
          “Restricted Payment” means as to any Person (i) any dividend or other distribution on any Capital Securities of such Person (except dividends payable solely in shares of its capital stock), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any Capital Securities of such Person (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire Capital Securities of such Person or (iii) any payment, whether of principal, interest, or otherwise, with respect to any Trust Preferred Debt.
          “Secured Parties” shall mean collectively: (1) the Administrative Agent in its capacity as such under this Agreement, the Collateral Documents and the other Loan Documents; (2) the Banks, (3) the Issuing Bank, in its capacity as such under the Letter of Credit Agreement and this Agreement; and (4) the successors and assigns of the foregoing.
          “Senior Leverage Ratio” means, at any time, the ratio of (i) Consolidated Debt less any Trust Preferred Debt to (ii) Stockholders’ Equity.
          “Stockholders’ Equity” means, at any time, the shareholders’ equity of the Company and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Securities of the Company or any of its Consolidated Subsidiaries. Shareholders’ equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Securities, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.
          “Subordination, Nondisturbance and Attornment Agreement” means, from and after the occurrence of an Event of Default and pursuant to Section 2.14(F), collectively, each of the Subordination, Nondisturbance and Attornment Agreements required to be delivered by each Eligible Tenant pursuant to this Agreement substantially in the form of Exhibit O or in such other form as the Administrative Agent shall approve, as the same may be amended, modified, supplemented or amended and restated from time to time.
          “Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.
          “Taxes” has the meaning set forth in Section 2.12(C).
          “Termination Date” means February 28, 2008.

          “Third Party” means any lessee, sublessee, licensee or other user of any Property, excluding any user of a Property in the ordinary course of the Borrowers’ business and on a temporary basis.
          “Title Policy” means with respect to each Mortgaged Property, the mortgagee title insurance policy (together with such endorsements as the Administrative Agent may reasonably require) issued to the Administrative Agent in respect of such Mortgaged Property by an insurer selected by the Administrative Agent, insuring (in an amount satisfactory to the Administrative Agent) the Lien of the Administrative Agent for the benefit of the Secured Parties on such Mortgaged Property to be duly perfected and first priority, subject only to such exceptions as shall be acceptable to the Administrative Agent.
          “Total Unused Commitments” means at any date, an amount equal to: (A) the aggregate amount of the Commitments of all of the Banks at such time, less (B) the sum of: (i) the aggregate outstanding principal amount of the Advances of all of the Banks at such time; (ii) the aggregate outstanding principal amount of all Letter of Credit Advances; and (iii) the aggregate Undrawn Amounts.
          “Transferee” has the meaning set forth in Section 9.7(D).
          “Trust Preferred Debt” means notes or debentures of the Company or any Subsidiary issued and payable to a Trust Preferred Subsidiary in connection with said Trust Preferred Subsidiary’s issuance of Trust Preferred Stock and subordinated to the Obligations in accordance with Section 5.28(f).
          “Trust Preferred Stock” means preferred stock issued by a Trust Preferred Subsidiary.
          “Trust Preferred Subsidiary” means a Subsidiary organized as a Delaware statutory trust for the purpose of raising capital through the issuance of Trust Preferred Stock.
          “Undrawn Amount” means, with respect to any Letter of Credit, at any time, the maximum amount available to be drawn under such Letter of Credit at such time and “Undrawn Amounts” means, at any time, the sum of all Undrawn Amounts at such time.
          “Unused Commitment” means at any date, with respect to any Bank, an amount equal to its Commitment less the sum of: (i) aggregate outstanding principal amount of its Advances; (ii) such Bank’s Pro Rata Share of the aggregate outstanding principal amount of all Letter of Credit Advances; and (ii) such Bank’s Pro Rata Share of the Undrawn Amounts.
          “Variable Monthly LIBOR Advance” means any Advance designated by the Borrowers in a Notice of Borrowing as a Variable Monthly LIBOR Advance and during an Interest Period when such Advance bears or is to bear interest at a rate based upon the London Interbank Offered Rate.
          “Wholly Owned Property” means an Eligible Property which is wholly owned in fee simple by an Eligible Property Owner.

          “Wholly Owned Subsidiary” means any Subsidiary all of the shares of capital stock or other ownership interests of which are at the time directly or indirectly owned by the Company.
     Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Administrative Agent for distribution to the Banks, unless with respect to any such change concurred in by the Company’s independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.1 hereof, shall mean the financial statements referred to in Section 4.4).
     Section 1.3 Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.
     Section 1.4 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
     Section 1.5 References. Unless otherwise indicated, references in this Agreement to “Articles”, “Exhibits”, “Schedules”, and “Sections” are references to articles, exhibits, schedules and sections hereof.
ARTICLE II
THE CREDITS
     Section 2.1 Commitments to Make Advances.
     (A) Each Bank severally agrees, on the terms and conditions set forth herein, to make Advances to the Borrowers from time to time before the Termination Date; provided that, immediately after each such Advance is made, the aggregate outstanding principal amount of Advances by such Bank together with such Bank’s Pro Rata Share of the aggregate outstanding principal amount of all Letter of Credit Advances and Undrawn Amounts shall not exceed the amount of the Commitment of such Bank at such time, provided further that the aggregate principal amount of all Advances, together with the aggregate principal amount of all Letter of Credit Advances and Undrawn Amounts, shall not exceed the lesser of: (i) the aggregate amount of the Commitments of all of the Banks at such time, and (ii) the Borrowing Base. Each Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $100,000 (except that any such Borrowing may be in the aggregate amount of the Total Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Advances and reborrow under this Section at any time before the Termination Date.
     (B) Subject to the terms and conditions set forth herein, the Borrowers shall have the right, at any time from the Closing Date until the Termination Date, to increase the total Commitments by an amount up to $32,500,000 (for a total Commitment, assuming no reductions, of $100,000,000) in the aggregate. The following terms and conditions shall apply to any such increase: (i) any such increase shall be obtained from existing Banks or from other banks or other financial institutions, in each case in accordance with the terms set forth below, (ii) the Commitment of any Bank may not be increased without the prior written consent of such Bank, (iii) any increase in the aggregate Commitments shall be in a minimum principal amount of $5,000,000, (iv) the Loan Parties and Banks shall execute an acknowledgement (or in the case of the addition of a bank or other financial institution not then a party to this Agreement, a joinder agreement) in form and content satisfactory to the Administrative Agent to reflect the revised Commitments, (the Banks do hereby agree to execute such acknowledgement (or joinder agreement) unless the acknowledgement purports to increase the Commitment of a Bank without such Bank’s consent), (v) the Borrowers shall execute such Notes as are necessary to reflect the increase in the Commitments, (vi) if any Advances are outstanding at the time of any such increase, the Borrowers shall make such payments and adjustments on the Advances (including payment of any break-funding amount owing under Section 8.5) as necessary to give effect to the revised commitment percentages and outstandings of the Banks, (vii) the Borrowers may solicit commitments from banks and other financial institutions that are not then a party to this Agreement so long as such banks and other financial institutions are reasonably acceptable to the Administrative Agent and execute a joinder agreement in form and content satisfactory to the Administrative Agent, and (viii) the conditions set forth in Section 3.2 shall be true and correct. The amount of any increase in the Commitments hereunder shall be offered first to the existing Banks, and in the event the additional commitments which existing Banks are willing to take shall exceed the amount requested by the Borrowers, such excess shall be allocated in proportion to the commitments of such existing Banks willing to take additional commitments. If the amount of the additional commitments requested by the Borrowers shall exceed the additional commitments which the existing Banks are willing to take, then the Borrowers may invite other banks and financial institutions reasonably acceptable to the Administrative Agent to join this Agreement as Banks hereunder for the portion of commitments not taken by existing Banks, provided that such other banks and financial institutions shall enter into such joinder agreements to give effect thereto as the Administrative Agent and the Borrowers may reasonably request. Unless otherwise agreed by the Administrative Agent and the Banks, the terms of any increase in the total Commitments shall be the same as those in effect prior to any increase; provided, however, that should the terms of the increase agreed to be other than those in effect prior to the increase, then the Loan Documents shall be amended to the extent necessary to incorporate any such different terms.
Section 2.2 Method of Borrowing Advances.
     (A) The Borrowers shall give the Administrative Agent notice in the form attached hereto as Exhibit A (a “Notice of Borrowing”) prior to 11:00 A.M. (Winston-Salem, North Carolina time) on the Domestic Business Day of each Borrowing, specifying:
     (i) the date and Borrower of such Borrowing;
     (ii) the aggregate amount of such Borrowing; and
     (iii) the Interest Period, if any, for any Euro-Dollar Advance or if such Borrowing is intended to be Variable Monthly LIBOR Advances; provided that: (a) the Borrowers may not have more than six Euro-Dollar Advances with fixed interest periods outstanding at any one time; and (b) unless otherwise specified, a Borrowing shall be deemed a Variable Monthly LIBOR Advance.
     (B) Except as provided in Section 2.2(D)of this Agreement, upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrowers.
     (C) Except as provided in Section 2.2(D)of this Agreement, not later than 1:00 P.M. (Winston-Salem, North Carolina time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Winston-Salem, North Carolina, to the Administrative Agent at its address referred to in or specified pursuant to Section 9.1 Unless the Administrative Agent determines that any applicable condition specified in ARTICLE III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the requesting Borrower at the Administrative Agent’s address in Winston-Salem, North Carolina not later than 2:00 p.m. (Winston-Salem, North Carolina time). Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent’s address referred to in Section 9.1, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Borrowing stating that such Bank will not make an Advance in connection with such Borrowing, the Administrative Agent shall be entitled to assume that such Bank will make an Advance in connection with such Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank’s ratable share of such Borrowing to the requesting Borrower for the account of such Bank. If the Administrative Agent makes such Bank’s ratable share available to the requesting Borrower and such Bank does not in fact make its ratable share of such

Borrowing available on such date, the Administrative Agent shall be entitled to recover such Bank’s ratable share from such Bank or such Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrowers maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate set forth in Section 2.6 for each such day during such period, provided that any such payment by either Borrower of such Bank’s ratable share and interest thereon shall be without prejudice to any rights that such Borrower may have against such Bank. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Advance included in such Borrowing for purposes of this Agreement.
     (D) At the Administrative Agent’s option and to facilitate the efficient administration of this Agreement, the Administrative Agent shall be entitled to make settlements and adjustments on a weekly basis provided that: (1) all Borrowings, Advances and all payments of principal with respect to such Borrowings and Advances shall be shared by the Banks ratably in proportion to their Commitments and in accordance with this Agreement; and (2) all funds advanced by the Administrative Agent under this Agreement and all funds received by the Administrative Agent under this Agreement shall be made or received, as the case may be, by the Administrative Agent, as agent on behalf of the Banks and shall not constitute separate loans or advances made by the Administrative Agent. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent’s address referred to in Section 9.1, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Borrowing stating that such Bank will not make an Advance in connection with such Borrowing, the Administrative Agent may assume that each Bank will make an Advance in connection with each Borrowing and, in reliance on such assumption, the Administrative Agent may make available such Bank’s ratable share of such Borrowing to the requesting Borrower for the account of such Bank. No later than 11:00 A.M. (Winston-Salem, North Carolina time) on Friday of each week the Administrative Agent shall advise each Bank of its ratable share of the Borrowings and payments made or received by the Administrative Agent for the period ending on the immediately preceding Wednesday. No later than 2:00 P.M. (Winston-Salem, North Carolina time) on such Friday the Administrative Agent and Banks shall effect payments (and credits) so that all Borrowings, Advances and payments with respect to the Borrowings and Letters of Credit are shared by the Banks ratably; provided, however, at any time, upon the request of the Administrative Agent, each Bank shall make its ratable share of any Borrowing available to the Administrative Agent on demand but in no event later than one Domestic Business Day following the Administrative Agent’s demand; and (2) the Administrative Agent shall be entitled to recover such Bank’s ratable share of each Borrowing from such Bank, together with interest thereon for each day during the period from the date of any such demand until such sum shall be paid in full at a rate per annum equal to the rate set forth in Section 2.6. Each Bank’s obligation under this Section 2.2(D)shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against the Administrative Agent requesting such adjustment or payment or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitment; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers, any Guarantor or any other Person; (iv) any breach of this Agreement or any of the other Loan Documents by the Borrowers, any Guarantor or any other Bank; or (v) any other circumstance, happening or event whatsoever whether or not similar to any of the foregoing.
Section 2.3 Letters of Credit.
     (A) The Issuing Bank may, from time to time upon request of either Borrower, in its sole discretion issue Letters of Credit for the account of such Borrower, subject to satisfaction of the conditions referenced in Section 3.3.
     (B) Each Letter of Credit shall be subject to the provisions of this Agreement and to the provisions set forth in the Letter of Credit Agreement executed by the Borrower for whose account it is issued in connection with the issuance of such Letter of Credit. The Borrowers agrees to promptly perform and comply with the terms and conditions of each Letter of Credit Agreement.
     (C) The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement a Letter of Credit Advance in the amount of such draft. Upon written demand by the Issuing Bank, with a copy to the Administrative Agent, each Bank shall purchase from the Issuing Bank, and the Issuing Bank shall sell to each Bank, a participation interest in such Letter of Credit Advance equal to such Bank’s Pro Rata Share of such Letter of Credit Advance as of the date of such purchase, by making available to the Administrative Agent for the account of the Issuing Bank, in Federal or other funds immediately available an amount equal to such Bank’s Pro Rata Share of the outstanding principal amount of such Letter of Credit Advance. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrowers hereby agree to each such sale and purchase of participation interests in Letter of Credit Advances outstanding from time to time. Each Bank agrees to purchase its participation interest in an outstanding Letter of Credit Advance on (i) the Domestic Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 1:00 P.M. (Winston-Salem, North Carolina time) on such Domestic Business Day or (ii) the first Domestic Business Day next succeeding the date of such demand if notice of such demand is given after 1:00 P.M. (Winston-Salem, North Carolina time) on any Domestic Business Day. The Issuing Bank makes no representation or warranty and assumes no responsibility with respect to any sale and purchase of a participation interest in any Letter of Credit Advance. If and to the extent that any Bank shall not have so made the amount available to the Administrative Agent in connection with its purchase of a participation interest in any Letter of Credit Advance, such Bank agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank, until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for the account of the Issuing Bank.

     (D) The obligation of each Bank to purchase a participation interest in any Letter of Credit Advance pursuant to Section 2.3(C)shall be unconditional and shall not be affected by the existence of any Default, the failure to satisfy any condition set forth in Section 3.1, Section 3.2 or Section 3.3 or the termination of the Commitments (whether by the Borrowers pursuant to Section 2.8 or by the Administrative Agent pursuant to Section 6.1 or otherwise).
     (E) The Issuing Bank shall furnish (A) to the Administrative Agent and each Bank on the tenth Domestic Business Day of each April, July, October and January, a written report summarizing the issuance and expiration dates of Letters of Credit issued during the preceding calendar quarter and (B) to the Administrative Agent and each Bank upon request a written report setting forth the aggregate Undrawn Amounts.
     (F) The failure of any Bank to purchase a participation interest in any Letter of Credit Advance shall not relieve any other Bank of its obligation hereunder to purchase its participation interest in any Letter of Credit Advance on such date, but no Bank shall be responsible for the failure of any other Bank to so purchase a participation interest on such date.
     (G) The Borrower for whom any Letter of Credit is issued shall pay to the Administrative Agent for the account of each Bank that has purchased a participation interest in a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of such Letter of Credit Advance. The Administrative Agent will promptly distribute to each Bank its ratable share of any payment of principal of or interest on any Letter of Credit Advance received by the Administrative Agent; provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Bank will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it.
     (H) The Issuing Bank will notify the Borrower for whom any Letter of Credit is issued and the Administrative Agent promptly of the presentment for payment of any Letter of Credit, together with notice of the date such payment shall be made, and the Administrative Agent promptly will notify the Banks of such matters.
     Section 2.4 Notes. The Advances of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank’s Commitment. Upon receipt of each Bank’s Note pursuant to Section 3.1, the Administrative Agent shall deliver such Note to such Bank. Each Bank shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Advance made by it, the date and amount of each payment of principal made by the Borrowers with respect thereto and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank’s Note; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrowers hereunder or under the Note or the ability of any Bank to assign its Note. Each Bank is hereby irrevocably authorized by the Borrowers so to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.
     Section 2.5 Maturity of Advances. Each Advance included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, subject to Section 6.1, on the Termination Date.
     Section 2.6 Interest Rates.
     (A) “Applicable Margin” shall be determined quarterly based upon the Senior Leverage Ratio (calculated as of the last day of each Fiscal Quarter), as follows:

	Euro-Dollar Advances	Base
Senior Leverage Ratio	and Letters of Credit	Rate Advances

Greater than 1.25
but less than or equal to 1.75	2.50%	0

Greater than .75
but less than or equal to 1.25	2.25%	0

Less than or equal to .75	2.00%	0
          The Applicable Margin shall be effective as of the date (herein, the “Rate Determination Date”) which is the first day of the first calendar month after the day the Administrative Agent receives the quarterly financial statements for the Fiscal Quarter which the foregoing ratio is being determined and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is the first day of the first calendar month after the day the Administrative Agent receives the quarterly financial statements for the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, such Applicable Margin shall be redetermined based upon the annual audited financial statements for the Fiscal Year ending on the last day of such final Fiscal Quarter, and if such Applicable Margin as so redetermined shall be different from the Applicable Margin for such date determined on the Rate Determination Date for such fourth Fiscal Quarter, such redetermined Applicable Margin shall be effective retroactive to the Rate Determination Date, and the Borrowers, the Administrative Agent and the Banks, as applicable, shall within 10 days of such redetermination, make a payment (in the case of amounts owing by the Borrowers to the Banks) or provide a credit applicable to future amounts payable by the Borrowers hereunder (in the case of amounts owing by the Banks to the Borrowers) equal to the difference between the interest and letter of credit fees actually paid under this Agreement and the interest and letter of credit fees that would have been paid under this Agreement had the Applicable Margin as originally determined been equal to the Applicable Margin as redetermined, and (iii) if on any Rate Determination Date the Borrowers shall have failed to deliver to the Administrative Agent for delivery to the Banks the financial statements required to be delivered pursuant to Section 5.1(A) or Section 5.1(B) with respect to the Fiscal

Year or Fiscal Quarter, as the case may be, most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the earlier of (A) the date on which the Borrowers shall deliver to the Administrative Agent for delivery to the Banks the financial statements to be delivered pursuant to Section 5.1(B) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, or (B) the date on which the Borrowers shall deliver to the Administrative Agent for delivery to the Banks annual financial statements required to be delivered pursuant to Section 5.1(A) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Advances shall bear interest at a rate per annum determined as if the Senior Leverage Ratio was more than 1.25 at all times during such period; provided that at the election of the Required Banks, the principal amount of the Advances shall bear interest at the Default Rate. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to the Advances and in the fees applicable to each Letter of Credit outstanding on such Rate Determination Date; provided, that no Applicable Margin shall be decreased pursuant to this Section 2.6 if a Default is in existence on the Rate Determination Date.
     (B) During each Interest Period in which an Advance is a Base Rate Advance, such Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day during the applicable Interest Period, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin for Base Rate Advances. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Advance shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.
     (C) During each Interest Period in which an Advance is a Euro-Dollar Advance, such Euro-Dollar Advance shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of: (1) the Applicable Margin for Euro-Dollar Advances, plus (2) the applicable Adjusted Monthly Libor Index for such Interest Period. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Advance shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.
          The “Adjusted Monthly Libor Index” applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.
          The “London Interbank Offered Rate” applicable to any Euro-Dollar Advance means for the Interest Period of such Euro-Dollar Advance the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Advance offered for a term comparable to such Interest Period, which rate appears on the display designated as Page “3750” of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Banker’s Association for the purpose of displaying London Interbank Offered Rates for U.S. dollar deposits) determined as of 11:00 a.m. London, England time, on the first day of such Interest Period or on the immediately preceding Euro-Dollar Business Day if the first day of such Interest Period is not a Euro-Dollar Business Day.
          “Euro-Dollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on such Euro-Dollar Advance is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted Monthly Libor Index shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.
     (D) The Advances shall at all times be Euro-Dollar Advances unless the Advances are to be a Base Rate Advance pursuant to ARTICLE VIII herein. Interest shall be payable for each Interest Period on the Interest Payment Date applicable to such Interest Period; provided that: (1) all accrued unpaid interest on the Advances shall be paid in full on the Termination Date; and (2) should the Commitment be terminated at any time prior to the Termination Date for any reason, any and all accrued unpaid interest shall be paid on the date of such termination.
     (E) Each Letter of Credit Advance shall bear interest on the outstanding principal amount thereof, payable on demand, for each day from the date such Letter of Credit Advance is made until paid in full at a rate per annum equal to the Default Rate.
     (F) The Administrative Agent shall determine each interest rate applicable to the Advances hereunder. The Administrative Agent shall give prompt notice to the Borrowers and the Banks by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
     (G) After the occurrence and during the continuance of a Default, the principal amount of the Advances (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate; provided, however, that automatically whether or not the Required Banks elect to do so, any overdue principal of and, to the extent permitted by law, overdue interest on the Advances shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate.
     Section 2.7 Fees.
     (A) The Borrowers shall pay to the Administrative Agent for the ratable account of each Bank an unused commitment fee equal to the product of: (i) the aggregate of the daily average amounts of such Bank’s Unused Commitment, times (ii) a per annum percentage equal to ..250%. Such unused commitment fee shall accrue from and including the Closing Date to and including the Termination Date. Unused commitment fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid fee shall be paid on the date of such termination.
     (B) The Borrowers shall pay to the Administrative Agent for the ratable account of each Bank, with respect to each Letter of Credit, a per annum letter of credit fee (the “Letter of Credit Fee”) equal to the product of: (i) the aggregate average daily Undrawn Amounts, times (ii) a per annum percentage equal to the Applicable Margin for Letters of Credit (determined in accordance with Section 2.6(A)hereof). Such Letter of Credit Fees shall be payable in arrears for each Letter of Credit on each Quarterly Payment Date during the term of each respective Letter of Credit and on the termination thereof (whether at its stated expiry date or earlier).
     (C) The Borrowers shall pay to the Administrative Agent for the account of the Issuing Bank a facing fee (the “ Facing Fee”) with respect to each Letter of Credit equal to the product of: (i) the face amount of such Letter of Credit, times (ii) one-eighth (1/8th) of one percent (0.125%). Such Facing Fee shall be due and payable on such date as may be agreed upon by the Issuing Bank and the Borrowers. The Borrowers shall pay to the Issuing Bank, for its own account, transfer fees, drawing fees, modification fees, extension fees and such other fees and charges as may be provided for in any Letter of Credit Agreement or otherwise charged by the Issuing Bank. No Bank shall be entitled to any portion of the Facing Fees or any other fees payable by the Borrowers to the Issuing Bank pursuant to this Section 2.7(C).
     (D) The Borrowers shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Administrative Agent’s Letter Agreement.
     Section 2.8 Optional Termination or Reduction of Commitments. The Borrowers may, upon at least 3 Domestic Business Days’ irrevocable notice to the Administrative Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $1,000,000 or any larger multiple of $1,000,000, the Commitments; provided, however: (1) each termination or reduction, as the case may be, shall be permanent and irrevocable; (2) no such termination or reduction shall be in an amount greater than the Total Unused Commitments on the date of such termination or reduction; and (3) no such reduction pursuant to this Section 2.8 shall result in the aggregate Commitments of all of the Banks to be reduced to an amount less than $50,000,000, unless the Commitments are terminated in their entirety, in which case all accrued fees (as provided under Section 2.7) shall be payable on the effective date of such termination.
     Section 2.9 Mandatory Reduction and Termination of Commitments. The Commitments shall terminate on the Termination Date and any Advances and if demand had not been earlier made Letter of Credit Advances then outstanding (together with accrued interest thereon) shall be due and payable on such date.
     Section 2.10 Optional Prepayments.

     (A) The Borrowers may prepay the Advances in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000.00, or any larger multiple of $100,000 (or lesser amount if such amount constitutes the entire outstanding Advances), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and any payments due under Section 8.5. Other than any payment due under Section 8.5, prepayments shall not be subject to any penalty or premium. Each such optional prepayment shall be applied to prepay ratably the Advances of the several Banks.
     (B) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrowers.
Section 2.11 Mandatory Prepayments.
     (A) On each date on which the Commitments are reduced or terminated pursuant to Section 2.8 or Section 2.9, the Borrowers shall repay or prepay such principal amount of the outstanding Advances, if any (together with interest accrued thereon and any amounts due under Section 8.5(A)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Advances, together with the aggregate principal amount of all Letter of Credit Advances and Undrawn Amounts does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied ratably to the Advances of the several Banks.
     (B) In the event that: (1) the aggregate principal amount of all Advances, together with the aggregate principal amount of Letter of Credit Advances and Undrawn Amounts at any one time outstanding shall at any time exceed the Borrowing Base; or (2) the aggregate principal amount of all Advances, together with the aggregate principal amount of the Letter of Credit Advances and Undrawn Amounts at any one time outstanding shall at any time exceed the aggregate amount of the Commitments of all of the Banks at such time, the Borrowers shall immediately repay so much of the Advances as is necessary in order that: (1) the aggregate principal amount of the Advances thereafter outstanding, together with the aggregate principal amount of the Letter of Credit Advances and Undrawn Amounts shall not exceed the Borrowing Base; and (2) the aggregate principal amount of the Advances thereafter outstanding, together with the aggregate principal amount of the Letter of Credit Advances and Undrawn Amounts shall not exceed the aggregate amount of the Commitments of all of the Banks at such time.
Section 2.12 General Provisions as to Payments.
     (A) The Borrowers shall make each payment of principal of, and interest on, the Advances and of fees hereunder, not later than 11:00 A.M. (Winston-Salem, North Carolina time) on the date when due, in Federal or other funds immediately available in Winston-Salem, North Carolina, to the Administrative Agent at its address referred to in Section 9.1. Subject to the terms of Section 2.2(D), the Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the

Administrative Agent for the account of the Banks; provided that payments of interest shall be distributed by the Administrative Agent within three Domestic Business Days of the date such payment is received by the Administrative Agent for the account of the Banks.
     (B) Whenever any payment of principal of, or interest on, the Advances or of fees shall be due on a day which is not a Domestic Business Day (including, without limitation, any payments pursuant to Section 2.2(C) and Section 2.2(D)), the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
     (C) All payments of principal, interest and fees and all other amounts to be made by the Borrowers pursuant to this Agreement with respect to any Advance or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank’s applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being “Taxes”). In the event that either Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Advance or fee or other amount, such Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of any Advance or fee relating thereto, the Borrowers shall furnish any Bank, at such Bank’s request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrowers fail to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrowers hereby agree to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrowers’ failure to provide evidence of tax payments or tax exemption.
          In the event any Bank receives a refund of any Taxes paid by the Borrowers pursuant to this Section 2.12, it will pay to the paying Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrowers shall promptly repay to it the amount of such refund.

          Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.12 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.
     Section 2.13 Computation of Interest and Fees. Interest on the Advances shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Facility fees, unused commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).
     Section 2.14 Eligibility of Properties and Mortgage Receivables.
     (A) Initial Eligible Properties and Initial Eligible Mortgage Receivables. As of the date hereof, the Administrative Agent and Banks have approved for inclusion in calculations of the Borrowing Base, the Eligible Properties and the Eligible Mortgage Receivables identified on Schedule 2.14, as well as the Borrowing Base Value attributable to each such Eligible Property and Eligible Mortgage Receivable as set forth on Schedule 2.14.
     (B) Additional Eligible Properties and Additional Eligible Mortgage Receivables. If after the Closing Date the Borrowers desire that any additional Property or Mortgage Receivable be included in calculations of the Borrowing Base, the Borrowers shall so notify the Administrative Agent and the Banks in writing. No Property or Mortgage Receivable will be included in calculations of the Borrowing Base unless and until the Borrowers deliver to the Administrative Agent for delivery to each Bank all of the following, in form and substance satisfactory to the Administrative Agent and Required Banks, and unless such Property or Mortgage Receivable has otherwise satisfied the terms of this Agreement and the other Loan Documents:
          (i) A Property Diligence Package or Mortgage Receivable Diligence Package, as the case may be, with respect to the Property or Mortgage Receivable that the Borrowers propose to include in the Borrowing Base;
          (ii) A certificate, substantially in the form of Exhibit D of the Chief Financial Officer of the Company certifying: (1) the Property or Mortgage Receivable that the Borrowers propose to include in calculations of the Borrowing Base satisfies all of the requirements contained in the definition of “Eligible Property” or “Eligible Mortgage Receivable”, as the case may be, and (2) whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action the Loan Parties are taking or propose to take with respect thereto; and
          (iii) Such other information as the Administrative Agent or any Bank may reasonably request in order to evaluate the Property or Mortgage Receivable.

          If, after receipt and review of all of the foregoing documents and information, the Administrative Agent or any Bank rejects such Property or Mortgage Receivable as a Borrowing Base Asset, the Administrative Agent or any such Bank, as the case may be, will so notify the Borrowers, the Administrative Agent and each Bank within 5 Domestic Business Days after receipt of all of such documents and information. If the Administrative Agent and Banks do not give such notice within such time period, such Property or Mortgage Receivable shall be included as a Borrowing Base Asset; provided, however, no presumption shall exist that a Property or Mortgage Property once included within the Borrowing Base or classified as an “Eligible Property” or “Eligible Mortgage Receivable”, as the case may be, shall continue to be so included or classified. In order that a Property or Mortgage Receivable be considered a Borrowing Base Asset and included within the calculation of the Borrowing Base, such Property or Mortgage Receivable must at all times satisfy the requirements contained in the definition of “Eligible Property” or “Eligible Mortgage Receivable”, as the case may be. The Administrative Agent and the Required Banks shall determine whether to consider such Property or Mortgage Receivable as a Borrowing Base Asset in their reasonable discretion.
     (C) Nonconforming Properties. If the Administrative Agent or any Bank advises the Borrowers that any Property or Mortgage Receivable shall not be considered a Borrowing Base Asset, or if the Administrative Agent or any Bank advises the Borrowers that a Property or Mortgage Receivable which the Borrowers want to have included in calculations of the Borrowing Base does not satisfy the requirements of an Eligible Property or Eligible Mortgage Receivable, as the case may be, then the Administrative Agent, upon written request of the Borrowers shall request that the Banks reconsider whether such Property or Mortgage Receivable shall be included as a Borrowing Base Asset. In connection therewith, the Borrowers shall deliver the information required by the immediately preceding subsection (b) (together with such updated or supplemental information as the Borrowers may elect) to the Administrative Agent who shall promptly deliver such information to each of the Banks. Within 10 Domestic Business Days after the date on which the Administrative Agent has delivered such request to the Banks and all of the items referred to in the immediately preceding subsection (b), each Bank shall notify the Administrative Agent in writing whether or not such Bank approves such Property or Mortgage Receivable as a Borrowing Base Asset. If a Bank fails to give such notice within such time period, such Bank shall be deemed to have approved such Property or Mortgage Receivable as a Borrowing Base Asset. A Property shall become a Borrowing Base Asset under this Section 2.14(C) only upon the approval of the Required Banks.
     (D) Documents with Respect to Guarantor and Property. Upon the approval of a Property or Mortgage Receivable as a Borrowing Base Asset, the Borrowers shall deliver to the Administrative Agent a duly executed Addition of Borrowing Base Assets Agreement with respect to such new Borrowing Base Assets, and, to the extent any securities pledged thereunder are certificated, such original certificates, together with transfer powers executed in blank. Until such time as the Administrative Agent shall have received the items referred to in the foregoing sentence with respect to any Guarantor or

Property or Mortgage Receivable, the Borrowing Base Value of any such Borrowing Base Asset shall be $0.
     (E) Disqualification of Borrowing Base Assets. If at any time from or after the inclusion of a Borrowing Base Asset in the Borrowing Base, any event or occurrence, including any refinancing pursuant to a Long Term Limited Recourse Mortgage Loan, causes any such Borrowing Base Asset to fail to meet the requirements of the definition of Eligible Property or Eligible Mortgage Receivable, as the case may be, then the Borrowing Base Value of such Borrowing Base Asset shall immediately be deemed $0 and the Borrowing Base shall be recalculated accordingly. Borrowers shall promptly notify the Administrative Agent of any such event or occurrence and, to the extent so required, make any prepayment pursuant to Section 2.11(B).
     (F) Delivery of Real Property Security Documents upon and following an Event of Default. At any time following the occurrence and during the continuance of an Event of Default, upon Administrative Agent’s request, the Borrowers shall, or shall cause any other Loan Party or Subsidiary to, as soon as practicable, deliver to the Administrative Agent, to the extent not previously delivered to the Administrative Agent, Mortgaged Property Security Documents, Mortgaged Property Support Documents and Pledged Mortgage Receivable Security Documents, as applicable, with respect to each Borrowing Base Asset, together with, to the extent not included in the foregoing definitions or not previously provided, the following items:
          (i) to the extent that an opinion of local counsel in the applicable state has not been previously provided with respect to another Property in the same state, receipt by the Administrative Agent of an opinion of local counsel satisfactory to the Administrative Agent and substantially in the form of the opinion of local counsel set forth in Exhibit P hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or any Bank may reasonably request;
          (ii) receipt by the Administrative Agent of all documents which the Administrative Agent or any Bank may reasonably request relating to the existence of each new Loan Party, the authority for and the validity of this Agreement, the Notes and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including without limitation a certificate of incumbency of each Loan Party (the “Officer’s Certificate”), signed by the Secretary or an Assistant Secretary of the respective Loan Party, substantially in the form of Exhibit J hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party, authorized to execute and deliver the Loan Documents, and certified copies of the following items: (a) the Loan Party’s Organizational Documents (said Organizational Documents to be in substantially the form of those of the Initial Guarantors); (b) the Loan Party’s Operating Documents (said Operating Documents to be in substantially the form of those of the Initial Guarantors); (c) a certificate of the Secretary of State of such Loan Party’s State of organization as to the good standing of such Loan Party, and (d) the Organizational Action taken by the Board of Directors of the Loan Party authorizing the Loan Party’s execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Loan Party is a party;
          (iii) receipt by the Administrative Agent of the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Borrowers and Guarantors in the states (or other jurisdictions) in which the Borrowers and Guarantors are organized, the chief executive office of each such Person is located, any offices of such persons in which records have been kept relating to Collateral described in the Collateral Documents and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens other than Permitted Liens indicated in any such financing statement (or similar document) have been released or subordinated to the satisfaction of Administrative Agent; and
          (iv) such other documents or items as the Administrative Agent, the Banks or their counsel may reasonably request to better evidence, protect or perfect its security interest.
The Loan Parties shall, jointly and severally, pay all expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent in connection with any actions taken, documents prepared or filings made in connection with this Section 2.14. During any period in which the Administrative Agent requires the delivery of real property security documents pursuant to this Section 2.14(F), said requirement shall be applicable to all future additions of new Borrowing Base Assets.
     Section 2.15 Release of Guarantees, Pledged Equity and Properties. From time to time the Borrowers may request, upon not less than five (5) Domestic Business Days prior written notice to the Administrative Agent, that an Eligible Property or an Eligible Mortgage Receivable be no longer considered a Borrowing Base Asset and, if such Borrowing Base Asset is being refinanced pursuant to a Long Term Limited Recourse Mortgage Loan, that the related guarantee by the Borrowing Base Asset Owner and pledge of the equity interests in said Borrowing Base Asset Owner be released. Such release (the “Borrowing Base Asset Release”) shall be effected by the Administrative Agent (and if such Property or Mortgage Receivable is a Mortgaged Property or Pledged Mortgage Receivable pursuant to Section 2.14(F), the further release of any related Mortgaged Property Security Documents or Pledged Mortgage Receivable Security Documents) pursuant to a release in substantially the form of Exhibit F hereto, if the Administrative Agent determines all of the following conditions are satisfied as of the date of such Borrowing Base Asset Release:
     (A) No Default or Event of Default exists or will exist immediately after giving effect to such Borrowing Base Asset Release and the reduction in the Borrowing Base by reason of the release of such Borrowing Base Asset; and
     (B) The Borrowers shall have delivered to the Administrative Agent a Borrowing Base Certificate and Compliance Certificate demonstrating on a pro forma basis, and the Administrative Agent shall have determined to its satisfaction, that the outstanding principal balance of the Advances, will not exceed the Borrowing Base after giving effect to such request and any prepayment to be made and/or the acceptance of any Property or Mortgage Receivable as an additional or replacement Borrowing Base Asset to be given concurrently with such request and that the Loan Parties will be in compliance with this Agreement after giving effect to the Borrowing Base Asset Release.
The Loan Parties shall, jointly and severally, pay all expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent in connection with any actions taken, documents prepared or filings made in connection with this Section 2.15.
     Section 2.16 Frequency of Calculations of Borrowing Base. Initially, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered under Section 3.1. Thereafter, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered from time to time under this Agreement; provided, however that no presumption shall exist that a Property or Mortgage Receivable once included within the Borrowing Base or classified as an “Eligible Property” or “Eligible Mortgage Receivable” shall continue to be so included or classified.
Section 2.17 Joint and Several Liability.
     (A) The Borrowers are accepting the joint and several liability provided for hereunder in consideration of the financial accommodations provided and to be provided by the Administrative Agent and Banks under this Agreement for the mutual benefit, directly and indirectly, of the Borrowers and in consideration of each of the undertakings of each Borrower herein to accept joint and several liability, for their mutual benefit, for the obligations of each of the other of them.
     (B) The Borrowers, jointly and severally as hereinafter described, hereby irrevocably and unconditionally accept, not merely as surety but also as co-debtors, joint and several liability with respect to the payment and performance of all of the Obligations (including, without limitation, all indebtedness, liabilities and obligations under this Agreement, the Notes and the other Loan Documents), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of all the Borrowers without preference or distinction among them.
     (C) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations, as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event each of the other Borrowers will, forthwith upon demand by the Administrative Agent, make such payment with respect to, or perform, such Obligations pursuant to the terms hereof.
     (D) Each Borrower hereby acknowledges and consents to all provisions of this Agreement. In connection with its obligations under this Section, except to the extent that notice is expressly required by this Agreement, each Borrower hereby waives notice of acceptance of the joint and several liability contained in this Section, notice of any loan or advance to any Borrower under this Agreement, notice of the occurrence of any

Default or any Event of Default or of any demand upon any Borrower for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or any Bank under or in respect of this Agreement, the Notes or any other Loan Document and, generally, all demands, notices, protests and other formalities of every kind in connection with the joint and several liability contained in this Section and the other provisions of this Agreement. In connection with its obligations under this Section, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the indebtedness, liabilities and obligations under this Agreement, the Notes and the other Loan Documents, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or any Bank at any time or times in respect of any Default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, the Notes or any other Loan Document, any and all other indulgences whatsoever by the Administrative Agent or any Bank in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person or Persons primarily or secondarily liable in respect of any of the Obligations. Each of the Borrowers also waives: (I) any right to require the Administrative Agent or any Bank to (A) proceed against any other Person, including any other Borrower or any Guarantor, or (B) pursue any other remedy; and (II) any defense arising by reason of (A) any disability or other defense of any Borrower, any Guarantor or any other Person, (B) the cessation from any cause whatsoever, other than payment or performance in full, of any of the Obligations of the Borrowers, any Guarantor or any other Person, or (C) any act or omission by the Administrative Agent or any Bank which directly or indirectly results in or aids the discharge of any Borrower, any Guarantor or any Obligations by operation of law or otherwise. The obligations of each Borrower under this Section shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, any Guarantor, the Administrative Agent or any Bank. The joint and several liability of each Borrower in this Section shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, charter, membership, constitution or place of formation of any Borrower, any Guarantor, the Administrative Agent or any Bank. Each of the Borrowers agrees that each of the waivers set forth above are made with such Borrower’s full knowledge of their significance and consequences, and such Borrower agrees that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the extent permitted by law.
     (E) The provisions of this Section 2.17 are made for the benefit of the Administrative Agent and the Banks and their respective successors and assigns, and may be enforced by the Administrative Agent from time to time against any of the Borrowers as often as occasion therefore may arise and without requirement on the part of the Administrative Agent or any Bank first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to the

Administrative Agent or any Bank against the other Borrower or to resort to any other source or means of obtaining payment of any of the indebtedness, liabilities and obligations evidenced by or arising under this Agreement, the Note and the Loan Documents or to elect any other remedy. The provisions of this Section 2.17 shall remain in effect until all the indebtedness, liabilities and obligations evidenced by or arising under this Agreement, the Notes and the Loan Documents shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the indebtedness, liabilities and obligations evidenced by or arising under this Agreement, the Notes and the Loan Documents, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Bank upon the insolvency, Administrative Agent or any bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.17 will forthwith be reinstated in effect, as though such payment had not been made.
     (F) Notwithstanding any provision to the contrary contained herein, in the Notes or in any other of the Loan Documents, to the extent the joint obligations of any Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal Bankruptcy Code).
     (G) Without limiting in anyway the foregoing and notwithstanding anything to the contrary contained herein or in any Letter of Credit Agreement, the Borrowers hereby acknowledge and agree that they shall be obligated, jointly and severally, to reimburse the applicable Issuing Bank upon each Letter of Credit Advance and it shall be deemed to be obligated in respect of each such Letter of Credit issued hereunder (whether the account party on such letter of credit is any other Borrower or Guarantor).
ARTICLE III
CONDITIONS TO BORROWINGS
     Section 3.1 Conditions to Closing Amendment and Restatement. The obligation to enter into this Amended and Restated of Credit Agreement and make any Advances hereunder is subject to the satisfaction of the conditions set forth in Section 3.2 and the following additional conditions:
     (A) receipt by the Administrative Agent from each of the parties hereto and thereto of a duly executed counterpart of this Agreement and the Equity Pledge Agreement;
     (B) receipt by the Administrative Agent of a duly executed Note for the account of each Bank complying with the provisions of Section 2.4;
     (C) receipt by the Administrative Agent of a certificate (the “Closing Certificate”), dated the date hereof, substantially in the form of Exhibit K hereto, signed by a principal financial officer of each Loan Party, to the effect that, to his knowledge,

(i) no Default has occurred and is continuing on the date hereof and (ii) the representations and warranties of the Loan Parties contained in ARTICLE IV are true on and as of the date hereof hereunder;
     (D) receipt by the Administrative Agent of all documents which the Administrative Agent or any Bank may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Agreement, the Notes and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including without limitation a certificate of incumbency of each Loan Party (the “Officer’s Certificate”), signed by the Secretary or an Assistant Secretary of the respective Loan Party, substantially in the form of Exhibit J hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party, authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Loan Party’s Organizational Documents (in the case of Guarantors other than the Initial Guarantors, said Organizational Documents to be in substantially the form of those of the Initial Guarantors); (ii) the Loan Party’s Operating Documents (in the case of Guarantors other than the Initial Guarantors, said Operating Documents to be in substantially the form of those of the Initial Guarantors); (iii) a certificate of the Secretary of State of such Loan Party’s State of organization as to the good standing of such Loan Party, and (iv) the Organizational Action taken by the Board of Directors of the Loan Party authorizing the Loan Party’s execution, delivery and performance of this Agreement, the Notes, the Equity Pledge Agreement and the other Loan Documents to which the Loan Party is a party;
     (E) The Borrowers shall have reimbursed the Administrative Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Loan Documents, including the reasonable legal, audit and other document preparation costs incurred by the Administrative Agent.
     (F) such other documents or items as the Administrative Agent, the Banks or their counsel may reasonably request.
     Section 3.2 Conditions to All Borrowings. The obligation of each Bank to make an Advance on the occasion of each Borrowing is subject to the satisfaction of the following conditions:
     (A) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 and a Borrowing Base Certification Report;
     (B) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;
     (C) the fact that the representations and warranties of the Loan Parties contained in ARTICLE IV of this Agreement shall be true, on and as of the date of such Borrowing; and

     (D) the fact that, immediately after such Borrowing (i) the aggregate outstanding principal amount of the Advances of each Bank together with such Bank’s Pro Rata Share of the aggregate outstanding principal amount of all Letter of Credit Advances and Undrawn Amounts will not exceed the amount of its Commitment and (ii) the aggregate outstanding principal amount of the Advances together with the aggregate outstanding principal amount of all Letter of Credit Advances and Undrawn Amounts will not exceed the lesser of: (A) the aggregate amount of the Commitments of all of the Banks as of such date; and (B) the Borrowing Base.
          Each Borrowing hereunder shall be deemed to be a representation and warranty by the Loan Parties on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (b), (c) and (d) of this Section.
     Section 3.3 Conditions to Issuance of Letters of Credit. The issuance by the Issuing Bank of each Letter of Credit shall be subject to satisfaction of the conditions set forth in the related Letter of Credit Agreement and satisfaction of the following conditions:
     (A) the fact that, immediately before and after the issuance of such Letter of Credit, no Default shall have occurred and be continuing;
     (B) the fact that the representations and warranties of the Loan Parties contained in ARTICLE IV of this Agreement shall be true, on and as of the date of issuance of such Letter of Credit;
     (C) the fact that, immediately after the issuance of such Letter of Credit the sum of (A) the entire outstanding principal amount of the Advances, (B) the aggregate outstanding principal amount of the Letter of Credit Advances, and (C) the aggregate Undrawn Amounts, will not exceed the lesser of: (1) the aggregate amount of the Commitments of all of the Banks at such time; and (2) the Borrowing Base;
     (D) the fact that immediately after the issuance of such Letter of Credit the sum of: (i) the aggregate outstanding principal amount of the Letter of Credit Advances, plus (ii) the aggregate Undrawn Amounts, will not exceed $5,000,000; and
     (E) no Letter of Credit shall have an expiry date or termination date on or after the earlier of: (1) the date twelve months after the date of the issuance of such Letter of Credit; or (2) the date two Domestic Business Days prior to the Termination Date.
          The issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by the Loan Parties on the date such Letter of Credit is issued as to the truth and accuracy of the facts specified in clauses (a), (b), (c), (d) and (e) of this Section.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          The Loan Parties represent and warrant that:

     Section 4.1 Existence and Power. The Company is a corporation, the Operating Partnership is a limited partnership and each Guarantor (other than GCLP Business Trust I and GCLP Business Trust II, which are Massachusetts business trusts) is a limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
     Section 4.2 Organizational and Governmental Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Agreement, the Notes, the Collateral Documents and the other Loan Documents to which such Loan Party is a party (i) are within such Loan Party’s organizational powers, (ii) have been duly authorized by all necessary organizational action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Organizational Documents and Operating Agreements of such Loan Party or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of such Loan Party or any of its Subsidiaries.
     Section 4.3 Binding Effect. This Agreement constitutes a valid and binding agreement of the Loan Parties enforceable in accordance with its terms, and the Notes, the Collateral Documents and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Loan Parties party to such Loan Document enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.
Section 4.4 Financial Information; SEC Reports.
     (A) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2004 and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers, LLP copies of which have been delivered to the Administrative Agent for delivery to each of the Banks, and the unaudited consolidated financial statements of the Company and its Consolidated Subsidiaries for the interim period ended September 30, 2005, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.
     (B) Since December 31, 2004 there has been no event, act, condition or occurrence having a Material Adverse Effect.
     Section 4.5 Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Loan Parties threatened, against or affecting the Loan Parties or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity or enforceability of, or could impair the ability of the Loan Parties to perform their respective obligations under, this Agreement, the Notes, the Collateral Documents or any of the other Loan Documents.
     Section 4.6 Compliance with ERISA.
     (A) The Loan Parties and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.
     (B) Neither the Loan Parties nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.
     (C) The assets of the Borrowers or any Subsidiary do not and will not constitute “plan assets,” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Code.
     Section 4.7 Taxes. There have been filed on behalf of the Loan Parties and their respective Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them (except where the failure to file such returns would not reasonably be expected to have a Material Adverse Effect or impair any of the Collateral) and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Loan Parties or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Loan Parties and their respective Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Loan Parties, adequate.
     Section 4.8 Subsidiaries. Each of the Subsidiaries is a limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each Subsidiary other than the Operating Partnership is organized and governed pursuant to Organizational Documents in substantially the form attached hereto as Exhibit G. No Loan Party has any Subsidiaries except those Subsidiaries listed on Schedule 4.8 and as set forth in any Compliance Certificate provided to the Administrative Agent and Banks pursuant to Section 5.1(C) after the Closing Date, which accurately sets forth each such Subsidiary’s complete name and jurisdiction of organization.
     Section 4.9 Not an Investment Company. No Loan Party nor any Subsidiary of a Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.10 Public Utility Holding Company Act. No Loan Party nor any Subsidiary of a Loan Party is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.
     Section 4.11 Ownership of Property; Liens. Each of the Loan Parties and their respective Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.11.
     Section 4.12 No Default. No Loan Party nor any of their respective Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which would reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
     Section 4.13 Full Disclosure. All information heretofore furnished by any Loan Party to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by any Loan Party to the Administrative Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified; it being recognized by Administrative Agent and Banks that the projections and forecasts provided by the Loan Parties in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.
     Section 4.14 Environmental Matters.
     (A) No Loan Party nor any Subsidiary of a Loan Party is subject to any Environmental Liability which would reasonably be expected to have a Material Adverse Effect and no Loan Party nor any Subsidiary of a Loan Party has been designated as a potentially responsible party under CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. § 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.
     (B) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Loan Parties, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, and managed or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.
     (C) The Loan Parties, and each of their respective Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of the business contemplated on such Property, and is in compliance in all material respects with all Environmental Requirements in connection with the operation of the Properties and the

Loan Party’s, and each of their respective Subsidiary’s and Affiliate’s, respective businesses.
     Section 4.15 Compliance with Laws. Each Loan Party and each Subsidiary of a Loan Party is in compliance in all material respects with all applicable laws, including, without limitation, all Environmental Laws and all regulations and requirements of the Securities and Exchange Commission and the National Association of Securities Dealer, Inc. (including with respect to timely filing of reports).
     Section 4.16 Capital Securities. All Capital Securities, debentures, bonds, notes and all other securities of each Loan Party and their respective Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the “Blue Sky” laws of all applicable states and the federal securities laws. The issued shares of Capital Securities of each of the Loan Party’s respective Subsidiaries are owned by the Loan Parties free and clear of any Lien or adverse claim.
     Section 4.17 Margin Stock. No Loan Party nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal Reserve System.
     Section 4.18 Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Advances under this Agreement, no Loan Party will be “insolvent,” within the meaning of such term as defined in §101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.
     Section 4.19 Security Documents.
     (A) Upon execution by the Pledgors, the Equity Pledge Agreement shall be effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Equity Pledge Agreement) and, upon filing of UCC financing statements in Maryland and Delaware, Administrative Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrowers as Pledgors thereunder, in such Collateral and the proceeds thereof, in each case prior and superior in any right to any other Person.
     (B) Upon execution and delivery by the applicable Loan Parties pursuant to Section 2.14(F), the Mortgage Receivables Pledge Agreement shall be effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Mortgage Receivables Pledge Agreement) and, upon delivery of the promissory note evidencing the

Mortgage Receivables included in the Collateral (as defined in the Mortgage Receivables Pledge Agreement), Administrative Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in any right to any other Person.
     (C) Upon execution and delivery by the applicable Loan Parties pursuant to Section 2.14(F), the Mortgages shall be effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Trust Property and Secured Property (each as defined in the Mortgages) and, when the Mortgages and the related financing statements are filed in the Real Estate Recording Office (as defined in the respective Real Estate Security Documents), the Mortgages shall constitute fully perfected Liens on, and security interest in, all right, title and interest of the Borrowers and Guarantors in such Trust Property and Secured Property and the proceeds thereof, in each case prior and superior in right to any other Person (subject to Permitted Liens).
     Section 4.20 Labor Matters. There are no significant strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Subsidiary of any Loan Party pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payment made to employees of the Loan Parties and each Subsidiary of any Loan Party have been in material compliance with the Fair Labor Standards Act and any other applicable federal, state or foreign law dealing with such matters.
     Section 4.21 Patents, Trademarks, Etc. To their knowledge, the Loan Parties and their respective Subsidiaries own, or are licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are material to the businesses, assets, operations, properties or condition (financial or otherwise) of the Loan Parties and their respective Subsidiaries taken as a whole. To their knowledge, the use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the foregoing by the Loan Parties and their respective Subsidiaries, does not infringe on the rights of any Person.
     Section 4.22 Loans and Investments. No Loan Party nor any of their respective Subsidiaries has made a loan, advance or Investment which is outstanding or existing on the Closing Date except as set forth on Schedule 4.22, except that any Subsidiary which is not a Loan Party may make loans, advances and Investments in connection with mortgage loans or the acquisition of real property in the ordinary course of business.
     Section 4.23 Anti-Terrorism Laws. None of the Loan Parties, nor any of their respective Subsidiaries, is in violation of any laws relating to terrorism or money laundering, including, without limitation, the Patriot Act, except as may be disclosed in writing to the Administrative Agent and Banks.
     Section 4.24 Ownership Structure. As of the Closing Date, Part I of Schedule 4.24 is a complete and correct list of all Subsidiaries of the Company setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any

Capital Securities in such Subsidiary, (iii) the nature of the Capital Securities held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Capital Securities and (v) whether such Subsidiary is a Property Owner or a Mortgage Receivable Owner. Except as disclosed in such Schedule, as of the Closing Date (i) each of the Company and its Subsidiaries owns, free and clear of all Liens and has the unencumbered right to vote, all outstanding Capital Securities in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding Capital Securities of each Person is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional Capital Securities of any type in, any such Person. As of the Closing Date, the Borrowers have no unconsolidated Affiliates.
     Section 4.25 REIT Status. The Company qualifies as a REIT and is in compliance with all requirements and conditions imposed under the Code to allow the Company to maintain its status as a REIT.
     Section 4.26 Properties; Mortgage Receivables. As of the Closing Date, Schedule 4.26 is a correct and complete list of all Properties and Mortgage Receivables included in the calculation of the Borrowing Base. Each of the assets included by the Borrowers in the calculations of the Borrowing Base satisfies all of the requirements contained in the definitions of “Eligible Property” and “Eligible Tenant”, in the case of Properties and “Eligible Mortgage Receivable” in the case of Mortgage Receivables. The representations and warranties of the Loan Parties contained in the Collateral Documents are true and correct.
     Section 4.27 Tax Shelter Regulations. Borrowers do not intend to treat the Advances and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrowers determine to take any action inconsistent with such intention, they will promptly notify Administrative Agent thereof. If Borrowers so notify Administrative Agent, Borrowers acknowledge that one or more of the Banks may treat its Advances as part of a transaction that is subject to Treasury Regulation 301.6112-1, and that such Bank or Banks, as applicable, will maintain the lists and other records required by such Treasury Regulation.
     Section 4.28 All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Loan Parties of this Agreement and any Loan Document to which any Loan Party is a party, have been obtained.
     Section 4.29 Selection Procedures. No procedures believed by the Loan Parties to be adverse to the interests of the Secured Parties were utilized by the Loan Parties in identifying and/or selecting the Borrowing Base Assets.
     Section 4.30 Reports Accurate; Disclosure. All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Loan Parties to the Administrative Agent or any Bank in connection with this Agreement or any Loan Document, including without limitation all reports furnished pursuant to Section 4.4, are true, complete and accurate in all material respects; it being recognized by the Administrative Agent and the Banks that the projections and forecasts provided by Borrowers in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results. Neither this Agreement, nor any Loan Document, nor any agreement, document, certificate or statement furnished to the Administrative Agent or the Banks in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to any Loan Party which materially and adversely affects the Company and its Subsidiaries, or in the future is reasonably likely to have a Material Adverse Effect.
     Section 4.31 Location of Offices. The Borrowers’ names are Gladstone Commercial Corporation and Gladstone Commercial Limited Partnership and their respective locations (within the meaning of Article 9 of the UCC) are Maryland and Delaware. The Initial Guarantors names are as set forth in the definition thereof and on Schedule 4.8 and their respective locations (within the meaning of Article 9 of the UCC) are as set forth in Schedule 4.8. Neither the Borrowers nor any Guarantor has changed their respective names, identity, structure, existence or state of formation, whether by amendment of its Organizational Documents, by reorganization or otherwise, or has changed their respective locations (within the meaning of Article 9 of the UCC) within the four (4) months preceding the Closing Date or any subsequent date on which this representation is made.
     Section 4.32 Material Contracts. Schedule 4.32 is, as of the Closing Date, a true, correct and complete listing of all Material Contracts. Each of the Borrowers, their Subsidiaries and the other Loan Parties that is a party to any Material Contract has performed and is in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.
     Section 4.33 Affiliate Transactions. Except as permitted by Section 5.24, neither the Borrowers nor any Subsidiary nor any other Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrowers, any Subsidiary or any other Loan Party is a party.
     Section 4.34 Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrowers or any of their Subsidiaries ancillary to the transactions contemplated hereby.
     Section 4.35 Survival of Representations and Warranties, Etc. All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrowers, any Subsidiary or any other Loan Party to the Administrative Agent or any Bank pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Closing Date and delivered to the Administrative Agent or any Bank in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Loan Parties in favor of the Administrative Agent and each of the Banks under this Agreement. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Advances.
     Section 4.36 Acquisition, Credit and Collection Policy. The copy of the Acquisition, Credit and Collection Policy, attached hereto as Exhibit E, is true, complete and accurate as of the Closing Date. Since the Closing Date, there have been no changes in the Acquisition, Credit and Collection Policy other than in accordance with this Agreement. Since December 31, 2004, no material adverse change has occurred in the overall rate collection of the Mortgage Receivables or the leases in respect of the Mortgaged Properties, and the Loan Parties have at all times complied in all material respects with the Acquisition, Credit and Collection Policy with respect to each Pledged Mortgage Receivable and Mortgaged Property.
     Section 4.37 No Default or Event of Default. No event has occurred and is continuing and no condition exists, or would result from any Advance or from the application of the proceeds therefrom, which constitutes or would reasonably be expected to constitute a Default or Event of Default.
     Section 4.38 USA PATRIOT Act. No Loan Party nor any Affiliate of a Loan Party is (1) a country, territory, organization, person or entity named on an OFAC list, (2) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering (“FATF”), or whose subscription funds are transferred from or through such a jurisdiction; (3) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (4) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.
ARTICLE V
COVENANTS
          The Loan Parties agree, jointly and severally, that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:
     Section 5.1 Information. The Company will deliver to the Administrative Agent, who will then promptly deliver to each of the Banks:
     (A) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;
     (B) as soon as available and in any event within 45 days after the end of each of the four Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the Chief Financial Officer of the Company;
     (C) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit M and with compliance calculations in form and content satisfactory to the Administrative Agent (a “Compliance Certificate”), of the Chief Financial Officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Loan Parties was in compliance with the requirements of Section 5.3 through Section 5.11, inclusive, Section 5.14, Section 5.28 and Section 5.29 on the date of such financial statements, (ii) setting forth the identities of the Property Owners and the Mortgage Receivable Owners on the date of such financial statements, and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Loan Parties are taking or propose to take with respect thereto;
     (D) [Intentionally Omitted]
     (E) within 5 Domestic Business Days after the Company becomes aware of the occurrence of any Default, a certificate of the Chief Financial Officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;
     (F) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;
     (G) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly, monthly or special (8-K) reports which the Company shall have filed with the Securities and Exchange Commission provided that, in the case of annual and quarterly reports on Forms 10-K and 10-Q, respectively, such reports shall be deemed to be delivered hereunder if posted on the Company’s website;
     (H) if and when the Company or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;
     (I) promptly after the Company knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against a Loan Party and/or any Subsidiary of a Loan Party for $1,000,000 or more in excess of amounts covered in full by applicable insurance; and
     (J) as soon as available and in any event by the tenth Domestic Business Day of each succeeding month, a Borrowing Base Certification Report in substantially the form of Exhibit N and with borrowing base calculations in form and content reasonably satisfactory to the Administrative Agent, dated as of the last day of the immediately preceding month, certified as to truth and accuracy by the Chief Financial Officer or other authorized officer of each Borrower and each Guarantor;
     (K) from time to time such additional information regarding the financial position or business of the Company, its Subsidiaries, and each Loan Party as the Administrative Agent, at the request of any Bank, may reasonably request.
     Section 5.2 Inspection of Property, Books and Records. The Company will (i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; (ii) permit, and will cause each Subsidiary of the Company and each Loan Party to permit, with reasonable prior notice which notice shall not be required in the case of an emergency, the Administrative Agent or its designee, at the expense of the Company and Loan Parties, to perform periodic field audits and investigations of the Company, the Loan Parties and the Collateral, from time to time, provided that the field examinations at the Borrowers headquarters in McLean, Virginia shall be no more frequent than once each Fiscal Quarter unless a Default shall have occurred and be continuing; and (iii) permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank’s expense prior to the occurrence of an Event of Default and at the Borrowers’ expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, but no more frequently than once each Fiscal Quarter unless a Default shall have occurred and be continuing. The Loan Parties agree to cooperate and assist in such visits and inspections.
     Section 5.3 Debt Service Coverage and Interest Coverage. At the end of each Fiscal Quarter: (a) the Debt Service Coverage Ratio shall be not less than 1.50 to 1.00 and (b) the Interest Coverage Ratio shall be not less than 2.00 to 1.00.
     Section 5.4 Acquisitions. Neither the Borrowers nor any Subsidiary shall make any Acquisitions.

     Section 5.5 Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than $86,000,000 plus 75% of the cumulative Net Proceeds of Capital Securities/Conversion of Debt received during any period after September 30, 2004, calculated quarterly.
     Section 5.6 Restricted Payments. The Borrowers will not declare or make any Restricted Payment during any Fiscal Year, except that:
     (A) the Company may declare or make cash distributions to its shareholders, provided that the aggregate amount of such distributions during the Fiscal Quarter ending September 30, 2006, the two consecutive Fiscal Quarters ending December 31, 2006, the three consecutive Fiscal Quarters ending March 31, 2007 and during any period of four consecutive Fiscal Quarters commencing June 30, 2007 and thereafter shall not exceed the greater of (i) 95% of funds from operations of the Company for such period or (ii) the amount required to be distributed for the Company to remain in compliance with Section 5.30;
     (B) the Company may make cash distributions to its shareholders of capital gains resulting from gains from certain asset sales to the extent necessary to avoid payment on such asset sales imposed under Sections 857(b)(3) and 4981 of the Code;
     (C) Subsidiaries may pay Restricted Payments to the Company, the Borrowers or any other Loan Party; and
     (D) Trust Preferred Subsidiaries may pay dividends on Trust Preferred Stock.
          Notwithstanding the foregoing, but subject to the following sentence, if a Default or Event of Default exists, the Company may only declare or make cash distributions to its shareholders during any Fiscal Year in an aggregate amount not to exceed the minimum amount necessary for the Company to remain in compliance with Section 5.30. If a Default or Event of Default specified in Section 6.1(G)or Section 6.1(H)shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 6.1, the Company shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person other than to a Borrower or any Guarantor.
     Section 5.7 Senior Leverage Ratio. At no time shall the Senior Leverage Ratio exceed 1.75 to 1.00.
     Section 5.8 Capital Expenditures. Capital Expenditures (including without limitation advances to tenants for capital expenditures permitted by Section 5.9(vi)) will not exceed in the aggregate in any Fiscal Year the sum of $5,000,000; provided that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, no Default shall have occurred and be continuing (with the effect that amounts not incurred in any Fiscal Year may not be carried forward to a subsequent period) and provided, further that purchases of real estate and extension of mortgage loans by any Loan Party in the ordinary course of business and consistent with the Acquisition, Credit and Collection Policy shall not be deemed Capital Expenditures for purposes of this Section 5.8.
     Section 5.9 Loans or Advances. No Loan Party nor any Subsidiary of a Loan Party shall make loans or advances to any Person except: (i) (a) non-cash loans or advances to employees of a Loan Party or an Affiliate of a Loan Party in connection with the exercise by employees of stock options, and (b) other employee loans or advances that do not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any one time outstanding made in the ordinary course of business and consistently with practices existing on December 31, 2004; (ii) deposits required by government agencies or public utilities; (iii) loans to owners of real property in the ordinary course of the Company’s business and in accordance with its Acquisition, Credit and Collection Policy and evidenced by a Mortgage Receivable secured by a first or second priority lien upon real property; provided that the total face amount of such Mortgage Receivables shall not exceed 25% of the total value of all Mortgage Receivables and all Properties held by the Loan Parties; (iv) loans or advances to the Borrowers or any Guarantor that is a Consolidated Subsidiary; (v) Loans and Advances outstanding on the Closing Date and set forth on Schedule 4.22; and (vi) loans or advances not otherwise permitted under this Section 5.9, which when aggregated with the total Investments made under Section 5.10(v) do not exceed two million dollars ($2,000,000) in the aggregate outstanding; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii), (iv), (v) or (vi) of this Section, no Default shall have occurred and be continuing.
     Section 5.10 Investments. No Loan Party nor any Subsidiary of a Loan Party shall make Investments in any Person except as permitted by Section 5.9 and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Administrative Agent, (iii) commercial paper rated A-1 or the equivalent thereof by Standard & Poor’s Corporation or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. and in either case maturing within 12 months after the date of acquisition, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor’s Corporation and Aa or the equivalent thereof by Moody’s Investors Service, Inc., (v) Investments by the Borrowers in a Consolidated Subsidiary for the purposing of funding such Subsidiary’s purchase of real estate or mortgage financing made in the ordinary course of business and consistent with the Acquisition, Credit and Collection Policy, (vi) Investments existing on the Closing Date and set forth on Schedule 4.22; (vii) Investments not otherwise permitted under this Section 5.10, made in the ordinary course of business and consistently with practices existing on December 31, 2004, which when aggregated with the aggregate outstanding loans and advances made under Section 5.9(vi) do not exceed $2,000,000 and (viii) Investments in joint ventures in an aggregate amount at any one time outstanding not to exceed 15% of the consolidated total assets of the Company and its Subsidiaries determined in accordance with GAAP, provided that the actual or potential liability of the Company or any Subsidiary with respect to any such investment must in no event exceed the amount of such Investment.

     Section 5.11 Negative Pledge. No Loan Party nor any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:
     (A) Liens existing on the date of this Agreement encumbering assets other than Collateral securing Debt outstanding on the date of this Agreement, in each case as described and in the principal amounts set forth on Schedule 5.11;
     (B) Liens for taxes, assessments or similar charges, incurred in the ordinary course of business that are not yet due and payable or that are being contested in good faith and with due diligence by appropriate proceedings;
     (C) pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, old-age pensions or other social security programs;
     (D) Liens of mechanics, materialmen, warehousemen, carriers or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;
     (E) good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of twenty percent (20%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;
     (F) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;
     (G) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by Borrowers in the operation of its business, and none of which is violated in any material respect by existing or proposed restrictions on land use;
     (H) any Lien on Margin Stock;
     (I) Liens upon a property and the revenues, rents and receipts therefrom securing Long Term Limited Recourse Mortgage Loans the proceeds of which were used to acquire or refinance the Debt which funded the acquisition of such Property; and
     (J) Liens securing the Administrative Agent and the Banks created or arising under the Loan Documents.
          Notwithstanding anything contained in this Section 5.11 to the contrary, no Loan Party or any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on the

Collateral except Permitted Liens and the Liens in favor of the Secured Parties under the Collateral Documents.
     Section 5.12 Maintenance of Existence, etc. Each Loan Party shall, and shall cause each Subsidiary of a Loan Party to, maintain its organizational existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained. The Operating Partnership shall at all times remain a limited partnership and meet all requirements to maintain its tax qualification as such. Any Subsidiary pledging Collateral hereunder shall be organized as a limited liability company or limited partnership pursuant to Organizational Documents in substantially the form attached hereto as Exhibits G-1 or G-2, respectively. Each of GCLP Business Trust I and GCLP Business Trust II shall at all times remain Wholly Owned Subsidiaries of the Company and shall own no assets, have no liabilities and conduct no business other than the ownership of the limited and general partnership interests in the Operating Partnership, respectively.
     Section 5.13 Dissolution. No Loan Party nor any Subsidiary of a Loan Party shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own Capital Securities or that of any Subsidiary of a Loan Party, except: (1) through corporate reorganization to the extent permitted by Section 5.14; and (2) Restricted Payments permitted by Section 5.6.
     Section 5.14 Consolidations, Mergers and Sales of Assets. No Loan Party will, nor will it permit any Subsidiary of a Loan Party to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) a Loan Party may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Loan Party is the Person surviving such merger, (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (iv) if a Borrower merges with another Loan Party, such Borrower is the Person surviving such merger, (b) Subsidiaries of a Loan Party (excluding Loan Parties) may merge with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate value of the assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued after the Closing Date constitute more than $500,000 in the aggregate.
     Section 5.15 Use of Proceeds. No portion of the proceeds of any Advance will be used by either Borrower or any Subsidiary (i) in connection with, either directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation. Except as otherwise provided herein, the proceeds of the Advances shall be used to fund the acquisition of Eligible Properties or Eligible Mortgage Receivables included in the Borrowing Base and for general corporate purposes.

     Section 5.16 Compliance with Laws; Payment of Taxes. Each Loan Party will, and will cause each Subsidiary of a Loan Party and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA and the Patriot Act), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. Each Loan Party will, and will cause each Subsidiary of a Loan Party (or in the case where a tenant is responsible for taxes, cause said tenant) to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of a Loan Party or any Subsidiary of a Loan Party, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Administrative Agent, the Borrowers shall have set up reserves in accordance with GAAP. Each Loan Party will, and will cause each Subsidiary of a Loan Party to, comply in all material respects with all terms and conditions of all Material Contracts to which it is a party.
     Section 5.17 Insurance. Each Loan Party will maintain, and will cause each Subsidiary of a Loan Party or such Persons will cause their tenants to maintain (either in the name of such Loan Party or in such Subsidiary’s own name or in tenant’s own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business. Upon request, the Loan Parties shall promptly furnish the Administrative Agent copies of all such insurance policy and such other documents and evidence of insurance as the Administrative Agent shall request.
     Section 5.18 Change in Fiscal Year. No Loan Party will change its Fiscal Year without the consent of the Required Banks.
     Section 5.19 Maintenance of Property. Each Loan Party shall, and shall cause each Subsidiary of a Loan Party to, or, where a Property is maintained by a tenant, cause each tenant to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.
     Section 5.20 Environmental Notices. Each Loan Party shall furnish to the Banks and the Administrative Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.
     Section 5.21 Environmental Matters. No Loan Party or any Subsidiary of a Loan Party will, nor will any Loan Party permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

     Section 5.22 Environmental Release. Each Loan Party agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.
     Section 5.23 Additional Covenants, Etc. In the event that at any time this Agreement is in effect or any Note remains unpaid any Loan Party shall enter into any agreement, guarantee, indenture or other instrument governing, relating to, providing for commitments to advance or guaranteeing any Financing or to amend any terms and conditions applicable to any Financing, which agreement, guarantee, indenture or other instrument includes covenants, warranties, representations, defaults or events of default (or any other type of restriction which would have the practical effect of any of the foregoing, including, without limitation, any “put” or mandatory prepayment of such debt) or other terms or conditions not substantially as, or in addition to those, provided in this Agreement or any other Loan Document, or more favorable to the lender or other counterparty thereunder than those provided in this Agreement or any other Loan Document, the Loan Party shall promptly so notify the Administrative Agent and the Banks. Thereupon, if the Administrative Agent shall request by written notice to the Loan Party (after a determination has been made by the Required Banks that any of the above referenced documents or instruments contain any provisions which either individually or in the aggregate are more favorable than one of the provisions set forth herein), the Loan Parties, the Administrative Agent and the Banks shall enter into an amendment to this Agreement providing for substantially the same such covenants, warranties, representations, defaults or events of default or other terms or conditions as those provided for in such agreement, guarantee, indenture or other instrument, to the extent required and as may be selected by the Administrative Agent, such amendment to remain in effect, unless otherwise specified in writing by the Administrative Agent, for the entire duration of the term of such Financing (to and including the date to which the same may be extended at the option of the Loan Party), provided that if any such agreement, guarantee, indenture or other instrument shall be subsequently modified, supplemented, amended or restated so as to modify, amend or eliminate from such agreement, guarantee, indenture or other instrument any such covenant, warranty, representation, default or event of default or other term or condition so made a part of this Agreement, then unless otherwise required by the Administrative Agent pursuant to this Section, the Loan Documents shall be modified so as to conform the provisions previously incorporated pursuant to this Section 5.23 to such provisions as subsequently modified, supplemented or amended.
     Section 5.24 Transactions with Affiliates. No Loan Party nor any Subsidiary of a Loan Party shall enter into, or be a party to, any transaction with any Affiliate of a Loan Party or such Subsidiary (which Affiliate is not a Loan Party or a Subsidiary of a Loan Party), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Loan Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person which is not an Affiliate.
     Section 5.25 Joinder of Subsequent Guarantors.
     (A) Before any new Property or Mortgage Receivable may be deemed a Borrowing Base Asset and included in the calculation of the Borrowing Base:

     (i) The Administrative Agent shall have received (1) the diligence package, (2) the certificate of eligibility of the asset and (3) such other information, as any, as it shall have requested, as required by Section 2.14(B);
     (ii) The Loan Parties shall, or shall cause the following Persons to, execute and deliver to the Administrative Agent an Addition of New Borrowing Base Assets Agreement in substantially the form attached hereto as Exhibit S, in the capacities set forth below:
     (a) any Loan Party or Person which becomes the owner of any Borrowing Base Asset, whether a Property or Mortgage Receivable (a “Borrowing Base Asset Owner”) after the Closing Date shall, become a party to, and agree to be bound by the terms of this Agreement as a Guarantor pursuant to said Addition of New Borrowing Base Assets Agreement;
     (b) any Loan Party or Person owning membership or limited partnership interests in a Borrowing Base Asset Owner and each Person owning stock, limited liability company interests or other equity in a corporate, limited liability company or other general partner of a Borrowing Base Asset Owner that is a limited partnership (each, a “Pledgor Owner”) shall: (i) to the extent not already a Borrower or Guarantor hereunder, also join this Agreement as a Guarantor by executing said Addition of New Borrowing Base Assets Agreement; (ii) pledge 100% of the membership or limited partnership interests of any Person which becomes a Borrowing Base Asset Owner after the Closing Date and, in the case of a Borrowing Base Asset Owner that is a limited partnership, also pledge 100% of the stock, limited liability company interests or other equity interests of the corporate, limited liability company or other general partner thereof, in each case pursuant to said Addition of New Borrowing Base Assets Agreement; and (iii) deliver to the Administrative Agent any Certificates evidencing such membership interests, limited partnership interests or stock or other equity interests together with transfer powers executed in blank.
     (B) [INTENTIONALLY DELETED]
     (C) Once any Subsidiary becomes a Borrowing Base Asset Owner and therefore becomes a party to this Agreement and a Guarantor in accordance with Section 5.25(A) or any membership or limited partnership interests of a Borrowing Base Asset Owner are pledged by the Pledgor Owner thereof to the Administrative Agent in accordance with Section 5.25(B) and such Pledgor Owner becomes a party to this Agreement and a Guarantor in accordance with Section 5.25(B), (and, in the case of a Borrowing Base Asset Owner which is a limited partnership, the common stock of the corporate general partner is pledged by the Pledgor Owner thereof pursuant to paragraph (b) above and such Pledgor Owner becomes a party to this Agreement and a Guarantor in accordance with Section 5.25(B)) such Subsidiary or Pledgor Owner (including, without limitation, all Initial Guarantors) thereafter shall remain a party to this Agreement and a Guarantor hereunder and the membership or limited partnership interests in such Borrowing Base Asset Owner and the common stock of any corporate general partner of a limited partnership pledged hereunder shall remain subject to the pledge to the Administrative Agent, as the case may be, even if such Borrowing Base Asset Owner ceases to be a Borrowing Base Asset Owner; provided that (1) if a Borrowing Base Asset Owner ceases to be a Subsidiary of the Borrowers as a result of a Borrower’s transfer or sale of one hundred percent (100%) of the Capital Securities of such Subsidiary in accordance with and to the extent permitted by the terms of Section 5.14 or (2) if any Borrowing Base Asset shall be refinanced pursuant to a Long Term Limited Recourse Mortgage Loan, the Administrative Agent on behalf of the Banks shall, upon request of the Company in accordance with Section 2.15, release such Subsidiary from the Guaranty and release the membership or limited partnership interests of such Subsidiary from the Equity Pledge Agreement, and, in the case of a corporate general partner of a Borrowing Base Asset Owner which is a limited partnership, release the common stock of such corporate general partner, provided, however, that, notwithstanding the foregoing, if the corporate general partner is also a corporate general partner in another Borrowing Base Asset Owner, the Collateral of which is not required to be released, then the common stock of such corporate general partner shall remain subject to the Equity Pledge Agreement and shall not be released.
     Section 5.26 No Restrictive Agreement. No Loan Party will, nor will any Loan Party permit any of its Subsidiaries to, enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, any of the following by the Loan Party or any such Subsidiary: the incurrence or payment of Debt, the granting of Liens, the declaration or payment of Restricted Payments or other distributions in respect of Capital Securities of the Loan Party or any Subsidiary, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of property, real, personal or mixed, tangible. Notwithstanding the foregoing, to the extent otherwise permitted hereby, Loan Parties and their Subsidiaries may enter into Long Term Limited Recourse Mortgage Loans containing restrictions on the Mortgaged Property Owner, as debtor, and the Company, as guarantor, which are usual and customary for such financing.
     Section 5.27 Partnerships and Joint Ventures. No Loan Party shall become a general partner in any general or limited partnership or a joint venturer in any joint venture except that (i) the Company shall remain the indirect general partner in the Operating Partnership and (ii) corporate Loan Parties which are Wholly Owned Subsidiaries may be general partners in Subsidiaries which are limited partnerships.
     Section 5.28 Additional Debt. No Loan Party or Subsidiary of a Loan Party shall directly or indirectly issue, assume, create, incur or suffer to exist any Debt or the equivalent (including obligations under Capital Leases), except for: (a) the Debt owed to the Banks; (b) the Debt existing and outstanding on the Closing Date described on Schedule 5.28; (c) in the case of Loan Parties who are not Borrowing Base Asset Owners, Debt not otherwise permitted under this Section 5.28, the aggregate outstanding principal amount of which shall not, at any time, exceed

$5,000,000.00; (d) Long Term Limited Recourse Mortgage Loans; (e) unsecured Guarantees by the Company of Long Term Limited Recourse Mortgage Loans to the extent permitted under the definition of Long Term Limited Recourse Mortgage Loans and (f) Trust Preferred Debt subordinated to the Lenders on terms no less favorable than market subordination terms for such issuances and otherwise acceptable to the Administrative Agent, which terms shall include without limitation an indefinite payment block upon any Default under this Agreement or any Loan Document.
     Section 5.29 Leases. At all times following the date which is ninety (90) days after the Closing Date, the aggregate monthly rent paid by any one Eligible Tenant with respect to any one Borrowing Base Asset shall not exceed 25% of the aggregate monthly rents received from all Borrowing Base Assets. For purposes of this Section 5.29, rents shall be calculated monthly.
     Section 5.30 REIT Status. The Company shall at all times maintain its status as a REIT.
     Section 5.31 Performance of Loan Documents. Each Loan Party will at its own expense: (1) duly fulfill and comply with all obligations on its part to be fulfilled or complied with under or in connection with each of the Borrowing Base Assets and all documents related thereto and will do nothing to impair the rights of any Loan Party or the Administrative Agent, as agent for the Secured Parties, or of the Secured Parties in, to and under the Collateral; and (2) timely and fully comply in all material respects with the Acquisition, Credit and Collection Policy with respect to each Borrowing Base Asset and all documents related thereto. Each Loan Party shall clearly and unambiguously identify each item of the Collateral in its computer or other records to reflect that the Administrative Agent, as agent for the Secured Parties has the interest therein granted by the Loan Parties pursuant to the Loan Documents.
     Section 5.32 Exchange Listing. The Company shall maintain at least one class of common shares of the Company having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.
     Section 5.33 Modifications of Organizational Documents. The Borrowers shall not, and shall not permit any Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify its Organizational Documents or Operating Documents or other applicable document if such amendment, supplement, restatement or other modification could reasonably be expected to have a Material Adverse Effect.
     Section 5.34 Modifications to Acquisition, Credit and Collection Policy. The Loan Parties will (a) comply with the Acquisition, Credit and Collection Policy in regard to each Mortgaged Property and Pledged Mortgage Receivable, and (b) furnish to the Administrative Agent, prior to its effective date, prompt notice of any changes in the Acquisition, Credit and Collection Policy. No Loan Party shall agree to or otherwise permit any change in the Acquisition, Credit and Collection Policy that would materially and adversely impair the collectibility or value of any lease in respect of a Mortgaged Property, the collectibility or value of any Pledged Mortgage Receivable or the value of the Collateral, without the prior written consent of the Administrative Agent and the Required Banks which consent shall be granted in their sole and absolute discretion.
     Section 5.35 ERISA Exemptions. The Borrowers shall not permit any of their respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.
ARTICLE VI
DEFAULTS
     Section 6.1 Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:
     (A) any Borrower shall fail to pay when due any principal of any Advance (including, without limitation, any Advance or portion thereof to be repaid pursuant to Section 2.11) or shall fail to pay any interest on any Advance within five Domestic Business Days after such interest shall become due, or any Loan Party shall fail to pay any fee or other amount payable hereunder within five Domestic Business Days after such fee or other amount becomes due; or
     (B) any Loan Party shall fail to observe or perform any covenant contained in Section 5.2(ii), Section 5.3 to Section 5.15, inclusive, or Section 5.25, Section 5.28, Section 5.29, Section 5.30, Section 5.33, Section 5.34 or Section 5.35; or
     (C) any Loan Party shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above or clauses (n) or (p) below) for thirty days after the earlier of (i) the first day on which any Loan Party has knowledge of such failure or (ii) written notice thereof has been given to the Company by the Administrative Agent at the request of any Bank; or
     (D) any representation, warranty, certification or statement made or deemed made by the Loan Parties in ARTICLE IV of this Agreement or in any financial statement, material certificate or other material document or report delivered pursuant to this Agreement shall prove to have been untrue or misleading in any material respect when made (or deemed made); or
     (E) any Loan Party or any Subsidiary of a Loan Party shall fail to make any payment in respect of Debt (other than the Notes) having an aggregate principal amount in excess of $2,500,000 (or in the case of Nonrecourse Debt, $10,000,000) when due or within any applicable grace period; or
     (F) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of any Loan Party or any Subsidiary of a Loan Party in an aggregate principal amount in excess of $2,500,000 (or in the case of Nonrecourse Debt, $10,000,000) or the mandatory prepayment or purchase of such Debt by any Loan Party (or its designee) or such Subsidiary of a Loan Party (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment to provide such Debt or any Person acting on such holders’ behalf to accelerate the maturity thereof, terminate any such commitment or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or
     (G) any Loan Party or any Subsidiary of a Loan Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or
     (H) an involuntary case or other proceeding shall be commenced against any Loan Party or any Subsidiary of a Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Loan Party or any Subsidiary of a Loan Party under the federal bankruptcy laws as now or hereafter in effect; or
     (I) any Loan Party or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Loan Party, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or
     (J) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against any Loan Party or any Subsidiary of a Loan Party and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days or any Loan Party or Subsidiary of a Loan Party shall have made payments in settlement of any litigation or threatened proceeding in excess of $1,000,000; or

     (K) a federal tax lien shall be filed against any Loan Party or any Subsidiary of a Loan Party under Section 6323 of the Code or a lien of the PBGC shall be filed against any Loan Party or any Subsidiary of a Loan Party under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 30 days after the date of filing; or
     (L) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding             shares of the voting stock of the Company; or (ii) as of any date a majority of the Board of Directors of the Company consists of individuals who were not either (A) directors of the Company as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or
     (M) the Administrative Agent, as agent for the Secured Parties, shall fail for any reason to have a valid first priority security interest in any of the Collateral; or there shall have occurred uninsured damage to, or loss, theft or destruction of, any part of the Collateral; or
     (N) a default or event of default shall occur and be continuing under any of the Collateral Documents or Letter of Credit Agreements or any Borrower, Pledgor or Guarantor shall fail to observe or perform any obligation to be observed or performed by it under any Collateral Document or Letter of Credit Agreements, and such default, event of default or failure to perform or observe any obligation continues beyond any applicable cure or grace period provided in such Collateral Document or Letter of Credit Agreement; or
     (O) any two of David Gladstone, Terry Lee Brubaker and George Stelljes, III shall cease to hold the offices of Chief Executive Officer, Chief Operating Officer and Chief Investment Officer, respectively, of the Company or Gladstone Management Corporation or Gladstone Management Corporation shall cease to be the manager and adviser to the Company pursuant to the Advisory Agreement; or
     (P) any of the Guarantors shall fail to pay when due any Guaranteed Obligations (after giving effect to any applicable grace period) or shall fail to pay any fee or other amount payable hereunder when due; or (ii) any Guarantor shall disaffirm or deny its obligations under Article
     (Q) ARTICLE X; or
     (R) [Intentionally Omitted.]

     (S) if (i) the Company or the Operating Partnership at any time fails to own (directly or indirectly, through Wholly Owned Subsidiaries) 100% of the outstanding shares of the voting stock (in the case of a corporation ) or membership interests (in the case of a limited liability company) or general and limited partnership interests (in the case of a limited partnership) (or equivalent equity interests) of each Subsidiary of the Company or the Operating Partnership or (ii) the Company, or any Wholly Owned Subsidiary of the Company, shall cease to be the sole general partner of the Operating Partnership with full power and discretion to manage and control the business of the Operating Partnership or (iii) any other holder of any interest (limited partnership or otherwise) in the Operating Partnership shall acquire the right (a) to remove the general partner for reasons other than bankruptcy or dissolution of the general partner or (b) to participate in the management or control of, transact business for, or sign for or bind, the Operating Partnership.
     (T) the occurrence of any event, act or condition which the Required Banks determine either does or has a reasonable probability of causing a Material Adverse Effect.
Then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, (ii) if requested by the Required Banks, by notice to the Issuing Bank, instruct the Issuing Bank to declare an Event of Default under the Letter of Credit Agreements; and (iii) if requested by the Required Banks, by notice to the Borrowers declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to any Loan Party, without any notice to any Loan Party or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties. Notwithstanding the foregoing, the Administrative Agent shall have available to it all rights and remedies provided under the Loan Documents (including, without limitation, the rights of a secured party pursuant to the Collateral Documents) and in addition thereto, all other rights and remedies at law or equity, and the Administrative Agent shall exercise any one or all of them at the request of the Required Banks.
     Section 6.2 Notice of Default. The Administrative Agent shall give notice to the Borrowers of any Default under Section 6.1(C) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.
     Section 6.3 Cash Cover. If any Event of Default shall have occurred and be continuing, the Borrowers shall, if requested by the Administrative Agent, pay to the Administrative Agent, for the benefit of the Banks an amount in immediately available funds

(which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate Undrawn Amounts, provided that, if any Event of Default specified in clause (g) or (h) above occurs, the Borrowers shall be obligated to pay such amount to the Administrative Agent forthwith without any notice to the Borrowers or any other act by the Administrative Agent.
     Section 6.4 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to ARTICLE VI hereof, all payments received by the Administrative Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers or any other Loan Party hereunder, shall be applied by the Administrative Agent in the following order:
     (A) the reasonable expenses incurred in connection with retaking, holding, preserving, processing, maintaining or preparing for sale, lease or other disposition of, any Collateral, including reasonable attorney’s fees and legal expenses pertaining thereto;
     (B) amounts due to the Banks, Issuing Bank and Administrative Agent pursuant to Section 2.7(A), Section 2.7(B), Section 2.7(C), Section 2.7(D)and Section 9.3(A);
     (C) payments of interest on Advances and Letter of Credit Advances, to be applied for the ratable benefit of the Banks;
     (D) payments of principal of Advances and Letter of Credit Advances, to be applied for the ratable benefit of the Banks;
     (E) payments of cash amounts to the Administrative Agent in respect of outstanding Letters of Credit pursuant to Section 6.3;
     (F) amounts due to the Administrative Agent, Issuing Bank and the Banks pursuant to Section 7.5 and Section 9.3(B)and Section 9.3(C);
     (G) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Secured Parties;
     (H) any surplus remaining after application as provided for herein, to the Borrowers or otherwise as may be required by applicable law.
ARTICLE VII
THE ADMINISTRATIVE AGENT
     Section 7.1 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Loan Party to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this ARTICLE VII are solely for the benefit of the Administrative Agent and the Banks, and no Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Loan Parties. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.
     Section 7.2 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.
     Section 7.3 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Advances) unless the Administrative Agent has received notice from a Bank or the Borrowers specifying such Default or Event of Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall give each Bank prompt notice of each non-payment of principal of or interest on the Advances, whether or not it has received any notice of the occurrence of such non-payment. The Administrative Agent shall (subject to Section 9.5) take such action with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.
     Section 7.4 Rights of Administrative Agent and its Affiliates as a Bank. With respect to any Advance made and any of Letter of Credit issued by BB&T or an Affiliate of BB&T, such Affiliate and BB&T in their capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Affiliate of BB&T (or in BB&T’s case, acting as the Administrative Agent), and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include such Affiliate of BB&T or BB&T in its individual capacity. Such Affiliate and BB&T may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Loan Party (and any of the Affiliates of any Loan Party) as if they were not an Affiliate of the Administrative Agent or the Administrative Agent, respectively; and such Affiliate and BB&T may accept fees and other consideration from any Loan Party (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrowers and BB&T) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.
     Section 7.5 Indemnification. Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrowers, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.
     Section 7.6 CONSEQUENTIAL DAMAGES. THE ADMINISTRATIVE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWERS OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     Section 7.7 Payee of Note Treated as Owner. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of Section 9.7(C) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.
     Section 7.8 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Loan Parties of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Loan Parties or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent.
     Section 7.9 Failure to Act. Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.5 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.
     Section 7.10 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrowers and the Administrative Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s notice of resignation or the Required Banks’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor agent. Any successor agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative

Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this ARTICLE VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.
ARTICLE VIII
CHANGE IN CIRCUMSTANCES; COMPENSATION
     Section 8.1 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:
     (A) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or
     (B) the Required Banks advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding the Advances for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Advances shall be suspended. Unless the Borrowers notify the Administrative Agent at least 2 Domestic Business Days before the date of any Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Advance.
     Section 8.2 Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an “Authority” and any such event being referred to as a “Change of Law”), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Advances and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrowers, whereupon until such Bank notifies the Borrowers and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make its portion of the Euro-Dollar Advances shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its portion of the outstanding Euro-Dollar Advances to maturity and shall so specify in such notice, the Borrowers shall immediately prepay in full the then outstanding principal amount of the Euro-Dollar Advances of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.5(A). Concurrently with prepaying such Euro-Dollar Advances, the Borrowers shall borrow a Base

Rate Advance in an equaln principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Advances of the other Banks), and such Bank shall make such a Base Rate Advance.
     Section 8.3 Increased Cost and Reduced Return.
     (A) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:
     (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Advances, its Notes or its obligation to make a Euro-Dollar Advance, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Advances or any other amounts due under this Agreement in respect of its Euro-Dollar Advances or its obligation to make a Euro-Dollar Advance (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank’s principal executive office or Lending Office is located); or
     (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or
     (iii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Advances, its Notes or its obligation to make a Euro-Dollar Advance;
and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Advance, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank, in its reasonable discretion, to be material, then, within 15 Domestic Business Days after demand by such Bank (with a copy to the Administrative Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will reasonably compensate such Bank for such increased cost or reduction.
     (B) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank’s capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank’s policies with respect to capital adequacy) by an amount deemed by such Bank, in its reasonable discretion, to be material, then from time to time, within 15 Domestic Business Days after demand by such Bank, the Borrowers shall pay to such Bank such additional amount or amounts as will reasonably compensate such Bank for such reduction.
     (C) Each Bank will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.
     (D) The provisions of this Section 8.3 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.
     Section 8.4 Base Rate Advances Substituted for Affected Euro-Dollar Advances. If (i) the obligation of any Bank to make or maintain a Euro-Dollar Advance has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3, and the Borrowers shall, by at least 5 Euro-Dollar Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply:
     (A) all Advances which would otherwise be made by such Bank as part of a Euro-Dollar Advance shall be made instead as a Base Rate Advance, and
     (B) after its portion of the Euro-Dollar Advance has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Advance shall be applied to repay its Base Rate Advance instead.
In the event that the Borrowers shall elect that the provisions of this Section shall apply to any Bank, the Borrowers shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under Section 8.3 in respect of the period preceding the date of conversion of such Bank’s portion of any Advance resulting from the Borrowers’ election.
     Section 8.5 Compensation. Upon the request of any Bank, delivered to the Borrowers and the Administrative Agent, the Borrowers shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

     (A) any payment or prepayment (pursuant to Section 2.9, Section 2.10, Section 8.2 or otherwise) of a Euro-Dollar Advance on a date other than the last day of an Interest Period for such Euro-Dollar Advance;
     (B) any failure by the Borrowers to prepay a Euro-Dollar Advance on the date for such prepayment specified in the relevant notice of prepayment hereunder; or
     (C) any failure by the Borrowers to borrow a Euro-Dollar Advance on the date for the Borrowing specified in the applicable Notice of Borrowing delivered pursuant to Section 2.2.
such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Advance (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Advance which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Advance provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.
ARTICLE IX
MISCELLANEOUS
     Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under ARTICLE II or ARTICLE VIII shall not be effective until received.
     Section 9.2 No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     Section 9.3 Expenses; Documentary Taxes; Indemnification.

     (A) The Loan Parties shall, jointly and severally, pay (i) all expenses of the Administrative Agent, including fees and disbursements of the Administrative Agent in connection with any field audits and investigations and fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents, the addition or release of any Collateral pursuant to Section 2.14 or Section 2.15, any waiver or consent under this Agreement or any other Loan Document or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder (provided that the Loan Parties shall not be responsible for paying fees, costs or expenses associated with any Bank’s assignment or participation of any interest hereunder unless the Loan Parties shall have requested such action) and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Administrative Agent or any Bank, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.
     (B) The Loan Parties shall, jointly and severally, indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.
     (C) The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents (each of the foregoing, an “Indemnified Person”) from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrowers of the proceeds of any extension of credit by any Bank hereunder or breach by any Loan Party of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Loan Parties shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of any Indemnified Person.
     Section 9.4 Setoffs; Sharing of Set-Offs.
     (A) Each Loan Party hereby grants to each Bank, as security for the full and punctual payment and performance of the obligations of each Loan Party under this Agreement and the other Loan Documents, a continuing lien on and security interest in all deposits and other sums credited by or due from such Bank to such Loan Party or subject to withdrawal by such Loan Party; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, each Bank may at any time upon or after the occurrence of any Event of Default, and without notice to any Loan Party, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.
     (B) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Letter of Credit Advances and Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all Letter of Credit Advances and principal and interest owing with respect to the Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Letter of Credit Advances and Notes held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Loan Parties other than its indebtedness under the Letter of Credit Advances and Notes and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank’s ratable share (according to the proportion of (x) the amount of such other Bank’s required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Loan Parties agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in the Letter of Credit Advances and Notes, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Loan Parties in the amount of such participation.
     Section 9.5 Amendments and Waivers.
     (A) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) reduce the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or decrease the rate of interest on any Advance or decrease any fees (excluding Facing Fees and other fees payable solely to the Issuing Bank for its own account) hereunder, (iii) defer the date fixed for any payment of principal of or interest on any Advance or any fees (excluding Facing Fees and other fees payable solely to the Issuing Bank for its own account) hereunder, (iv) reduce the amount of principal, decrease the amount of interest or decrease the amount of fees (excluding Facing Fees and other fees payable solely to the Issuing Bank for its own account) due on any date fixed for the payment thereof, (v) except as a result of Section 2.1(B), change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the other Loan Documents, (vii) release or substitute all or substantially all of the Collateral held as security for the Obligations, (viii) increase the advance rate set forth in the definition of “Borrowing Base”, (ix) change or modify the definition of “Required Banks,” or (x) release any guaranty (other than a release pursuant to Section 5.25(C)) given to support payment of the Guaranteed Obligations and provided further that no amendment or waiver shall, unless signed by the Issuing Bank, (A) modify or amend Section 2.3; or (B) change in any manner, any term or condition applicable to the Letters of Credit or the Letter of Credit Agreements. The amount of Facing Fees and other fees payable solely to the Issuing Bank for its own account may be amended, from time to time, by the Borrowers and the Issuing Bank without the approval of any of the Banks.
          (B) No Loan Party will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrowers, or by the Administrative Agent, and shall be afforded an opportunity of considering the same and shall be supplied by the Borrowers, or by the Administrative Agent, if the Borrowers so request and to the extent already furnished to the Administrative Agent, with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrowers to the Administrative Agent for delivery to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. No Loan Party will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.
     Section 9.6 Margin Stock Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.
     Section 9.7 Successors and Assigns.
          (A) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Loan Party may assign or otherwise transfer any of its rights under this Agreement.

          (B) Any Bank may at any time sell to one or more Persons (each a “Participant”) participating interests in any Advance owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank’s obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Advance or Advances, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Advance or Advances, (iii) the change of the principal of the related Advance or Advances, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) any fee is payable hereunder from the rate at which the Participant is entitled to receive interest or any fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Obligations, or (vi) the release of any guaranty (other than a release pursuant to Section 5.25(C)) given to support payment of the Guaranteed Obligations. Each Bank selling a participating interest in any Advance, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrowers and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant; provided, that a Bank shall not be required to provide written notification of a participation sold to an Affiliate of a Bank. The Loan Parties agree that each Participant shall be entitled to the benefits of ARTICLE VIII with respect to its participation in Advances outstanding from time to time.
          (C) Any Bank may at any time assign to one or more banks or financial institutions (each an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit C , executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of: (i) an Assignee that is not then a Bank or an Affiliate of a Bank; and (ii) an assignment not made during the existence of a Default or an Event of Default, by the Borrowers); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank’s Commitment, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $1,000,000) (except that any such assignment may be in the full amount of the assigning Bank’s Commitment), (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an

Affiliate of a Bank without the consent of the Borrowers, which consent shall not be unreasonably withheld, provided that the Borrowers’ consent shall not be necessary with respect to any assignment made during the existence of a Default or an Event of Default; (iv) a Bank may not have more than two Assignees that are not then Banks at any one time, (v) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided, that although the Administrative Agent’s consent may not be necessary with respect to an Assignee that is then a Bank or an Affiliate of a Bank, no such assignment shall be effective until the conditions set forth in the following sentence are satisfied; (vi) no interest in a Commitment may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Issuing Bank, which consent may be withheld by the Issuing Bank in its sole and absolute discretion. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrowers, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrowers and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee and (D) payment by the assigning Bank of a processing and recordation fee of $3,500 to the Administrative Agent if the Assignee is not a Bank or Affiliate of a Bank and $1,000 if the Assignee is a Bank or Affiliate of a Bank, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrowers, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.
          (D) Subject to the provisions of Section 9.8, the Loan Parties authorize each Bank to disclose to any Participant, Assignee or other transferee (each a “Transferee”) and any prospective Transferee any and all financial and other information in such Bank’s possession concerning the Loan Parties which has been delivered to such Bank by the Loan Parties pursuant to this Agreement (or to such Bank by the Administrative Agent on behalf of the Loan Parties) or which has been delivered to such Bank by the Administrative Agent or the Loan Parties in connection with such Bank’s credit evaluation prior to entering into this Agreement.
          (E) No Transferee shall be entitled to receive any greater payment under Section 8.3 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers’ prior written consent or by reason of the provisions of Section 8.2 or Section 8.3 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.
          (F) Anything in this Section 9.7 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of any Advance and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advance and/or obligations made by the Borrowers to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrowers’ obligations hereunder in respect of such assigned Advance and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.
     Section 9.8 Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Loan Parties to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Advances; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank’s legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.8.
     Section 9.9 Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Advances hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.7, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.
     Section 9.10 Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.
     Section 9.11 Survival of Certain Obligations. Section 8.3(A), Section 8.3(B), Section 8.5 and Section 9.3, and the obligations of the Loan Parties thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement, and the Commitments and the payment in full of the principal of and interest on all Advances.
     Section 9.12 North Carolina Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of North Carolina.
     Section 9.13 Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.
     Section 9.14 Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrowers or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrowers shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrowers not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under applicable law.
     Section 9.15 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.
     Section 9.16 Consent to Jurisdiction. The Loan Parties (a) and each of the Banks and the Administrative Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submit to personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.1 for the giving of notice to the Borrowers. Nothing herein contained, however, shall prevent the Administrative Agent from bringing any action or exercising any rights against any security and against the Loan Parties personally, and against any assets of the Loan Parties, within any other state or jurisdiction.
     Section 9.17 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

ARTICLE X
GUARANTY
     Section 10.1 Unconditional Guaranty. Each Guarantor hereby irrevocably, unconditionally and jointly and severally guarantees, each as a primary obligor and not merely as a surety, to the Administrative Agent, the Issuing Bank and the Banks the due and punctual payment of the principal of and the premium, if any, and interest on the Guaranteed Obligations and any and all other amounts due under or pursuant to the Loan Documents, when and as the same shall become due and payable (whether at stated maturity or by optional or mandatory prepayment or by declaration, redemption or otherwise) in accordance with the terms of the Loan Documents. The Guarantors’ guaranty under this Section is an absolute, present and continuing guarantee of payment and not of collectibility, and is in no way conditional or contingent upon any attempt to collect from either Borrower, any of the Guarantors or any other guarantor of the Guaranteed Obligations (or any portion thereof) or upon any other action, occurrence or circumstances whatsoever. In the event that either Borrower or any Guarantor shall fail so to pay any such principal, premium, interest or other amount to the Administrative Agent, the Issuing Bank or a Bank, the Guarantors will pay the same forthwith, without demand, presentment, protest or notice of any kind (all of which are waived by the Guarantors to the fullest extent permitted by law), in lawful money of the United States, at the place for payment specified in Loan Documents or specified by such Administrative Agent in writing, to such Administrative Agent. The Guarantors further agree, promptly after demand, to pay to the Administrative Agent, the Issuing Bank and Banks the costs and expenses incurred by such Administrative Agent, the Issuing Bank or Bank in connection with enforcing the rights of such Administrative Agent, the Issuing Bank and Banks against either or both of the Borrowers and any or all of the Guarantors (whether in a bankruptcy proceeding or otherwise) following any default in payment of any of the Guaranteed Obligations or the obligations of the Guarantors hereunder, including, without limitation, the fees and expenses of counsel to the Administrative Agent, the Issuing Bank and such Banks.
     Section 10.2 Obligations Absolute. The obligations of the Guarantors hereunder are and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of this Agreement, any of the Guaranteed Obligations or any of the Loan Documents, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any of the Guarantors may have against either Borrower, any other Guarantor or the Administrative Agent , the Issuing Bank or any Bank hereunder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, to the fullest extent permitted by law, any circumstance or condition whatsoever (whether or not any of the Guarantors shall have any knowledge or notice thereof), including, without limitation:
          (A) any amendment or modification of or supplement to any of the Loan Documents or any other instrument referred to herein or therein, or any assignment or transfer of any thereof or of any interest therein, or any furnishing or acceptance of additional security for any of the Guaranteed Obligations;
          (B) any waiver, consent or extension under any Loan Document or any such other instrument, or any indulgence or other action or inaction under or in respect of, or any extensions or renewals of, any Loan Document, any such other instrument or any Guaranteed Obligation;
          (C) any failure, omission or delay on the part of the Administrative Agent to enforce, assert or exercise any right, power or remedy conferred on or available to the Administrative Agent, the Issuing Bank or any Bank against either Borrower or any Guarantor, any Subsidiary of either Borrower or any Subsidiary of any Guarantor;
          (D) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to either Borrower, any Guarantor, any Subsidiary of either Borrower or any Subsidiary of any Guarantor or any property of either Borrower, any Guarantor or any such Subsidiary or any unavailability of assets against which the Guaranteed Obligations, or any of them, may be enforced;
          (E) any merger or consolidation of either Borrower, any Subsidiary of either Borrower or any Guarantor or any of the Guarantors into or with any other Person or any sale, lease or transfer of any or all of the assets of any of the Guarantors, either Borrower or any Subsidiary of either Borrower or any Guarantor to any Person;
          (F) any failure on the part of either Borrower, any Guarantor or any Subsidiary of either Borrower or any Guarantor for any reason to comply with or perform any of the terms of any agreement with any of the Guarantors;
          (G) any exercise or non-exercise by the Administrative Agent, the Issuing Bank or any Bank, of any right, remedy, power or privilege under or in respect of any of the Loan Documents or the Guaranteed Obligations, including, without limitation, under this Section;
          (H) any default, failure or delay, willful or otherwise, in the performance or payment of any of the Guaranteed Obligations;
          (I) any furnishing or acceptance of security, or any release, substitution or exchange thereof, for any of the Guaranteed Obligations;
          (J) any failure to give notice to any of the Guarantors of the occurrence of any breach or violation of, or any event of default or any default under or with respect to, any of the Loan Documents or the Guaranteed Obligations;
          (K) any partial prepayment, or any assignment or transfer, of any of the Guaranteed Obligations; or
          (L) any other circumstance (other than indefeasible payment in full) which might otherwise constitute a legal or equitable discharge or defense of a guarantor or which might in any manner or to any extent vary the risk of such Guarantor.
          The Guarantors covenant that their respective obligations hereunder will not be discharged except by complete performance of the obligations contained in the Loan Documents and this Agreement and the final and indefeasible payment in full of the Guaranteed Obligations.

The Guarantors unconditionally waive, to the fullest extent permitted by law (A) notice of any of the matters referred to in this Section, (B) any and all rights which any of the Guarantors may now or hereafter have arising under, and any right to claim a discharge of the Guarantor’s obligations hereunder by reason of the failure or refusal by the Administrative Agent, the Issuing Bank or any Bank to take any action pursuant to any statute permitting a Guarantor to request that the Administrative Agent or any Bank attempt to collect the Guaranteed Obligations from either Borrower, any of the Guarantors or any other guarantor, (C) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of the Administrative Agent, the Issuing Bank or any Bank against the Guarantors, including, without limitation, presentment to or demand of payment from either Borrower, any of the Subsidiaries of either Borrower or any Guarantor, or any of the other Guarantors with respect to any Loan Document or this agreement, notice of acceptance of the Guarantors’ guarantee hereunder and/or notice to either Borrower, any of the Subsidiaries of either Borrower or any Guarantor, or any Guarantor of default or protest for nonpayment or dishonor, (D) any diligence in collection from or protection of or realization upon all or any portion of the Guaranteed Obligations or any security therefor, any liability hereunder, or any party primarily or secondarily liable for all or any portion of the Guaranteed Obligations, and (E) any duty or obligation of the Administrative Agent, the Issuing Bank or any Bank to proceed to collect all or any portion of the Guaranteed Obligations from, or to commence an action against, either Borrower, any Guarantor or any other Person, or to resort to any security or to any balance of any deposit account or credit on the books of the Administrative Agent or any Bank in favor of either Borrower, any Guarantor or any other Person, despite any notice or request of any of the Guarantors to do so.
     Section 10.3 Continuing Obligations; Reinstatement. The obligations of the Guarantors under this ARTICLE X are continuing obligations and shall continue in full force and effect until such time as all of the Guaranteed Obligations (and any renewals and extensions thereof) shall have been finally and indefeasibly paid and satisfied in full. The obligations of the Guarantors under this ARTICLE X shall continue to be effective or be automatically reinstated, as the case may be, if any payment made by either Borrower, any Guarantor or any Subsidiary of either Borrower or any Guarantor on, under or in respect of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the recipient upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower, any Guarantor or any such Subsidiary, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to either Borrower, any Guarantor or any such Subsidiary or any substantial part of the property of either Borrower, any Guarantor or any such Subsidiary, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of all or any portion of the Guaranteed Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be stayed, enjoined or otherwise prevented for any reason, including without limitation because of the pendency of a case or proceeding relating to either Borrower, any Guarantor or any Subsidiary of either Borrower or any Guarantor under any bankruptcy or insolvency law, for purposes of this ARTICLE X and the obligations of the Guarantors hereunder, such Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if such Guaranteed Obligations had been accelerated in accordance with the terms of the applicable Loan Documents or of this Agreement.

     Section 10.4 Additional Security, Etc. The Guarantors authorize the Administrative Agent on behalf of the Issuing Bank and Banks without notice to or demand on the Guarantors and without affecting their liability hereunder, from time to time (a) to obtain additional or substitute endorsers or guarantors; (b) to exercise or refrain from exercising any rights against, and grant indulgences to, either Borrower, any Subsidiary of either Borrower or any Guarantor, any other Guarantor or others; and (c) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, premium, if any, and interest on, and other obligations consisting of, the Guaranteed Obligations. The Guarantors waive any right to require the Administrative Agent, the Issuing Bank or any Bank to proceed against any additional or substitute endorsers or guarantors or either Borrower or any of their Subsidiaries or any other Person or to pursue any other remedy available to the Administrative Agent, the Issuing Bank or any such Bank.
     Section 10.5 Information Concerning the Borrowers. The Guarantors assume all responsibility for being and keeping themselves informed of the financial condition and assets of either Borrower, the other Guarantors and their respective Subsidiaries, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantors assume and insure hereunder, and agree that neither the Administrative Agent, the Issuing Bank nor any Bank shall have any duty to advise the Guarantors of information known to the Administrative Agent, the Issuing Bank or any such Bank regarding or in any manner relevant to any of such circumstances or risks.
     Section 10.6 Guarantors’ Subordination. The Guarantors hereby absolutely subordinate, both in right of payment and in time of payment, any present and future indebtedness of either Borrower or any Subsidiary of either Borrower or any Guarantor to any or all of the Guarantors to the indebtedness of either Borrower or any such Subsidiary, the Issuing Bank or to the Banks (or any of them), provided that the Guarantors may receive scheduled payments of principal, premium (if any) and interest in respect of such present or future indebtedness so long as there is no Event of Default then in existence.
     Section 10.7 Waiver of Subrogation. Notwithstanding anything herein to the contrary, until the indefeasible payment in full of the Guaranteed Obligations, the Guarantors hereby waive any right of subrogation (under contract, Section 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution and hereby waive any right to enforce any remedy that the Administrative Agent, the Issuing Bank or any Bank now has or may hereafter have against either Borrower, any Guarantor or any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and the Guarantors hereby waive any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent, the Issuing Bank or any Bank to secure payment or performance of the Guaranteed Obligations or any other liability of the Borrowers to the Administrative Agent, the Issuing Bank or any Bank. The waiver contained in this Section shall continue and survive the termination of this Agreement and the final and indefeasible payment in full of the Guaranteed Obligations.
     Section 10.8 Enforcement. In the event that the Guarantors shall fail forthwith to pay upon demand of the Administrative Agent, the Issuing Bank or any Bank any amounts due pursuant to this ARTICLE X or to perform or comply with or to cause performance or compliance with any other obligation of the Guarantors under this Agreement, the Administrative Agent, the Issuing Bank and any Bank shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid or for the performance of or compliance with such terms, and may prosecute any such action or proceeding to judgment or final decree and may enforce such judgment or final decree against the Guarantors and collect in the manner provided by law out of the property of the Guarantors, wherever situated, any monies adjudged or decreed to be payable. The obligations of the Guarantors under this Agreement are continuing obligations and a fresh cause of action shall arise in respect of each default hereunder.
     Section 10.9 Miscellaneous. Except as may otherwise be expressly agreed upon in writing, the liability of the Guarantors under this ARTICLE X shall neither affect nor be affected by any prior or subsequent guaranty by the Guarantors of any other indebtedness to the Administrative Agent, the Issuing Bank or the Banks. Notwithstanding anything in this ARTICLE X to the contrary, the maximum liability of each Guarantor hereunder shall in no event exceed the maximum amount which could be paid out by such Guarantor without rendering such Guarantor’s obligations under this ARTICLE X, in whole or in part, void or voidable under applicable law, including, without limitation, (i) the Bankruptcy Code of 1978, as amended, and (ii) any applicable state or federal law relative to fraudulent conveyances.
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

Gladstone Commercial Corporation

By:		(SEAL)

George Stelljes III
Executive Vice President
and Chief Investment Officer

Gladstone Commercial Limited Partnership

By:	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

GCLP Business Trust I

By:

David Gladstone, Trustee

By:

George Stelljes III, Trustee

GCLP Business Trust II

By:

David Gladstone, Trustee

By:

George Stelljes III, Trustee

EE, 208 South Rogers Lane, Raleigh, NC LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

OB Midway NC Gladstone Commercial LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

Pocono PA GCC, LP (f/k/a GCC Pocono LLC)

By:	GCC COCO, Inc.
its General Partner

By:

Arthur S. Cooper, President

GCC Norfolk LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

COCO04 Austin TX, L.P. (f/k/a Tuscany Austin GCC L.P.)

By:	GCC COCO, Inc.
its General Partner

By:		(SEAL)

Arthur S. Cooper, President

First Park Ten COCO San Antonio, L.P.

By:	GCC COCO, Inc.
its General Partner

By:		(SEAL)

Arthur S. Cooper, President

Gladstone Lending LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

SLEE Grand Prairie, L.P.

By:	GCC Acquisition Holdings, LLC
its General Partner

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

WMI05 Hazelwood MO LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

HMBF05 Newburyport MA LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

2525 N Woodlawn VStrm Wichita, KS LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II
its General Partner

	By:		(SEAL)

David Gladstone, Trustee

	By:		(SEAL)

George Stelljes III, Trustee

MSI05-3 LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II
its General Partner

	By:		(SEAL)

David Gladstone, Trustee

	By:		(SEAL)

George Stelljes III, Trustee

CI05 CLINTONVILLE WILLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II
its General Partner

	By:		(SEAL)

David Gladstone, Trustee

	By:		(SEAL)

George Stelljes III, Trustee

SVMMC05 TOLEDO OH LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II
its General Partner

	By:		(SEAL)

David Gladstone, Trustee

	By:		(SEAL)

George Stelljes III, Trustee

NW05 RICHMOND VA LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II
its General Partner

	By:		(SEAL)

David Gladstone, Trustee

	By:		(SEAL)

George Stelljes III, Trustee

COMMITMENTS	Branch Banking and Trust Company,
as Administrative Agent, as Issuing Bank and as a Bank
$37,500,000

By:		(SEAL)

James C. Stallings III
Senior Vice President
Lending Office
Branch Banking and Trust Company
1909 K Street, NW
Washington, DC 20006
Attention: James Davis, Vice President
Telecopy number: (202) 835-9285
Telephone number: (202) 835-9361

with a copy to

Branch Banking and Trust Company
200 West Second Street, 16th Floor
Winston-Salem, NC 27101
Attention: James C. Stallings III, Senior Vice President
Telecopy number: (336) 733-2740
Telephone number: (336) 733-2717

And a copy to

Christopher E. Leon, Esq.
Womble Carlyle Sandridge & Rice, PLLC
P.O. Drawer 84
One West Fourth Street (27101)
Winston-Salem, North Carolina 27102
Telecopy: (336) 726-6932
Telephone: (336) 721-3518

$15,000,000	First Horizon Bank,
a Division of First Tennessee Bank, NA

By:		(SEAL)

J. Jordan O’Neill III
Senior Vice President
Lending Office
First Horizon Bank
1650 Tysons Blvd.
Suite 1150
McLean, VA 22102
Attn: J. Jordan O’Neill III
Senior Vice President
Telecopy number: (703) 734-1834
Telephone number: (703) 394-2518

$15,000,000	Compass Bank

By:		(SEAL)

Keely W. McGee
Vice President
Lending Office
Compass Bank
15 South Twentieth Street
15th Floor
Birmingham, AL 35233
Attn: Keely W. McGee
Telecopy number: (205) 297-7212
Telephone number: (205) 297-5920

EXHIBIT A
NOTICE OF BORROWING
                                        , 20
To:      Branch Banking and Trust Company

Re:	Amended and Restated Credit Agreement (as amended and modified from time to time, the “Credit Agreement”) dated as of March 17, 2006 among Gladstone Commercial
Corporation, Gladstone Commercial Limited Partnership, the Guarantors party thereto,
Branch Banking and Trust Company, [as an Issuing Bank and] Administrative Agent, and
the Banks listed on the signature pages thereof
Ladies and Gentlemen:
     Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.
     This Notice of Borrowing is delivered to you pursuant to Section 2.2 of the Credit Agreement.
     The Borrowers hereby request a Borrowing in the aggregate principal amount of $                     to be made on                     , 20                    .
     The Advances included in such Borrowing are to be: [Variable Monthly LIBOR Advances] [Euro-Dollar Advances with an Interest Period of [1] [3] or [6] month(s)] [Base Rate Advances].
     Attached to this Notice of Borrowing is a true, correct and complete calculation of the Borrowing Base and all components thereof. Attached to this Notice of Borrowing is a true, correct and complete List of Borrowing Base Assets reflecting all Borrowing Base Assets included in the Collateral on the date hereof, each Mortgaged Property is also an Eligible Property and each Pledged Mortgage Receivable is also an Eligible Mortgage Receivable.
     The Borrowers have caused this Notice of Borrowing to be executed and delivered by their duly authorized officers this                      day of                     , 20                    .
     All of the conditions applicable to the Borrowing requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied on the date of such Borrowing, including, without limitation, those set forth in Section 3.2 of the Credit Agreement.

Gladstone Commercial Corporation

By:	(SEAL)

Title:

Gladstone Commercial Limited Partnership

By:	(SEAL)

Title:

EXHIBIT B
REVOLVING CREDIT NOTE

$	Winston-Salem, North Carolina March 17, 2006
     For value received, GLADSTONE COMMERCIAL CORPORATION and GLADSTONE COMMERCIAL LIMITED PARTNERSHIP (collectively the “Borrowers”) jointly and severally promise to pay to the order of ______ (the “Bank”), for the account of its Lending Office, the principal sum of ______ and No/100 Dollars ($______), or such lesser amount as shall equal the unpaid principal amount of each Advance made by the Bank to the Borrowers or either of the Borrowers pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrowers, jointly and severally, promise to pay interest on the unpaid principal amount of this Revolving Credit Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the office of Branch Banking and Trust Company, 1909 K Street, NW, Washington, DC 20006, or at such other address as may be specified from time to time pursuant to the Credit Agreement.
     All Advances made by the Bank, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error of the Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement. This Note is secured by, among other security, the Collateral Documents, as the same may be modified or amended from time to time.
     This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of March 17, 2006 among the Borrowers, the Guarantors, the banks listed on the signature pages thereof and their successors and assigns, and Branch Banking and Trust Company, [as an Issuing Bank and] as Administrative Agent (as the same may be amended or modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.
     The Borrowers hereby waive presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

     The Borrowers, jointly and severally, agree, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys’ fees.
     The obligations of the Borrowers under this Note shall be joint and several.
     IN WITNESS WHEREOF, the Borrowers have caused this Revolving Credit Note to be duly executed under seal, by their duly authorized officers as of the day and year first above written.

Gladstone Commercial Corporation

By:	(SEAL)

Title:

Gladstone Commercial Limited Partnership

By:	(SEAL)

Title:

2

Revolving Credit Note (cont’d)
ADVANCES AND PAYMENTS OF PRINCIPAL

		Amount	Amount of
	Interest	of	Principal	Notation
Date	Rate	Advance	Repaid	Made By

3

EXHIBIT C
ASSIGNMENT AND ACCEPTANCE
Dated                                          __,
Reference is made to the Amended and Restated Credit Agreement dated as of March 17, 2006 (together with all amendments and modifications thereto, the “Credit Agreement”) among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, the Guarantors, Branch Banking and Trust Company, as [an Issuing Bank and] Administrative Agent, and the Banks listed on the signature pages thereof. Terms defined in the Credit Agreement are used herein with the same meaning.
     ______ (the “Assignor”) and ______ (the “Assignee”) agree as follows:
     1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a ___% interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation; (i) a ___% interest (which on the Effective Date hereof is $___) in the Assignor’s Commitment; (ii) a ___% interest (which on the Effective Date hereof is $___) in the Advances owing to the Assignor; (iii) a ___% interest (which on the Effective Date hereof is $___) in the Letter of Credit Advances owing to the Assignor; (iv) a ___% interest (which on the Effective Date hereof is $___) in the Assignor’s Letter of Credit Commitment; and (v) a ___% interest in the Note held by the Assignor (which on the Effective Date hereof is $___).
     2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $______ and the aggregate outstanding principal amount of Advances owing to it (without giving effect to assignments thereof which have not yet become effective) is $______, and as of the date hereof its Letter of Credit Commitment (without giving effect to assignments thereof which have not yet become effective) is $______, and the aggregate outstanding principal amount of its Letter of Credit Advances owing to it (without giving effect to assignments thereof which have not yet become effective) is $______; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or Guarantors or the performance or observance by the Borrowers or Guarantors of any of their respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note(s) referred to in paragraph 1 above and requests that the Administrative Agent exchange such Note as follows: [a new Note dated ______, ______ in the principal amount of ______ payable to the order of the Assignee] [new Notes as follows: a Note dated ______, ______ in the principal amount of $______ payable to the order of the Assignor and a Note dated ______, ______ in the principal amount of $______ payable to the order of the Assignee].
     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.4(A) thereof (or any more recent financial statements of the Company delivered pursuant to Section 5.1(A)or Section 5.1(B) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action.
     4. The Effective Date for this Assignment and Acceptance shall be _________ (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for execution and acceptance by the Administrative Agent [and to the Issuing Bank for execution by the Issuing Bank] and to the Borrowers for execution by the U.S. Borrowers (to the extent required under the Credit Agreement).
     5. Upon such execution and acceptance by the [Administrative Agent and execution by the Borrowers], [and execution by the Issuing Bank] from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section 8.3 and Section 9.3 of the Credit Agreement) and be released from its obligations under the Credit Agreement.
     6. Upon such execution and acceptance by the Administrative Agent [and execution by the Borrowers (if required under the Credit Agreement)] [and execution by the Issuing Banks] from and after the Effective Date, the Administrative Agent shall make all

2

payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Administrative Agent directly between themselves.
     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

Lending Office:
[Address]

Branch Banking and Trust Company, as Administrative Agent

By:

Title:

Gladstone Commercial Corporation

By:	(SEAL)

Title:

Gladstone Commercial Limited Partnership

By:	(SEAL)

Title:

3

EXHIBIT D
COMPANY’S CERTIFICATE
RESPECTING ADDITIONAL BORROWING BASE ASSETS
          Reference is made to the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of March 17, 2006 among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, the Guarantors, Branch Banking and Trust Company, as an Issuing Bank and Administrative Agent, and the Banks listed on the signature pages thereof. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.
          Pursuant to Section 2.14(B) of the Credit Agreement,                      , the duly authorized Chief Financial Officer, of Gladstone Commercial Corporation hereby certifies to the Administrative Agent and the Banks that: (i) the Property or Mortgage Receivable that the Borrowers propose to include in calculations of the Borrowing Base on the date hereof satisfies all of the requirements contained in the definition of “Eligible Property” or “Eligible Mortgage Receivable”, as the case may be, (ii) no Default has occurred and is continuing on the date hereof; and (iii) the representations and warranties of the Loan Parties contained in ARTICLE IV of the Credit Agreement and the other Loan Documents are true on and as of the date hereof.
          Certified as of the ___ day of March, 2006.
Gladstone Commercial Corporation
By:
Name:
Title:

EXHIBIT E
ACQUISITION CREDIT AND COLLECTION POLICY

EXHIBIT F
[FORM OF BORROWING BASE ASSET RELEASE]
     This BORROWING BASE ASSET RELEASE is made as of this ___ day of                     , 200___ by and between Branch Banking and Trust Company, as administrative agent (the “Agent”) for itself and for a syndicate of Banks, and Gladstone Commercial Corporation, a Maryland corporation, and Gladstone Commercial Limited Partnership, a Delaware limited partnership, as borrowers (the “Borrowers”).
     1. Reference is made to that certain (i) Amended and Restated Credit Agreement dated as of March 17, 2006 (the “Credit Agreement”), as from time to time in effect, among the Borrowers, certain guarantors, the Agent and the Banks, [(ii) Addition of New Collateral Agreement dated as of [DATE] (the “Addition of New Collateral Agreement”) among the Borrowers, certain new Guarantors of the Obligations including                     , a [State of Organization] [limited liability] company (“[Short Name of Guarantor]”)], and (iii) Amended and Restated Equity Pledge Agreement of even date with the Credit Agreement (the “Equity Pledge Agreement”) by the Borrowers [and the Guarantor] in favor of the Agent. Terms used in this Agreement and not defined herein are used herein as defined in the Credit Agreement.
     2. The Borrowers have furnished to the Agent the Borrowing Base Certificate and the Compliance Certificate required by Section 2.15(B) in connection with the requested release of a Borrowing Base Asset.
     3. At the request of the Borrowers in connection with the refinancing by a Long Term Limited Recourse Mortgage Loan of the Mortgaged Property in                     County, [State] owned by [Short Name of Guarantor] (the “Property”), each of the Agent and the Banks hereby (a) releases [Short Name of Guarantor] from its Guaranty of the Obligations entered into in pursuant to the [Credit Agreement][Addition of New Collateral Agreement] and (b) releases all [limited liability company membership] interests in [Short Name of Guarantor] pledged by the [Operating Partnership] pursuant to the [Equity Pledge Agreement][Addition of New Collateral Agreement and Equity Pledge Agreement].
     4. The parties hereto hereby confirm (i) that the Credit Agreement and each of the Loan Documents remain in full force and effect and (ii) except for the [limited liability] interests in [Short Name of Guarantor] released above, the Agent’s security interest in all Collateral remains valid and subsisting and in full force and effect.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hand under seal as of the date first above written.

GLADSTONE COMMERCIAL CORPORATION

By: (SEAL)
George Stelljes III
Executive Vice President
and Chief Investment Officer

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

By: GCLP Business Trust II, its General Partner

By: (SEAL)
David Gladstone, Trustee

By: (SEAL)
George Stelljes III, Trustee

BRANCH BANKING AND TRUST COMPANY, as Administrative Agent and as a Bank

By: (SEAL)
James C. Stallings III
Senior Vice President

EXHIBIT G-1
FORM OF ORGANIZATIONAL DOCUMENTS FOR LLC SUBSIDIARIES
CERTIFICATE OF FORMATION
OF

     This Certificate of Formation of                                         dated as of                     is being duly executed and filed by                     , as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.):
1.	Name. The name of the Delaware limited liability company formed hereby is (the “Company”).

2.	Registered Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

3.	Registered Agent. The name of the registered agent for service of process for the Company in the State of Delaware is the Corporation Service Company, whose address is 2711 Centerville Road, Suite 400, Wilmington, DE 19808.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of .

Authorized Person

OPERATING AGREEMENT

     THIS OPERATING AGREEMENT (this “Agreement”) is made and entered into effective for all purposes as of the                     , by Gladstone Commercial Limited Partnership, a Delaware limited partnership (the “Member”).
     WHEREAS, the Member caused                      (the “Company”) to be formed as a single member limited liability company pursuant to a Certificate of Formation filed on                      with the Office of the Secretary of State of the State of Delaware by                      an authorized person.
     WHEREAS, effective as of the filing of the Certificate of Formation with the Secretary of the State of Delaware, the powers of the above authorized person shall be deemed to have ceased and the Manager, as defined below, shall thereafter be designated as an authorized person, within the meaning of the Act. The Manager, as an authorized person within the meaning of the Act, shall execute, deliver and file any other certificates, instruments or agreements (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business or for any other lawful purpose.
     NOW, THEREFORE, the Member, intending to be legally bound, hereby agrees as follows.
SECTION 1.
DEFINITIONS
     Capitalized words and phrases used in this Operating Agreement have the following meanings:
     “Act” means the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).
     “Affiliate” means, with respect to any Person (i) any individual, corporation, limited liability company, partnership, trust or other legal entity directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person or (iii) any individual who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, general partners, members or persons exercising similar authority with respect to such Person.

     “Agreement” or “Operating Agreement” means this Operating Agreement of the Company as amended from time to time, which shall constitute the limited liability company agreement of the Company for all purposes of the Act. Words such as “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” refer to this Agreement as whole, unless the context otherwise requires.
     “Bankruptcy” means, with respect to any Person, a “Voluntary Bankruptcy” or an “Involuntary Bankruptcy.” A “Voluntary Bankruptcy” means, with respect to any Person (i) the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property or (iii) corporate or other action taken by such Person to authorize any of the actions set forth above. An “Involuntary Bankruptcy” means, with respect to any Person, without the consent or acquiescence of such person, (i) the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statue, law or regulation, (ii) the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or (iii) without the consent or acquiescence of such Person, the entering of an order appoint a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within ninety (90) days. The foregoing is intended to supersede and replace the events listed in Sections 18-304(a) and (b) of the Act.
     “Certificate” means the Certificate of Formation filed with the Secretary of State of the State of Delaware pursuant to the Act to form the Company, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.
     “Indemnified Person” means the Manager, any officer of the Company appointed by the Manager, and any Affiliate which performs services for the benefit of the Company, each of their respective partners, officers, directors, shareholders, members or employees and such other Persons as the Member may designate from time to time, in its sole and absolute discretion.
     “Liquidator” means the Manager or such other Person appointed by the Member acting in the capacity of liquidating trustee of the Company.
     “Manager” means Gladstone Commercial Limited Partnership or such other Person appointed by the Member pursuant to the terms of this Agreement.
     “Member” means Gladstone Commercial Limited Partnership or any Person who is admitted as a Member pursuant to the terms of this Agreement. “Members” means all such

Persons.
     “Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.
     “Properties” means all real, and if any, personal property acquired by the Company, and shall include both tangible and intangible property.
SECTION 2.
THE COMPANY
2.1 Name.
     The name of the Company is                     , and all business of the Company shall be conducted in such name or in such other name as the Manager may designate.
2.2 Purpose; Powers.
     (a) The sole purpose and nature of the business to be conducted by the Company is to acquire, own, hold, maintain, manage, operate, improve, develop, finance, pledge, encumber, mortgage, sell, exchange, lease, dispose of and other wise deal with the Properties. The Company shall not engage in any business unrelated to the Properties and shall not own any assets other than real property and those related to such property or otherwise in furtherance of the purposes of the Company as set forth in this Section 2.2.
     (b) The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 2.2 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Manger pursuant to Section 6 hereof.
2.3 Principal Place of Business; Agent for Service of Process.
     (a) The principal place of business of the Company shall be located at such place as is determined by the Manager.
     (b) The registered agent for service of process on the Company in the State of Delaware shall be Corporation Service Company or any successor as appointed by the Manager in accordance with the Act. The address for the registered agent shall be:
Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

     (c) The initial registered office of the Company in the State of Delaware is:
________________________
c/o Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808
     The Company may maintain other offices, as determined by the Manager.
2.4 Term.
     The term of the Company commenced on the date of the Certificate was filed in the Office of the Secretary of the State of Delaware in accordance with the Act. The Member intends that the existence of the Company shall continue until the earlier to occur of (i) the winding up and liquidation of the Company and the completion of its business following a Dissolution Event, as provided in Section 7.1 hereof or(ii) December 31, 2073.
2.5 Title to Property.
     All assets owned by the Company shall be owned by the Company as an entity, and no Member shall have any ownership interest in such assets in its individual name, and each Member’s interest in the Company shall be personal property for all purposes. At all times the Company shall hold title to all of its Properties in the name of the Company and not in the name of any Member.
2.6 Payments of Individual Obligations.
     The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.
SECTION 3.
CAPITAL CONTRIBUTIONS AND OTHER MATTERS
3.1 Capital Contributions.
     The Member has or will cause the Properties to be deeded to the Company as an initial capital contribution. In consideration of such capital contribution, the Member has received 100% of the membership interests in the Company. The Member may, but shall not be required to, make subsequent capital contributions to the Company.
3.2 Other Matters.
     (a) The Member shall not receive any interest, salary, drawing or other compensation with respect to its capital contributions or for services rendered on behalf of the Company or otherwise, in its capacity as a Member, except as otherwise provided in this Agreement.

     (b) The Member shall not be liable for the debts or any other obligations of the Company, nor shall the Member be required to guarantee any debts, liabilities, contracts or obligations of the Company.
     (c) The Member shall not be required to lend any funds to the Company.
SECTION 4.
PROFIT, LOSS, INCOME AND DEDUCTIONS; DISTRIBUTIONS
4.1 Determination of Profit and Loss.
     The profit and loss of the Company shall be determined in accordance with the accounting methods followed for federal income tax purposes and otherwise in accordance with sound accounting principles and procedures applied in a consistent manner. An accounting shall be made for each taxable year by the accountants employed by the Company as soon as possible after the close of each such taxable year to determine the profit or loss of the Company, which shall be credited or debited, as the case may be, to the Member.
4.2 Allocation of Profits, Losses, Income and Deductions; Distributions.
     One hundred percent (100%) of the profits, losses, income and deductions of the Company shall be allocated to the Member. The Manager may make distributions to the Member from time to time in its discretion, and shall make a distribution to the Member upon any written request therefore from the Member.
SECTION 5.
ADMISSION OF ADDITIONAL MEMBERS
5.1 Admission of Additional Members.
     The Member may admit additional members to the Company as it deems appropriate in its sole discretion. In the event the Member determines to admit additional members to the Company, such additional members shall be bound by this Agreement, any of the provisions of which may be amended or modified to take into account such additional members as agreed by the Member and the additional members.
SECTION 6.
MANAGEMENT AND INDEMNIFICATION
6.1 Actions by the Member.
     The Member may admit additional members to the Company as it deems appropriate in its sole discretion. In the event the Member determines to admit additional members to the Company, such additional members shall be bound by this Agreement, any of the provisions of which may be amended or modified to take into account such additional members as agreed by the Member and the additional members.
6.2 Actions by the Member.
     (a) The Manager shall manage the business and affairs of the Company. The Manager shall have full, exclusive and complete discretion, power and authority, subject in all cases to the provisions of this Agreement and the requirements of applicable law, to manage, control, administer and operate the business and affairs of the Company for the purposes herein stated, to make all decisions affecting such business and affairs, to adopt such accounting rules and procedures as it deems appropriate in the conduct of the business and affairs of the Company and to do all things it deems necessary or desirable in the conduct of the business and affairs of the Company. The Manager has full power and discretion to cause the Company to borrow money, pledge, mortgage, and assign the Properties and to enter into guarantees. The Manager may appoint and delegate responsibilities to such officers and other agents as it deems appropriate in its sole discretion.
     (b) The Manager shall be appointed by the Member and need not be a member of the Company. The Manager may be removed and replaced by the Member at any time with or without cause.
     (c) The Manager shall be an “authorized person” as such term is used in the Act and is authorized to execute or file any document required or permitted to be filed on behalf of the Company.
6.3 Indemnification of Indemnified Persons.
     The Company shall defend, indemnify, and save harmless each Indemnified Person for all loss, liability, damage, cost, or expense (including reasonable attorneys’ fees) incurred by reason of any demands, claims, suits, actions, or proceedings arising out of (a) the Indemnified Person’s relationship to the Company or (b) such Indemnified Person’s capacity as the Manager of an officer, except for such loss, liability, damage, cost, or expense as arises out of the theft, fraud, willful misconduct, or gross negligence by such Indemnified Person. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, and not less often than monthly upon receipt of an undertaking by and on behalf of the Indemnified Person to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company.
SECTION 7.
DISSOLUTION AND WINDING UP
7.1 Dissolution Events.
     The Company shall be dissolved and its affairs wound up upon the expiration of the term of the Company as provided in Section 2.4 or upon the happening of any of the following:

     (a) The sale of disposition of all or substantially all of the Company assets, and the distribution of the proceeds thereof to the Member;
     (b) The decision by the Member to dissolve;
     (c) The occurrence of an event that makes it unlawful for the Company’s business to be continued;
     (d) The entry by a court of competent jurisdiction of a decree of judicial dissolution; or
     (e) The liquidation, dissolution or Bankruptcy of the Member.
7.2 Winding Up.
     Upon dissolution under Section 7.1, no further business shall be conducted by the Company except for the taking of such action as shall be necessary for the winding-up of the affairs of the Company and the distribution of its assets to the Member pursuant to the provisions hereof, and thereupon the Manager shall act as the Liquidator of the Company within the meaning of the Act and immediately proceed to wind up and terminate the business and affairs of the Company.
7.3 Sale of Company Assets.
     Upon dissolution, the Liquidator shall sell such of the Company assets as it deems necessary or appropriate. In lieu of the sale of any or all of the Properties, the Liquidator may convey, distribute and assign all or any part of the Properties to the Member in such form of ownership as shall be determined by the Liquidator to be applicable to the jurisdiction where the Property is located. A full accounting shall be made of the accounts of the Company and of the Company’s assets, liabilities and income, from the date of the last accounting to the date of such dissolution. The profits and losses of the Company shall be determined to the date of dissolution and transferred as provided in Section 4, to the Member.
7.4 Distribution of Assets.
     The Liquidator shall apply the remaining Company assets, in the following order of priority:
     (a) First, to the payment and discharge of, or the making of reasonable provisions for, all of the Company’s debts and liabilities to Persons other than the Member, including contingent, conditional and unmatured liabilities of the Company, and the expenses of dissolution and winding-up, in the order of priority as provided by law, including the establishment of a reserve fund for contingent, conditional and unmatured claims as deemed necessary reasonable by the Liquidator;

     (b) Second, to the payment and discharge of, or the making of reasonable provisions for, all of the Company’s debts and liabilities to the Member; and
     (c) Third, all remaining assets to the Member.
SECTION 8.
SEPARATENESS COVENANTS
8.1 Affirmative Covenants.
     The Company shall (i) maintain its accounts, books and records separate from any other person or entity, (ii) maintain its books, records, resolutions and agreements as official records, (iii) hold its assets in its own name, (iv) conduct is business in its own name (provided that the Member or its Affiliates may provide management or other services for the Company), (v) maintain its internal financial statements, accounting records and other entity documents separate from any other person or entity (provided that its external financial statements and tax returns may be prepared on a consolidated basis with other entities), (vi) hold itself out and identify itself as a separate and distinct entity under its own name and not as a part of any person or entity, (vii) correct any known misunderstanding regarding its separate identity, and (viii) observe all limited liability company formalities.
8.2 Negative Covenants.
     The Company shall not (i) have any material assets other than those related to the Properties (including cash and cash equivalents) or (ii) identify the Member or any of its Affiliates as a part of it.
SECTION 9.
MISCELLANEOUS
9.1 Variation of Terms.
     All terms and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.
9.2 Governing Law.
     The laws of the State of Delaware (other than the choice of law provisions thereof) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.
9.3 Waiver.
     Any of the terms and conditions of this Agreement may be waived in whole or in part, but only by an agreement in writing making specific reference to this Agreement and executed by the party entitled to the benefit thereof.
9.4 Binding Agreement and Successors.
     This Agreement shall be binding upon and shall inure to the benefit of the Member and its successors and assigns.
9.5 No Third-Party Beneficiaries.
     Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies.
9.6 Section Headings.
     Section headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement or any of its terms and conditions.
9.7 Interest Held for Investment.
     The Member does hereby represent and warrant by the execution of this Agreement that its interest in the Company was obtained for investment purposes only and not for resale or distribution.
9.8 Securities Law Restrictions.
     The interests described in this Agreement have not been registered under the Securities Act of 1933, as amended, or under the securities laws of the State of Delaware or any other jurisdiction. Consequently, these interests may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, except in accordance with the provisions of such laws and this Agreement.
     IN WITNESS WHEREOF, the undersigned party has executed and entered into this Operating Agreement of the Company effective as of the day first above set forth.

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP
A Delaware limited partnership, its sole and managing member

By:	GLADSTONE COMMERCIAL CORPORATION,
A Delaware corporation, its general partner

By:
Christopher Massey
Managing Director

EXHIBIT G-2
AGREEMENT OF LIMITED PARTNERSHIP
OF
[GLADSTONE ENTITY], L.P.
     THIS AGREEMENT OF LIMITED PARTNERSHIP (“Agreement”) is made and effective for all purposes as of the ___ day of                     , 200_, by and between [Gladstone Entity], INC., a Delaware corporation (the “General partner”), and GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership (the “Limited Partner”, and together with the General Partner, the “Partners”).
     WHEREAS, the Partners desire to join together and form a limited partnership under and pursuant to the Act (as hereinafter defined), and other relevant laws of the State of Delaware, for the purposes and upon the terms and conditions hereinafter set forth.
     NOW THEREFORE, the Partners, intending to be legally bound, hereby agree as follows.
SECTION 1
DEFINITIONS
     Capitalized words and phrases used in this Operating Agreement have the following meanings:
     “Act” means the Delaware Revised Uniform Limited Partnership Act, Title 6, Chapter 17 of the Annotated Code of Delaware, as such act may from time to time be amended, including any successor statute.
     “Affiliate” means, with respect to any Person (i) any individual, corporation, limited liability company, partnership, trust or other legal entity directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person or (iii) any individual who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, general partners, members or persons exercising similar authority with respect to such Person.
     “Agreement” means this Agreement of Limited Partnership of [GLADSTONE ENTITY], L.P., as amended from time to time, which shall constitute the limited partnership agreement of the Partnership for all purposes of the Act. Words such as “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

     “Bankruptcy” means, with respect to any Person, a “Voluntary Bankruptcy” or an “Involuntary Bankruptcy.” A “Voluntary Bankruptcy” means, with respect to any Person (i) the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property or (iii) corporate or other action taken by such Person to authorize any of the actions set forth above. An “Involuntary Bankruptcy” means, with respect to any Person, without the consent or acquiescence of such Person, (i) the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, (ii) the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or (iii) without the consent or acquiescence of such’ Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within ninety (90) days.
     “Certificate” means the certificate of formation for the Partnership filed in the office of the Secretary of State of Delaware pursuant to the Act, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.
     “General Partner” means [Gladstone Entity], INC., a Delaware corporation, or any Person who is admitted as a General Partner pursuant to the terms of this Agreement.
     “Indemnified Person” means the General Partner, any officer of the Partnership appointed by the General Partner, and any Affiliate which performs services for the benefit of the Partnership, each of their respective partners, officers, directors, shareholders, members or employees and such other Persons as the General Partner may designate from time to time, in its sole and absolute discretion.
     “Limited Partner” means GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership, or such other Person who is admitted as a limited partner pursuant to the terms of this Agreement.
     “Liquidator” means the General Partner or such other Person appointed by the Partners acting in the capacity of liquidating trustee of the Partnership.
     “Partners” means General Partner(s) and Limited Partner(s).
     “Partnership” means the limited partnership, known as [GLADSTONE ENTITY], L.P., formed pursuant to this Agreement and the Certificate.

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     “Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.
     “Property” means all real, and if any, personal property acquired by the Partnership and shall include both tangible and intangible property.
SECTION 2
THE PARTNERSHIP
     2.1 Name.
     The name of the Partnership is [GLADSTONE ENTITY], L.P., and all business of the Partnership shall be conducted in such name or in such other name as the General Partner may designate.
     2.2 Purpose; Powers.
          (a) The purpose and nature of the business to be conducted by the Partnership is to acquire, own, hold, maintain, manage, operate, improve, develop, construct, finance, pledge, encumber, mortgage, sell, exchange, lease, dispose of and otherwise deal with the Property.
          (b) The Partnership shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Partnership set forth in this Section 2.2 and has, without limitation, any and all powers that may be exercised on behalf of the Partnership by the General Partner pursuant to hereof.
     2.3 Principal Place of Business; Agent for Service of Process.
          (a) The principal place of business of the Partnership shall be located at such place as determined by the General Partner.
          (b) The registered agent for service of process on the Partnership in the State of Delaware shall be Corporation Service Company or any successor as appointed by the General Partner in accordance with the Act. The address for the registered agent shall be
           Corporation Service Company
           2711 Centerville Road, Suite 400
           Wilmington, Delaware 19808
          (c) The initial registered office of the Partnership in the State of Delaware is:
           [GLADSTONE ENTITY], L.P.
           c/o Corporation Service Company
           2711 Centerville Road, Suite 400
           Wilmington, Delaware 19808
          (d) The Partnership may maintain other offices, as determined by the General Partner.

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     2.4 Term.
          The term of the Partnership commenced on the date the Certificate was filed in the Office of the Secretary of State of State of Delaware in accordance with the Act. The Partners intend that the existence of the Partnership shall continue until the earlier to occur of (i) winding up and liquidation of the Partnership and the completion of its business following a Dissolution Event, as provided in Section 7.1 hereof or (ii) December 31, 2073.
     2.5 Title to Property.
          All Property owned by the Partnership shall be owned by the Partnership as an entity, and no Partner shall have any ownership interest in such Property in its individual name, and each Partner’s interest in the Partnership shall be personal property for all purposes. The Partnership shall hold title to its Property in the name of the Partnership and not in the name of any Partner.
     2.6 Payments of Individual Obligations.
          The Partnership’s credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be transferred or encumbered for, or in payment of, any individual obligation of any Partner.
SECTION 3
CAPITAL CONTRIBUTIONS AND OTHER MATTERS
     3.1 Capital Contributions.
          The General Partner shall not make any capital contribution to the Partnership and shall receive no ownership interest in the Partnership. The Limited Partnership has or will cause the Property to be deeded to the Partnership as an initial capital contribution. In consideration of such capital contribution, the Limited Partner has received 100% of the partnership interest in the Partnership. Upon the request of the General Partner, the Limited Partner may, but shall not be required to, make subsequent capital contributions to the Partnership.
     3.2 Other Matters.
          (a) No Partner shall receive any interest, salary or drawing with respect to its capital contribution or for services rendered on behalf of the Partnership or otherwise, in its capacity as a Partner, except as otherwise provided in this Agreement.
          (b) The Limited Partner shall not be liable for the debts or any other obligations of the Partnership, nor shall any Partner be required to guarantee any debts, liabilities, contracts or obligations of the Partnership.
          (c) No Partner shall be required to lend any funds to the Partnership.

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          (d) No Partner shall receive any salary or other compensation for services rendered on behalf of the Partnership. Notwithstanding the foregoing, the Partnership may enter into a property management agreement or other services agreement with a Partner or an Affiliate of a Partner.
SECTION 4
PROFIT, LOSS, INCOME AND DEDUCTIONS; DISTRIBUTIONS
     4.1 Determination of Profit and Loss. The profit and loss of the Partnership shall be determined in accordance with the accounting methods followed for federal income tax purposes and otherwise in accordance with sound accounting principles and procedures applied in a consistent manner. An accounting shall be made for each taxable year by the accountants employed by the Partnership as soon as possible after the close of each such taxable year to determine the profit or loss of the Partnership, which shall be credited or debited, as the case may be, 100% to the Limited Partner.
     4.2 Allocation of Profits, Losses, Income and Deductions; Distributions.
          (a) One hundred percent (100%) of the profits, losses, income and deductions of the Partnership shall be allocated to the Limited Partner. One hundred percent (100%) of all cash of the Partnership available for distribution shall be distributed to the Limited Partner. The General Partner may make distributions of available cash or other assets to the Limited Partner from time to time in its discretion, and shall make a distribution of available cash or other assets to the Limited Partner upon any written request therefor from the Limited Partner.
          (b) It is the intent of the Partners that the Partnership shall be treated as a disregarded entity for income tax purposes, with all items of profit, loss, income and deduction of the Partnership allocated to and reported by the Limited Partner. In the event that the Partnership is treated as a partnership for income tax purposes, the provisions of Section 4.2(c) below shall apply.
          (c) In the event that the Partnership is treated as a partnership for income tax purposes, the following provision shall apply:
(i)	Subject to (ii) through (v) below, one hundred percent (100%) of the profits, losses, income and deductions of the Partnership shall be allocated to the Limited Partner.

(ii)	Notwithstanding anything to the contrary contained in this Section 4.2(c), the Partnership shall comply with Treasury Regulation section 1.704-2, as amended, with respect to the allocation of deductions and the charge back of minimum gain on nonrecourse debts of the Partnership.

(iii)	Notwithstanding anything to the contrary contained in this Section 4.2(c), no Partner shall be allocated a net loss which would cause

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or increase a deficit balance in its capital account in excess of any actual or deemed obligation of such Partner to restore deficits (as defined in Treasury Regulation Section 1.704-1(b)(2)(ii)(c) and the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704 2(i)(5)). If any Partner shall receive with respect to the Partnership an adjustment, allocation or distribution in the nature described in Treasury Regulation section 1.704-1(b)(2)(ii)(d)(4)-(6), as amended, which causes or increases a deficit in such Partner’s capital account, such Partner shall be allocated items of income and gain in an amount and manner as will eliminate such deficit balance as quickly as possible. It is intended that this Section 4.2(c)(iii) shall constitute a “qualified income offset” within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(d)(3), as amended.
(iv)	Any allocations required pursuant to Section 4.2(c)(iii) above shall be taken into account in allocating profits, losses, income and deductions pursuant to Section 4.2(c)(i) above, so that, to the extent possible, the cumulative amount of such allocations shall be equal to the cumulative amount that would have been allocated to the Limited Partner if the allocations pursuant to Section 4.2(c)(iii) above had not occurred.

(v)	Notwithstanding anything to the contrary contained in this Section 4.2(c), any portion of any income, gain, loss or deduction with respect to property contributed to the Partnership by a Partner shall be allocated among the Partners in accordance with Internal Revenue Code section 704(c) and Treasury Regulation section 1.704-3, as amended, so as to take account of the variation, if any, between the adjusted tax basis of such property to the Partnership and its fair market value at the time of the contribution, provided, however, that allocation to Partners under this Section 4.2(c)(v) shall not affect a Partner’s capital account to the extent such amounts have previously been reflected in such capital account.

(vi)	A capital account (which shall be a book account) shall be established and maintained for each Partner in a manner determined by the General Partner to be in compliance with Treasury Regulation section 1.704-1(b)(2)(iv), as amended. All distributions to the Partners made in connection with a liquidation of the Partnership shall be made to the Partners based on their respective positive capital account balances, after such balances have been adjusted to reflect all allocations and distributions for all periods (and the Partners hereby acknowledge that it is their intent that all such distributions in liquidation shall be made solely to the Limited Partner).

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(vii)	The General Partner shall be the Tax Matters Partner of the Partnership as provided in section 6231 of the Internal Revenue Code. The Partnership shall reimburse the Tax Matters Partner for any expenses incurred by the Tax Matters Partner in connection with the performance of its duties as Tax Matters Partner. The General Partner shall have the power to make such elections under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of items of Partnership income, gain, loss, deduction and credit, and to all other relevant matters, as it deems necessary or desirable.
SECTION 5
ADMISSION OF ADDITIONAL OR SUBSTITUTE PARTNERS
     5.1 Admission of Additional or Substitute Partners. No additional or substitute General or Limited Partner may be admitted to the Partnership without the consent of all Partners. Each additional or substitute Partner shall, upon its admission as a Partner, agree in writing to be bound by all of the terms, provisions and conditions of this Agreement.
SECTION 6
MANAGEMENT AND INDEMNIFICATION.
     6.1 Actions by the Limited Partner. The Limited Partner, in its capacity as a Limited Partner, shall not have authority to act for or on behalf of the Partnership, or to bind the Partnership in any way solely by virtue of being a partner of the Partnership.
     6.2 Authority of the General Partner.
          (a) The General Partner shall manage the business and affairs of the Partnership. The General Partner shall have full, exclusive and complete discretion, power and authority, subject in all cases to the provisions of this Agreement and the requirements of applicable law, to manage, control, administer and operate the business and affairs of the Partnership for the purposes herein stated, to make all decisions affecting such business and affairs, to adopt such accounting rules and procedures as it deems appropriate in the conduct of the business and affairs of the Partnership and to do all things it deems necessary or desirable in the conduct of the business and affairs of the Partnership. The General Partner has full power and discretion to cause the Partnership to borrow money, pledge, mortgage, and assign the Property and to enter into guarantees. The General Partner may appoint and delegate responsibilities to such officers and other agents, as it deems appropriate in its sole discretion.
          (b) Any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitle to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. In no event shall any Person

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dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
     6.3 Indemnification of Indemnified Persons. The Partnership shall defend, indemnify, and save harmless each Indemnified Person for all loss, liability, damage, cost, or expense (including reasonable attorneys’ fees) incurred by reason of any demands, claims, suits, actions, or proceedings arising out of (a) the Indemnified Person’s relationship to the Partnership or (b) such Indemnified Person’s capacity as the General Partner or an officer, except for such loss, liability, damage, cost, or expense as arises out of the theft, fraud, willful misconduct, or gross negligence by such Indemnified Person. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Partnership in advance of the final disposition of such action, suit or proceeding, and not less often than monthly upon receipt of an undertaking by and on behalf of the. Indemnified Person to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Partnership.
SECTION 7
DISSOLUTION AND WINDING UP
     7.1 Dissolution Events. The Partnership shall be dissolved and its affairs wound up upon the expiration of the term of the Partnership as provided in Section 2.4 or upon the happening of any of the following:
          (a) the sale or disposition of all or substantially all of the Partnership assets, and the distribution of the proceeds thereof to the Limited Partner;
          (b) the decision by the Partners to dissolve;
          (c) the occurrence of an event that makes it unlawful for the Partnership’s business to be continued;
          (d) the entry by a court of competent jurisdiction of a decree of judicial dissolution of the Partnership; or
          (e) the liquidation, dissolution or Bankruptcy of the General Partner, unless within 90 days after such occurrence the Limited Partner elects to continue the Partnership and elects a new general partner, and such new general partner agrees in writing to be bound by all of the terms, provisions and conditions of the Agreement.

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     7.2 Winding Up. Upon dissolution under Section 7.1, no further business shall be conducted by the Partnership except for the taking of such action as shall be necessary for the winding-up of the affairs of the Partnership and the distribution of its assets to the Limited Partner pursuant to the provisions hereof, and thereupon the General Partner (or such other Person approved by the Partners) shall act as the Liquidator of the Partnership within the meaning of the Act and immediately proceed to wind up and terminate the business and affairs of the Partnership.
     7.3 Sale of Partnership Assets. Upon dissolution, the Liquidator shall sell such of the Partnership assets as it deems necessary or appropriate. In lieu of the sale of the Property, the Liquidator may convey, distribute and assign all or any part of Property to the Limited Partner in such form of ownership as shall be determined by the Liquidator to be applicable to the jurisdiction where the Property is located. A full accounting shall be made of the accounts of the Partnership and of the Partnership’s assets, liabilities and income, from the date of the last accounting to the date of such dissolution. The profits and losses of the Partnership shall be determined to the date of dissolution and transferred as provided in Section 4, to the Limited Partner.
     7.4 Distribution of Assets. The Liquidator shall apply the remaining Partnership assets, in the following order of priority:
          (a) first, to the payment and discharge of, or the making of reasonable provisions for, all of the Partnership’s debts and liabilities to Persons other than the Limited Partner, including contingent, conditional and unmatured liabilities of the Partnership, and the expenses of dissolution and winding-up, in the order of priority as provided by law, including the establishment of a reserve fund for contingent, conditional and unmatured claims as deemed necessary and reasonable by the Liquidator;
          (b) second, to the payment and discharge of, or the making of reasonable provisions for, all of the Partnership’s debts and liabilities to the Limited Partner; and
          (c) third, all remaining assets to the Limited Partner.
SECTION 8
SEPARATENESS COVENANTS
     8.1 Affirmative Covenants. The Partnership shall (i) maintain its accounts, books and records separate from any other person or entity, (ii) maintain its books, records, resolutions and agreements as official records, (iii) hold its assets in its own name, (iv) conduct its business in its own name (provided that any Partner or its Affiliates may provide management or other services for the Partnership), (v) maintain its internal financial statements, accounting records and other entity documents separate from any other person or entity (provided that its external financial statements and tax returns may be prepared on a consolidated basis with other entities), (vi) hold itself out and identify itself as a separate and distinct entity under its own name and not as a part of any person or entity, (vii) correct any known misunderstanding regarding its separate identity,

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and (viii) observe all limited partnership formalities.
SECTION 9
MISCELLANEOUS
     9.1 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.
     9.2 Governing Law. The laws of the State of Delaware (other than the choice of law provisions thereat) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.
     9.3 Waiver. Any of the terms and conditions of this Agreement may be waived in whole or in part, but only by an agreement in writing making specific reference to this Agreement and executed by the party entitled to the benefit thereof.
     9.4 Binding Agreement and Successors. This Agreement shall be binding upon and shall inure to the benefit of the Partners and their successors and assigns.
     9.5 No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies.
     9.6 Section Headings. Section headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement or any of its terms and conditions.
     9.7 Interest Held for Investment. The Limited Partner does hereby represent and warrant by the execution of this Agreement that its interest in the Partnership was obtained for investment purposes only and not for resale or distribution.
     9.8 Securities Laws Restrictions. The interests described. in this Agreement have not been registered under the Securities Act of 1933, as amended, or under the securities laws of the State of Delaware or any other jurisdiction. Consequently, these interests may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, except in accordance with the provisions of such laws and this Agreement.

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     IN WITNESS WHEREOF, the undersigned parties have executed and entered into this Agreement effective as of the day first above set forth.

GENERAL PARTNER:

[Gladstone Entity], Inc., a Delaware corporation

By:

[Name], [Title]

LIMITED PARTNER:

Gladstone Commercial Limited Partnership, a Delaware limited partnership

By:	GCLP Business Trust II, its General Partner

By:

David Gladstone, Trustee

By:

George Stelljes III, Trustee

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EXHIBIT G-2
STATE of DELAWARE
CERTIFICATE of LIMITED PARTNERSHIP
•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
•	First: The name of the limited partnership is [Gladstone entity] L.P.
•	Second: The name and address of the Registered Agent is:
Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19805
•	Third: The name and mailing address of the general partner is as follows:
                                        , Inc.
1251 West Branch Road
Suite 200
McLean, Virginia 22102
•	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of the day of 200 .

BY:	, INC., a Delaware corporation
(General Partner)

NAME:

[Name], [Title]

EXHIBIT G-2
WRITTEN CONSENT
OF THE GENERAL PARTNER OF
[GLADSTONE ENTITY], L.P.
Dated as of                      ___, 200___
     The undersigned, being the general partner of [Gladstone Entity], L.P., a Delaware limited partnership (the “Partnership”), pursuant to the partnership agreement of the Partnership does hereby consent in writing, without a meeting, to the following actions, and directs that this Consent be filed with the minutes of proceedings of the Partnership:
     WHEREAS, the Company was formed pursuant to filing of the Certificate of Formation with the Secretary of State of the State of Delaware on                      ___, 200___ (the “Formation Date”).
     RESOLVED, that all of the acts and transactions of the manager and officers of the Company which have been taken or made prior to or since the Formation Date and all other acts and transactions taken or made in furtherance of the purposes of the Company be, and they hereby are, ratified and approved.

[Gladstone Entity], INC.

By:

[Name], [Title]

EXHIBIT H
FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT
[Delivery Date]
BY FACSIMILE: (202) 835-9285
Branch Banking and Trust Company,
as Administrative Agent
1909 K Street, NW
Washington, DC 20006
Attention: James Davis

Re:	Amended and Restated Credit Agreement, dated as of March 17, 2006 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, the Guarantors, Branch Banking and Trust Company, as Administrative Agent, and the banks party thereto
Ladies and Gentlemen:
In connection with the administration of the Collateral held by you as the Administrative Agent under the Agreement, we request the release, and acknowledge receipt, of the Mortgaged Property Security Documents/Pledged Mortgage Receivable Security Documents described below, for the reason indicated.
Obligor’s Name Address & Zip Code:
Mortgaged Property Security Documents/Mortgage Receivable Security Documents Requested to be Released:

Reason for Requesting Release:
The Borrowers hereby certify that the conditions to the release of such Mortgaged Property/Pledged Mortgage Receivable set forth in Section 2.15 of the Agreement have been satisfied or waived in writing (and if so waived, a copy of such writing is attached hereto)).

Gladstone Commercial Corporation

By:	(SEAL)

Title:

Gladstone Commercial Limited Partnership

By:	(SEAL)

Title:

2

EXHIBIT I
FORM OF ASSIGNMENT OF MORTGAGE
(For Recorder’s Use Only)
ASSIGNMENT OF MORTGAGE
     For value received, [                    ], a [                    ] corporation having an office at [                    ], as Assignor, has this day transferred, sold, assigned, conveyed and set over to                                         , a(n)                                                              with an address at                                         , as Assignee, its successors, representatives and assigns, all its right, title and interest in and to that certain Mortgage dated                      executed by                                         , a                                                              corporation, which Mortgage was recorded in the Office of the Recorder of Deeds of County,                      on                                          in Mortgage Book      , Page      , with respect to the property legally described on Exhibit A attached hereto. The Assignor herein, specifically transfers, sells, conveys and assigns to the above Assignee, its successors, representatives and assigns, the aforesaid Mortgage, the liens and security interests described therein, and the indebtedness secured thereby, together with all of the rights, remedies, powers, options, privileges and immunities therein contained.

     IN WITNESS WHEREOF, the Assignor has hereunto set its hand and corporate seal effective as of the                      day of                                         .

[ ]

By:

Title:

[CORPORATE SEAL]
Attest:
Title:
STATE OF                                               )
                                                                  )ss
COUNTY OF                                          )
     I, the undersigned, a Notary Public within and for said State and County aforesaid, hereby certify that on this       day of                     ,                     , personally appeared before me                                          and                                          to me known to be the individuals described in and who executed the foregoing instrument, and acknowledged that they signed and sealed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.
     Given under my hand and official seal the day and year first above written.

Notary Public
(SEAL)
My commission expires:

2

Exhibit A
Legal Description

3

EXHIBIT J
SECRETARY’S CERTIFICATE
The undersigned,                                         ,                      Secretary of                                         , a                      (the “Company”), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Amended and Restated Credit Agreement dated as of March 17, 2006 among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, the Guarantors, Branch Banking and Trust Company, as [an Issuing Bank and] Administrative Agent, and the Banks listed on the signature pages thereof that:
     1. Attached hereto as Exhibit A is a complete and correct copy of the Organizational Documents of the Company as in full force and effect on the date hereof as certified by the Secretary of State of the State of                     , Company’s state of organization.
     2. Attached hereto as Exhibit B is a complete and correct copy of the Operating Documents of the Company as in full force and effect on the date hereof.
     3. Attached hereto as Exhibit C is a complete and correct copy of the Organizational Actions duly adopted by the [Board of Directors] of the Company on                      ___, 20___, approving and authorizing the execution and delivery of the Credit Agreement, the Notes (as such term is defined in the Credit Agreement) and the other Loan Documents (as such term is defined in the Credit Agreement) to which the Company is a party. Such Organizational Actions have not been repealed or amended and are in full force and effect, and no other Organizational Actions have been adopted by the [Board of Directors] of the Company in connection therewith.
     4.                     , who as                     , and                     , who as                      of the Company signed the Credit Agreement, the Notes and the other Loan Documents to which the Company is a party, were duly elected, qualified and acting as such at the time they signed the Credit Agreement, the Notes and the other Loan Documents to which the Company is a party, and their respective signatures appearing on the Credit Agreement, the Notes and the other Loan Documents to which the Company is a party are their genuine signatures. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.
     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the ___ day of March, 2006.

Name:
Title:

EXHIBIT K
CLOSING CERTIFICATE
Reference is made to the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of March 17, 2006 among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, the Guarantors, Branch Banking and Trust Company, as [an Issuing Bank and] Administrative Agent, and the Banks listed on the signature pages thereof. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.
     Pursuant to Section 3.01(d) of the Credit Agreement,                                         , the duly authorized                                          of each of the Borrowers;                     , and                                         , the duly authorized                      of each of the Initial Guarantors hereby certify to the Administrative Agent and the Banks that:, to his/their knowledge (i) no Default has occurred and is continuing on the date hereof; and (ii) the representations and warranties of the Borrowers and the Initial Guarantors contained in Article IV of the Credit Agreement are true on and as of the date hereof.
     Certified as of the ___day of March, 2006.

BORROWER

Gladstone Commercial Corporation

By: (SEAL)
Title:

Gladstone Commercial Limited Partnership

By: (SEAL)
Title:

[ ]

By: (SEAL)
Title:

EXHIBIT L
[INTENTIONALLY DELETED AND INCORPORATED IN EXHIBIT S]

EXHIBIT M
COMPLIANCE CERTIFICATE
Reference is made to the Amended and Restated Credit Agreement dated as of March 17, 2006 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, the Guarantors, Branch Banking and Trust Company, as [an Issuing Bank and] Administrative Agent, and the Banks listed on the signature pages thereof. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.
     Pursuant to Section 5.01(c) of the Credit Agreement,                                         , the duly authorized [                                        ] of Gladstone Commercial Corporation, hereby certifies to the Administrative Agent and the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of                     , 20___ (the “Compliance Date”), and that no Default is in existence on and as of the date hereof.
     Dated as of                                         .

Gladstone Commercial Corporation

By:

Name:

Title:

Compliance Checklist
[To Be Provided By The Company In Form and Content Satisfactory to Administrative Agent]
 2

EXHIBIT N
[FORM OF BORROWING BASE CERTIFICATION]
GLADSTONE COMMERCIAL CORPORATION
GLADSTONE COMMERCIAL LIMITED PARTNERSHIP
Borrowing Base Certification Report
                           , 20
BORROWING BASE ASSETS
A.	Properties:
1.
(a)	Name of Property:

(b)	Does it Meet All Requirements of Definition of Eligible Property? (If no, then enter $0 in line (f))

(c)	Acquisition Cost of Property:

(d)	Applicable Appraised Value of Property (Based on Applicable Appraisal under definition of Borrowing Base Value):

(e)	Potential Borrowing Base Value (Lesser of (c) and (d) above):

(f)	Actual Borrowing Base Value (Lesser of (e) and $19,230,000):
2.
(a)	Name of Property:

(b)	Does it Meet All Requirements of Definition of Eligible Property? (If no, then enter $0 in line (f))

(c)	Acquisition Cost of Property:

(d)	Applicable Appraised Value of Property (Based on Applicable Appraisal under definition of Borrowing Base Value):

(e)	Potential Borrowing Base Value (Lesser of (c) and (d) above):

(f)	Actual Borrowing Base Value (Lesser of (e) and $19,230,000):

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     3.
(a)	Name of Property:

(b)	Does it Meet All Requirements of Definition of Eligible Property? (If no, then enter $0 in line (f))

(c)	Acquisition Cost of Property:

(d)	Applicable Appraised Value of Property (Based on Applicable Appraisal under definition of Borrowing Base Value):

(e)	Potential Borrowing Base Value (Lesser of (c) and (d) above):

(f)	Actual Borrowing Base Value (Lesser of (e) and $19,230,000):
B.	Mortgage Receivables:
1.
(a)	Name of Mortgage Receivable:

(b)	Does it Meet All Requirements of Definition of Eligible Mortgage Receivable? (If no, then enter $0 in line (g))

(c)	Face Amount of Mortgage Receivable:

(d)	Outstanding Principal Balance of Mortgage Receivable:

(e)	Lesser of (c) and (d):

(f)	Applicable Appraised Value of Mortgage Receivable Property: (Based on Applicable Appraisal under definition of Borrowing Base Value):

(g)	Borrowing Base Value (lesser of (e) and (f)):
2.
(a)	Name of Mortgage Receivable:

(b)	Does it Meet All Requirements of Definition of Eligible Mortgage Receivable? (If no, then enter $0 in line (g))

(c)	Face Amount of Mortgage Receivable:

(d)	Outstanding Principal Balance of Mortgage Receivable:

(e)	Lesser of (c) and (d):

4

(f)	Applicable Appraised Value of Mortgage Receivable Property: (Based on Applicable Appraisal under definition of Borrowing Base Value):

(g)	Borrowing Base Value (lesser of (e) and (f)):
3.
(a)	Name of Mortgage Receivable:

(b)	Does it Meet All Requirements of Definition of Eligible Mortgage Receivable? (If no, then enter $0 in line (g))

(c)	Face Amount of Mortgage Receivable:

(d)	Outstanding Principal Balance of Mortgage Receivable:

(e)	Lesser of (c) and (d):

(f)	Applicable Appraised Value of Mortgage Receivable Property: (Based on Applicable Appraisal under definition of Borrowing Base Value):

(g)	Borrowing Base Value (lesser of (e) and (f)):
C. Sum of All Line (f)s in Section A:
D. Sum of All Line (g)s in Section B:
E.	AGGREGATE BORROWING BASE VALUES BEFORE RECEIVABLE CAP AND BEFORE GROUND LEASE CAP (Sum of Lines C and D):
F. 15% of E (Mortgage Receivable Cap and Ground Lease Cap):
G. Lesser of Lines D and F (MORTGAGE RECEIVABLE SUBLIMIT):
H. TOTAL INCLUDABLE BORROWING BASE VALUES AFTER MORTGAGE RECEIVABLE SUBLIMIT BUT BEFORE GROUND LEASE SUBLIMIT (Sum of Lines C and G):
I. Sum of all Line (f)s in Section A for Properties NOT subject to Ground Leases:
J. Sum of all Line (f)s in Section A for Properties subject to Ground Leases:
K Lesser of Lines J and E (GROUND LEASE SUBLIMIT):
L. TOTAL INCLUDABLE BORROWING BASE VALUES FOR

5

PROPERTIES AFTER GROUND LEASE SUBLIMIT (Sum of Lines I and K):
M. TOTAL INCLUDABLE BORROWING BASE VALUES FOR ALL BORROWING BASE ASSETS AFTER SUBLIMITS (Sum of Lines G and L):
N. BORROWING BASE AMOUNT
          (65% of Line M):

6

EXHIBIT P
OPINION OF
COUNSEL FOR THE BORROWERS AND GUARANTORS
          The capitalized terms used herein are defined in the Credit Agreement, unless such terms are otherwise defined herein.
     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Each Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Borrower and Guarantor has the organizational power to carry on its business as currently conducted and to execute, deliver and perform the Credit Agreement and the other Loan Documents to which it is a party. To the best of our knowledge, each Borrower and Guarantor is duly qualified and in good standing as a foreign entity in all jurisdictions wherein the nature of its business or the location of the property owned by it makes such qualification necessary.
     2. None of the execution and delivery of the Loan Documents, the consummation of the transactions therein contemplated, the compliance with the terms and provisions thereof or the application of the proceeds of the Advances and Letters of Credit as therein contemplated will conflict with or result in a breach of (a) any applicable laws of the State of [                    ] or of the federal laws of the United States of America (hereinafter referred to as “Applicable Laws”), (b) the charter, as amended, articles of organization, operating agreement, by-laws or other Organizational Documents, as amended, of either Borrower or any Guarantor, as applicable, (c) to the best of our knowledge, any order, writ, injunction or decree of any court or governmental instrumentality, or (d) to the best of our knowledge, any agreement or instrument to which either Borrower or any Guarantor is a party or by which either Borrower or any Guarantor or their properties are bound.
     3. The execution and delivery of the Loan Documents to which each Borrower is a party have been duly authorized by all necessary organizational action on the part of each Borrower, and the Loan Documents to which each Borrower is a party have been duly and validly executed and delivered by each Borrower and are valid and binding obligations of each Borrower, enforceable in accordance with their terms.
     4. The execution and delivery of the Loan Documents to which the Guarantors are parties have been duly authorized by all necessary organizational action on the part of the respective Guarantors, and the Loan Documents to which the Guarantors are parties have been duly and validly executed and delivered by each Guarantor and are valid and binding obligations of the respective Guarantors, enforceable in accordance with their terms.
     5. Neither the execution nor the delivery of the Loan Documents to which the Borrowers and Guarantors are parties requires a consent, approval or authorization of, or filing or registration with, any governmental authority of the United States of America or the State of North Carolina or, to the best of our knowledge any other Person on the part of the Borrowers or

Guarantors, except for the filing of UCC financing statements as contemplated by the Equity Pledge Agreement.
     6. To the best of our knowledge, there is no pending order, notice, claim, litigation, proceeding or investigation against any Borrower or any Guarantor required to be disclosed pursuant to the Credit Agreement or any other Loan Document which has not been so disclosed.
     7. To the best of our knowledge, the Borrowers and Guarantors are in compliance with all applicable laws except to the extent that the failure to comply would not materially affect the conduct of the Borrowers’ or Guarantors’ respective businesses.
     8. Assuming that the Financing Statements naming the Grantors (as defined in the Equity Pledge Agreement) as Debtors are properly filed in the Office of the Secretary of State in Delaware (the “Filing Office”), the Administrative Agent, as agent for the Secured Parties, will thereupon have a duly perfected security interest in all items or types of property of the Grantors described in the Equity Pledge Agreement and Financing Statements that may be perfected by filing and in the proceeds thereof.
     9. Under the laws of the States of Delaware and North Carolina, the proper and only necessary place to file financing statements with respect to the Grantors and the Collateral under the Loan Documents (other than the Mortgages and the Assignments of Mortgage, and any related fixture filings, all of which require local filings) is the Office of the Delaware Secretary of State.
     10. Upon taking possession of the Collateral (as defined in the Mortgage Receivable Pledge Agreement), the Administrative Agent, as agent for the Secured Parties will have a duly perfected security interest in the Collateral (as defined in the Mortgage Receivable Pledge Agreement).
     11. Neither the Borrowers nor the Guarantors are an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     12. Neither the Borrowers nor any Guarantor is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.
     13. The choice of North Carolina law to govern the Credit Agreement, the Notes and the other Loan Documents in which such choice is stipulated is a valid and effective choice of law under the laws of [                    ] , and adherence to existing judicial precedents generally would require a court sitting in [                    ] to abide by such choice of law, unless a fundamental policy of [                    ] would be violated. We are not aware of any provision of the Credit Agreement, the Notes or the other Loan Documents which would violate a fundamental policy of [                    ].

2

[LETTERHEAD OF LOCAL COUNSEL]
[Date]
Branch Banking and Trust Company,
as Administrative Agent for the
Lenders under the Credit Agreement
Each of the banks and other financial
institutions from time to time parties
to the Credit Agreement
          Re: [Name of Loan Party]/[STATE] Mortgage
          We have acted as special counsel in the State                      (the “State”) to b in connection with (a) that certain Amended and Restated Credit Agreement (“Credit Agreement”) dated as of March 17, 2006 among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, [Mortgagor], [Branch Banking and Trust Company, as Administrative Agent, and                          ]; and (b) that certain Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of                      made by Mortgagor for the benefit of Administrative Agent (the “State Mortgage”).
          The opinions expressed below are furnished to you in connection with the Credit Agreement and the State Mortgage. Terms used herein and not otherwise defined shall have the meanings given thereto in the Credit Agreement and the State Mortgage, as applicable.
          In arriving at the opinions expressed below,
     (a) We have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of each of (1) the Credit Agreement; and (2) the State Mortgage (the Credit Agreement and the State Mortgage are referred to collectively as the “Loan Documents”); and
     (b) We have examined such corporate documents and records of the Mortgagor and such other instruments and certificates of public officials, officers and representatives of the Mortgagor, and we have made such investigations of law, in each case as we have deemed appropriate as a basis for such opinions.
          In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined, and (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photo static copies.
          Based upon and subject to the foregoing, we are of the opinion that:

3

     1. The Mortgagor is in good standing as a foreign limited liability company in the State, is duly qualified to own and operate the Mortgaged Property and to conduct any business of the Mortgagor relating to the Mortgaged Property in the State, and is in good standing under the laws of the State.
     2. The execution and delivery by the Mortgagor of the State Mortgage, the performance by Mortgagor of its obligations thereunder, and the creation and perfection of any security interest upon or with respect to any of the Mortgagor’s properties provided for therein do not and will not violate any Requirement of Law of the State, and except for [consents, authorizations, approvals, notices and filings described on Schedule I attached hereto, all of which have been obtained, made or waived and are in full force and effect,] and the recording described on Schedule 2 to perfect the lien created by the State Mortgage, do not and will not require any consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority of the State.
     3. The State Mortgage:
(a)	constitutes a legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with its terms;

(b)	is in proper form for recording as a mortgage and as a fixture filing;

(c)	complies as to form with all existing Requirements of Law;

(d)	creates in favor of the Administrative Agent for the ratable benefit of the Secured Parties a legal, valid and binding lien upon that portion of the Mortgaged Property described therein constituting real property or fixtures under the laws of the State (the “Real Property”), enforceable as such against the Mortgagor;

(e)	when recorded in the applicable office listed on Schedule 3 (the “Mortgage Recording Office”) will constitute a perfected lien on the Real Property;

(f)	creates in favor of the Administrative Agent for the ratable benefit of the Secured Parties a valid security interest in that portion of the Mortgaged Property constituting personal property and as to which a security interest therein may be created under the provisions of Article 9 of the Uniform Commercial Code as in effect in the State (the “State UCC”).
     4. The facts that (a) the State Mortgage secures obligations arising under a revolving line of credit and (b) the Advances may from time to time be repaid in full or in part and reborrowed in accordance with the terms of the Credit Agreement will not result in a subordination of the lien of any State Mortgage to any other lien on the real property and fixtures described in such State Mortgage or otherwise impair the priority of the liens of the State Mortgage.

4

     5. The recording of the State Mortgage and the filing of the Fixture Filing with the offices described above are the only actions, recordings or filings necessary to publish notice and protect the validity of and to establish of record the rights of the parties under the State Mortgage, except that continuation statements under the Uniform Commercial Code of the State are required to be filed within six months prior to the expiration of five years from the date of filing of the Fixture Filing.
     6. The courts of the State will enforce those provisions in the State Mortgage which provide that the validity, construction and enforceability of the State Mortgage will be governed by the laws of the State of North Carolina, except that the Courts of the State may apply the internal law of the State to determine the perfection and effect of perfection of the liens created under such documents and the application of remedies in enforcing such liens with respect to property located in the State.
     7. The Loan Documents contain the terms and provisions necessary to enable the Administrative Agent, following a default thereunder, to exercise the remedies which are customarily available to a holder under a mortgage in the State.
     8. The Loan Documents do not violate any usury, consumer protection or truth in lending laws, rules or regulations of the State, or any governmental or quasigovernmental agencies thereof, so as to (a) subject the Administrative Agent to any civil or criminal liability or penalty, (b) prohibit, limit or impede the Administrative Agent’s right to collect any interest, principal or other sums payable under the Loan Documents or to exercise any of its rights or remedies under any of the Loan Documents, or (c) subject the Administrative Agent to any other claim, loss or damage.
     9. None of the Administrative Agent or the other Secured Parties is required (a) to be qualified to do business, file any designation for service of process or file any reports or pay any taxes in the State, or (b) to comply with any statutory or regulatory requirement applicable only to financial institutions chartered or qualified or required to be chartered or qualified to do business in the State, in each case by reason of the execution and delivery of filing or recording, as applicable, of any of the Loan Documents, or by reason of the participation in any of the transactions under or contemplated thereby, the making and receipt of payments pursuant thereto and the exercise of any remedy thereunder. If it were determined that such qualification and filing were required, the validity of the Loan Documents would not be affected thereby, but (a) if the Administrative Agent were not qualified it would be precluded from enforcing its rights as Administrative Agent on behalf of the Secured Parties in the courts of the State until such time as it is admitted to transact business in the State, or (b) assuming the Secured Parties would institute remedies without the Administrative Agent, they would be precluded from enforcing their rights in the courts of the State until such time as they were admitted to transact business in the State. However, the lack of qualification would not result in any waiver of rights or remedies pending such qualification.

5

     10. The Administrative Agent has the power, without naming all Secured Parties in any applicable legal proceeding, to exercise remedies under the State Mortgage for the realization of any of the Mortgaged Property or the collateral described in the Fixture Filing in its own name, as Administrative Agent.
     11. No Taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to the State or to any jurisdiction therein on account of the execution or delivery or recording or filing of the State Mortgage or any of the other Loan Documents, or the creation of the indebtedness evidenced or secured by any of the Loan Documents, as applicable, except for nominal filing or recording fees.
     12. The transfer of all or any portion of the Mortgaged Property in connection with the exercise of any remedy under the State Mortgage, including, without limitation, by way of judicial foreclosure, will not restrict, affect or impair the liability of the Borrower and the other Loan Parties with respect to the indebtedness secured thereby or the mortgagee’s rights or remedies relating thereto, including the foreclosure or enforcement of any other security interest liens securing such indebtedness, and the laws of the State do not require a lienholder to elect to pursue its remedies either against mortgaged real property or personal property where such lienholder holds security interests and liens on both real and personal property of a debtor.
     13. The Administrative Agent shall not be liable for any loss, cost, expense or liability (including, without limitation, clean-up, corrective action or response costs, penalties, fines or other impositions of governmental agencies and judgments of private or public litigants) in respect of any matter arising out of or relating to or under any existing Environmental Laws of the State by reason of the execution and delivery of or participation in any of the transactions under or contemplated by the State Mortgage, including, without limitation, the exercise of any remedy under the State Mortgage, except to the extent that the Administrative Agent acquires ownership of the Mortgaged Property.
     14. Under existing laws of the State, there are no statutory or regulatory requirements applicable to the Administrative Agent or any Secured Party relating to the granting of the State Mortgage or of the security interest in any Mortgaged Property that (i) require any notification or certification to the State or any applicable political subdivision thereof of the State Mortgage or security interest, or (ii) in the event of a discharge of any Hazardous Materials, impose responsibility or liability on the part of the Administrative Agent for the undertaking of remedial measures to alleviate environmental contamination resulting from such discharge, except to the extent that the Administrative Agent acquires ownership of the Mortgaged Property.
The foregoing opinions may be relied on by each of you, by any successors and assigns of Mortgagee, by Womble Carlyle Sandridge & Rice, PLLC, as counsel for the Administrative Agent, and by any participant, assignee or successor to interests of any of the Secured Parties under the Loan Documents.
Very truly yours,

6

Schedule I
CONSENTS, AUTHORIZATIONS, APPROVALS,
FILINGS AND NOTICES

7

Schedule 2
MORTGAGE RECORDING OFFICE
IN THE STATE OF
[Description of Mortgage Recording Office]

8

EXHIBIT R
AMENDED AND RESTATED EQUITY PLEDGE AGREEMENT
     THIS AMENDED AND RESTATED EQUITY PLEDGE AGREEMENT (this “Agreement”) dated as of this ___ day of                                         , 2006, between Gladstone Commercial Corporation, a Maryland corporation, Gladstone Commercial Limited Partnership, a Delaware limited partnership (together, the “Pledgors”) and Branch Banking and Trust Company, a national banking association (“BB&T”), acting as Administrative Agent (in such capacity, the “Administrative Agent”) for itself and the other Secured Parties (as defined in the Credit Agreement referred to below) amends and restates in its entirety the Membership Pledge Agreement dated as of February 28, 2005 and all subsequent amendments and additions thereto.
W I T N E S S E T H
     WHEREAS, the Administrative Agent and the Banks (as defined in the Credit Agreement) have agreed to extend credit to the Pledgors pursuant to the terms of that certain Amended and Restated Credit Agreement of even date herewith (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”) among the Pledgors, the Administrative Agent and the Banks signatory thereto;
     WHEREAS, the Pledgors beneficially and legally own the limited liability company membership interests, limited partnership interests and stock in the Subsidiaries of the Borrowers described on Exhibit A attached hereto (the “Pledged Subsidiaries”), which membership interests, limited partnership interests and stock comprise all of the outstanding membership interests, limited partnership interests and stock in each such Subsidiary;
     WHEREAS, Pledgors, as Borrowers under the Credit Agreement and as holders of all the outstanding equity interests of each Pledged Subsidiary (other than the general partnership interests in the Pledged Subsidiaries which are limited partnerships) will derive material benefit from Banks’ extension of credit to the Pledgors pursuant to the Credit Agreement; and
     WHEREAS, it is a condition of Banks’ agreement to extend credit to Borrowers pursuant to the Credit Agreement that the Administrative Agent, on behalf of the Secured Parties (as defined in the Credit Agreement), receive a pledge of the Collateral (as defined below) hereunder by the Pledgors’ execution and delivery of this Agreement to secure: (a) the due and punctual payment by the Borrowers of: (i) the principal of and interest on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; (ii) each payment required to be made by the Borrowers under the Credit Agreement and Letter of Credit Agreements in respect of any of the Letters of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and obligations, if any, to provide cash collateral and any renewals, modifications or extensions thereof, in whole or in part; and (iii) all other monetary obligations of the Borrowers to the Secured Parties under the Credit Agreement and the other Loan Documents to which the Borrowers are or are to be a party and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual performance of all other obligations of the Borrowers under the Credit Agreement and the other Loan Documents to which the Borrowers are or are to be a party, and any renewals, modifications or extensions thereof, in whole or in part and (c) the due and punctual payment and performance of all obligations of each of the Guarantors under the Credit Agreement and the other Loan Documents to which they are or are to be a party and any and all renewals, modifications or extensions thereof, in whole or in part (all of the foregoing indebtedness, liabilities and obligations being collectively called the “Obligations”).
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
     SECTION 1. Definitions. Any capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
     SECTION 2. Pledge. As collateral security for the due and punctual payment of the Obligations, each Pledgor hereby pledges, hypothecates, delivers and assigns and grants unto Administrative Agent, as Administrative Agent for itself and the Secured Parties, a security interest (which security interest shall constitute a first priority security interest), in all of the Pledgor’s membership interests, limited partnership interests and common stock in the Pledged Subsidiaries and all securities instruments or other rights convertible into or exercisable for the foregoing (the “Equity Interests”), together with all proceeds, profits, interests, capital accounts, accounts, contract rights, general intangibles, deposits, funds, dividends, distributions, rights to distributions, including both distributions of money and of property, and other rights, claims and interests relating to or arising out of Pledgor’s Equity Interests, now owned or hereafter acquired, in the Pledged Subsidiaries, together with any and all replacements or substitutions for or proceeds of all of the foregoing (collectively, the “Collateral”), and each Pledgor hereby delivers to Administrative Agent, on behalf of the Secured Parties, including itself, the certificates, instruments or other documents, if any, evidencing or representing the Collateral. This Agreement is not intended to place Administrative Agent or any Secured Party in a position of being a member or partner of any Pledged Subsidiary, but is intended to grant Administrative Agent, on behalf of the Secured Parties, a lien on and security interest in Pledgor’s Equity Interests in the Pledged Subsidiaries including, without limitation, any and all of the Collateral but specifically excluding any general partnership interests.
     SECTION 3. Representations and Warranties. Each Pledgor hereby represents and warrants that:
a.	Pledgor has all requisite power and authority to enter into this Agreement, to grant a security interest in the Collateral for the purposes described in Section 2 and to carry out the transactions contemplated by this Agreement;

b.	No approval of or consent from any person or entity (other than the acknowledgement and consent of the Pledged Subsidiaries as evidenced by their signature hereto) is required in connection with the execution and delivery by Pledgor of this Agreement,

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the granting of the security interests in the Collateral, or the carrying out of the transactions contemplated by this Agreement;
c.	Pledgor is the direct and beneficial owner of the Collateral as of the date hereof;

d.	All of the Collateral is owned by the Pledgor free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest in such Collateral or the proceeds thereof, except for the security interest granted to the Administrative Agent on behalf of the Secured Parties hereunder;

e.	The execution, delivery and performance by Pledgor of this Agreement do not and will not contravene or constitute a default under or result in any violation of any agreement (including, without limitation, the operating or partnership agreement of any Pledged Subsidiary), indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor;

f.	Each Pledged Subsidiary is a limited liability company, limited partnership or corporation duly formed, validly existing and in good standing as such under the laws of the State of its organization as set forth on Exhibit A hereto, and the execution and delivery of this Agreement are within the limited liability company, partnership or corporate powers of such Pledged Subsidiary, have been duly authorized by all necessary limited liability company, partnership or corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for the Uniform Commercial Code filings set forth in paragraph (g) below) and do not contravene, or constitute a default under, the operating agreement, partnership agreement, charter or by-laws of such Pledged Subsidiary;

g.	Upon filing of a Uniform Commercial Code Financing Statement with the Maryland Secretary of State, in the case of Gladstone Commercial Corporation and with the Delaware Secretary of State, in the case of Gladstone Commercial Limited Partnership, this Agreement creates and grants a valid lien on and perfected security interest in the Collateral and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Collateral; and

h.	A true, correct and complete copy of the operating agreement, limited partnership agreement, charter and by-laws, as the case may be, of each Pledged Subsidiary (together with all amendments thereto) has been provided to the Administrative Agent.
     SECTION 4. Voting Rights; Distributions, Etc.
a.	So long as no Event of Default, as defined in the Credit Agreement, shall have occurred and be continuing:

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i.	each Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Collateral or any part thereof, provided, however, that no vote shall be cast or right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of the provisions of this Agreement, the Credit Agreement or any other Loan Document,

ii.	except to the extent limited by this Agreement, the Credit Agreement or any other Loan Document, each Pledgor shall be entitled to receive and retain any and all cash dividends or cash distributions payable on the Collateral, but any and all equity interests and/or liquidating dividends, distributions in property, returns of capital, or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination, or reclassification of the outstanding ownership units or other interests of the Pledged Subsidiaries or received in exchange for the Collateral or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which any Pledged Subsidiary may be a party or otherwise, and any and all cash and other property received in redemption of or in exchange for any Collateral (either upon call for redemption or otherwise), shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to Administrative Agent (accompanied by proper instruments of assignment and/or powers of attorneys executed by the Pledgor) to be held subject to the terms of this Agreement;
b.	Upon the occurrence and during the continuance of an Event of Default, all rights of either Pledgor to exercise the voting and/or consensual rights and powers that such Pledgor is entitled to exercise pursuant to Section 4(a)(i) hereof and/or to receive the payments that such Pledgor is authorized to receive and retain pursuant to Section 4(a)(ii) hereof shall cease, and all such rights shall thereupon become vested in Administrative Agent for the benefit of the Secured Parties, who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers and/or to receive and retain such payments; provided, that nothing herein shall obligate Administrative Agent to exercise such voting and/or consensual rights, all such action in such regard being solely in Administrative Agent’s or Secured Parties’ discretion. Any and all money and other property paid over to or received by Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by Administrative Agent as additional Collateral hereunder and be applied in accordance with the provisions hereof.
     SECTION 5. Covenants. Each Pledgor hereby covenants that until such time as the Obligations shall have been indefeasibly paid in full:
a.	Pledgor will not, without the prior written consent of the Administrative Agent, sell, convey, assign, or otherwise dispose of all or any part of the Collateral or any interest

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Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or security interest whatsoever with respect to all or any part of the Collateral or the proceeds thereof, other than that created hereby; nor will the Pledgor amend the operating agreement, limited partnership agreement or charter of any Pledged Subsidiary or consent to or permit any amendment thereof; nor will Pledgor consent to or permit the issuance of any additional Equity Interests in any Pledged Subsidiary (unless pledged to Administrative Agent hereunder), or any securities or instruments exercisable or exchangeable for Equity Interests in any Pledged Subsidiary or otherwise representing any right to acquire any Equity Interest in any Pledged Subsidiary or any general partnership interests in any Pledged Subsidiary that is a limited partnership.

b.	Pledgor will not permit any Pledged Subsidiary to change its entity form and will give to Administrative Agent not less than 30 days prior written notice of (i) any change in its name or the name of any Pledged Subsidiary or (ii) any change in the location of the principal place of business of Pledgor or any Pledged Subsidiary.

c.	Pledgor will, at Pledgor’s own expense, defend Administrative Agent’s and Secured Parties’ right, title, special property and security interest in and to the Collateral and any distributions with respect thereto against the claims of any person, firm, corporation or other entity.

d.	Pledgor will preserve and protect the Collateral.

e.	Pledgor will promptly pay and discharge before the same become delinquent, all taxes, assessments and governmental charges or levies imposed on Pledgor or the Collateral, except for taxes timely disputed in good faith, for which adequate reserves have been made.

f.	The Secured Parties shall have the right, upon request, to review, examine and audit the books and records of any Pledged Subsidiary and of any Pledgor with regard to the Collateral and any distributions with respect thereto. Each Secured Party’s costs and expenses incurred in connection with any such review, examination or audit shall be paid by Pledgors.
     SECTION 6. Remedies upon Default. Upon the occurrence of an Event of Default as defined in the Credit Agreement, Administrative Agent may, in addition to the exercise by Administrative Agent of its rights and remedies under any other Section of this Agreement or under the Credit Agreement or any other agreement relating to the Obligations or otherwise available to it at law or in equity:
a.	declare the principal of and all accrued interest on and any other amounts owing with respect to the Obligations immediately due and payable, without demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notices of any kind, and

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b.	exercise all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of North Carolina at that time and sell (in compliance with applicable laws, including securities laws) the Collateral, or any part thereof, at public or private sale, at any broker’s board, upon any securities exchange, or elsewhere, for cash, upon credit, or for future delivery, as Administrative Agent may deem appropriate in the circumstances and commercially reasonable. Administrative Agent shall have the right to impose limitations and restrictions on the sale of the Collateral as Administrative Agent may deem to be necessary or appropriate to comply with any law, rule, or regulation (Federal, state, or local) having applicability to the sale, including, but without limitation, restrictions on the number and qualifications of the offerees and requirements for any necessary governmental approvals, and Administrative Agent shall be authorized at any such sale (if it deems it necessary or advisable to do so) to restrict the prospective offerees or purchasers to persons who will represent and agree that they are purchasing securities included in the Collateral for their own account and not with a view to the distribution or sale thereof in violation of applicable securities laws and each Pledgor hereby waives, to the maximum extent permitted by law, any claim arising because the price at which the Collateral may have been sold at such private sale was less than the price that might have been obtained at public sale, even if Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Upon consummation of any such sale, Administrative Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of each Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, and/or appraisal that the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. To the extent that notice of sale shall be required to be given by law, Administrative Agent shall give the Pledgor at least ten (10) days’ prior written notice of its intention to make any such public or private sale. Such notice shall state the time and place fixed for sale, and the Collateral, or portion thereof, to be offered for sale. Any such sale shall be held at such time or times within ordinary business hours and at such place or places as Administrative Agent may fix in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Administrative Agent may determine, and Administrative Agent may itself bid (which bid may be in whole or in part in the form of cancellation of the Obligations) for and purchase the whole or any part of the Collateral. Administrative Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given. Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but Administrative

6

Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. Each Pledgor hereby agrees that any sale or disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions in the city and state where Administrative Agent is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.
     SECTION 7. Application of Proceeds of Sale. The proceeds of sale of the Collateral sold pursuant to Section 6 hereof shall be applied by Administrative Agent as set forth in Section 6.04 of the Credit Agreement.
     SECTION 8. Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints Administrative Agent the Pledgor’s attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, after the occurrence of an Event of Default as defined in the Credit Agreement, Administrative Agent shall have the right and power to receive, endorse, and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend or other distribution payable or distributable in respect of the Collateral or any part thereof, and to give full discharge for same.
     SECTION 9. Responsibility. Notwithstanding the provisions of Section 4(b) hereof, Administrative Agent shall have no duty to exercise any voting and/or consensual rights and powers becoming vested in Administrative Agent with respect to the Collateral or any part thereof, to exercise any right to redeem, convert, or exchange any securities included in the Collateral, to enforce or see to the payment of any dividend or any other distribution payable or distributable on or with respect to the Collateral or any part thereof, or otherwise to preserve any rights in respect of the Collateral against any third parties.
     SECTION 10. No Waiver: Cumulative Remedies. No failure on the part of Administrative Agent to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Administrative Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies of Administrative Agent hereunder are cumulative and are not exclusive of any other remedies available to Administrative Agent at law or in equity.
     SECTION 11. Termination. This Agreement shall terminate upon the complete performance of each Loan Party’s obligations under each Loan Document and the final and indefeasible payment in full of the Obligations. Upon termination of this Agreement, Administrative Agent shall reassign and redeliver (or cause to be reassigned or redelivered) to the

7

Pledgors such Collateral (if any) as shall not have been sold or otherwise applied by Administrative Agent pursuant to the terms hereof and as shall still be held by it hereunder together with appropriate instruments of assignment and release.
     SECTION 12. Notices. Any notice or communication required or permitted hereunder shall be given in the manner prescribed in the Credit Agreement.
     SECTION 13. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such agreements and instruments, as Administrative Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto Administrative Agent and the Secured Parties their rights, powers and remedies hereunder. Each Pledgor hereby authorizes Administrative Agent to file one or more Uniform Commercial Code financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral.
     SECTION 14. Binding Agreement. This Agreement and the terms, covenants, and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.
     SECTION 15. Modification. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged, or terminated, nor may any of the Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing signed by the parties hereto.
     SECTION 16. Severability. In case any lien, security interest, or other right of Administrative Agent hereunder shall be held to be invalid, illegal, or unenforceable, such invalidity, illegality, and/or unenforceability shall not affect any other lien, security interest, or other right of Administrative Agent hereunder.
     SECTION 17. Governing Law. This Agreement (including matters of construction, validity, and performance) , the rights, remedies, and obligations of the parties with respect to the Collateral to the extent not provided for herein, and all matters concerning the validity, perfection, and the effect of non-perfection of the pledge contemplated hereby, shall be governed by and construed in accordance with the laws of the State of North Carolina or other mandatory applicable laws. Notwithstanding anything herein, EACH PLEDGOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NORTH CAROLINA AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN IN ANY ACTION TAKEN BY ADMINISTRATIVE AGENT RELATING TO THIS AGREEMENT OR ANY PROVISIONS, RIGHTS OR REMEDIES HEREOF. EACH PLEDGOR FURTHER AGREES THAT ANY ACTION TAKEN BY PLEDGOR RELATING TO THIS AGREEMENT OR ANY PROVISIONS, RIGHTS OR REMEDIES HEREOF SHALL BE TAKEN IN SAID COURTS AND SHALL NOT BE TAKEN IN ANY OTHER JURISDICTION. PLEDGOR RECOGNIZES THAT THIS COVENANT IS AN ESSENTIAL PROVISION OF THIS AGREEMENT, THE ABSENCE OF WHICH WOULD MATERIALLY ALTER THE CONSIDERATION GIVEN BY ADMINISTRATIVE AGENT AND SECURED PARTIES TO PLEDGOR AND GLADSTONE COMMERCIAL CORPORATION.

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     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:

Gladstone Commercial Corporation

By:		(SEAL)

George Stelljes III
Executive Vice President
and Chief Investment Officer

Gladstone Commercial Limited Partnership

By	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

ADMINISTRATIVE AGENT:

Branch Bank and Trust Company,
as Administrative Agent for itself and the other Secured
Parties

By:

James C. Stallings III
Vice President

Acknowledged and Consented to:

PLEDGED SUBSIDIARIES:

EE, 208 South Rogers Lane, Raleigh, NC LLC

By:	Gladstone Commercial Limited Partnership its Manager

By:	GCLP Business Trust II, its General Partner

By:	(SEAL)

David Gladstone, Trustee

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By:		(SEAL)

George Stelljes III, Trustee

OB Midway NC Gladstone Commercial LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

Pocono PA GCC, LP (f/k/a GCC Pocono LLC)

By:	GCC COCO, Inc. its General Partner

By:

Arthur S. Cooper, President

GCC Norfolk LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

COCO04 Austin TX, L.P. (f/k/a Tuscany Austin GCC L.P.)

By:	GCC COCO, Inc.
its General Partner

By:		(SEAL)

Arthur S. Cooper, President

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First Park Ten COCO San Antonio, L.P.

By:	GCC COCO, Inc.
its General Partner

By:		(SEAL)

Arthur S. Cooper, President

Gladstone Lending LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

SLEE Grand Prairie, L.P.

By:	GCC Acquisition Holdings, LLC
its General Partner

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

WMI05 Hazelwood MO LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

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HMBF05 Newburyport MA LLC

By:	Gladstone Commercial Limited Partnership its
Manager

By:	GCLP Business Trust II, its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

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2525 N Woodlawn VStrm Wichita, KS LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II
its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

MSI05-3 LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

CI05 CLINTONVILLE WI LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II
its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

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SVMMC05 TOLEDO OH LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II
its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

NW05 RICHMOND VA LLC

By:	Gladstone Commercial Limited Partnership
its Manager

By:	GCLP Business Trust II
its General Partner

By:		(SEAL)

David Gladstone, Trustee

By:		(SEAL)

George Stelljes III, Trustee

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Exhibit A
NAMES, ADDRESSES, PLEDGED EQUITY INTERESTS AND STATES OF
ORGANIZATION OF PLEDGED SUBSIDIARIES

Pledged Subsidiary	Address	Equity Interest	State of Organization
EE, 208 South Rogers Lane, Raleigh, NC LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

OB Midway NC Gladstone Commercial LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

Pocono PA GCC, LP (f/k/a GCC Pocono LLC)	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Limited Partnership Interests (Uncertificated)	Delaware

GCC Norfolk LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

COCO04 Austin TX L.P. (f/k/a Tuscany Austin GCC L.P.)	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Limited Partnership Interests (Uncertificated)	Delaware

First Park Ten COCO San Antonio, L.P.	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Limited Partnership Interests (Uncertificated)	Delaware

Gladstone Lending LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

GCC COCO, Inc.	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Common Stock, no par value	Delaware

SLEE Grand Prairie, L.P.	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Limited Partnership Interests (Uncertificated)	Delaware

GCC Acquisition Holdings LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

WMI05 Hazelwood MO LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

Pledged Subsidiary	Address	Equity Interest	State of Organization
HMBF05 Newburyport MA LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

CI05 CLINTONVILLE WI LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

SVMMC05 TOLEDO OH LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

NW05 RICHMOND VA LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

2525 N. Woodlawn VStrm Wichita, KS LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

MSI05-3 LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

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EXHIBIT S
[FORM OF ADDITION OF NEW BORROWING BASE ASSETS, JOINDER OF NEW GUARANTORS AND EQUITY PLEDGE
AGREEMENT]
ADDITION OF NEW BORROWING BASE ASSETS, JOINDER OF NEW GUARANTORS AND EQUITY PLEDGE AGREEMENT
     THIS ADDITION OF NEW BORROWING BASE ASSETS, JOINDER OF NEW GUARANTORS AND EQUITY PLEDGE AGREEMENT (this “Agreement”), dated as of this ___ day of                     , 200_, is among Gladstone Commercial Corporation, a Maryland corporation (the “Company”), Gladstone Commercial Limited Partnership, a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Borrowers”), [LIST NEW BORROWING BASE ASSET OWNERS AND PLEDGOR OWNERS] (collectively, the “New Guarantors”), and Branch Banking and Trust Company, a national banking association, acting as Administrative Agent (in such capacity, the “Administrative Agent”) for itself and other Secured Parties (as defined in the Credit Agreement referred to below). Capitalized terms used in this Agreement which are not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Credit Agreement (as hereinafter defined).
RECITALS:
     1. Reference is made to: (i) that certain Amended and Restated Credit Agreement dated as of March 17, 2006, as amended (referred to herein as the “Credit Agreement”) among the Borrowers, the Guarantors, the Administrative Agent and the Banks, and (ii) that certain Equity Pledge Agreement of even date with the Credit Agreement (referred to herein as the “Equity Pledge Agreement”) by the Company and the Operating Partnership in favor of the Agent.
     2. The Borrowers have requested pursuant to Section 2.14(B) of the Credit Agreement that [IDENTIFY NEW PROPERTIES OR MORTGAGE RECEIVABLES] [NOTE THAT THIS AGREEMENT NOT NEEDED FOR MORTGAGE RECEIVABLES THROUGH GLADSTONE LENDING LLC, ONLY FOR MORTGAGE RECEIVABLES THROUGH NEW MORTGAGEE] (the “New Borrowing Base Assets”) be included in calculations of the Borrowing Base under the Credit Agreement and the Loan Documents and the Administrative Agent and the Required Banks have accepted the New Borrowing Base Assets as Borrowing Base Assets, subject to the execution and delivery hereof and the various other deliveries and requirements under the Credit Agreement and Loan Documents.
     3. Pursuant to and as required by Section 5.25 of the Credit Agreement, the New Guarantors desire to join the Credit Agreement as Guarantors thereunder.
     4. Pursuant to and as required by Section 5.25 of the Credit Agreement, those Borrowers owning equity interests in the New Guarantors desire to pledge all of their respective equity interests in such New Guarantors as Collateral for the Loans by amending the Equity Pledge Agreement to add the equity interests in each of the New Guarantors to Exhibit A thereto.

     Accordingly, in consideration of the Recitals and the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Joinder and Reaffirmation of Credit Agreement. Each New Guarantor and each Borrower hereby acknowledges and agrees that, by its execution of this Agreement, each New Guarantor will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, the Notes and the other Loan Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Loan Documents. Each New Guarantor assumes and agrees to be bound by and comply with, all of the terms, provisions and conditions contained in the Credit Agreement and the other Loan Documents, and all duties and obligations thereunder, as fully and completely as all other Guarantors thereunder, jointly and severally, individually and collectively, with all other Guarantors, including without limitation (i) all of the representations, warranties, covenants, undertakings and obligations set forth in the Credit Agreement and the other Loan Documents, and (ii) all waivers set forth in the Credit Agreement and the other Loan Documents. Each New Guarantor has received a copy of the Credit Agreement and the Schedules and Exhibits thereto and the other Loan Documents. The information on the Exhibits and Schedules to the Credit Agreement are amended to provide the information shown on the attached Schedule A. Each New Guarantor hereby waives presentment, demand, protest, acceptance, notice of demand, protest and nonpayment and any other notice required by law relative to the Credit Agreement, the Obligations, the Notes and the other Loan Documents. To induce the Administrative Agent and Banks to enter into this Addition of New Borrowing Base Assets Agreement, the Borrowers, New Guarantors and Existing Guarantors hereby (a) restate and renew each and every representation and warranty heretofore made by them under, or in connection with the execution and delivery of, the Credit Agreement and the other Loan Documents; (b) restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement and in the Loan Documents, effective as of the date hereof; (c) acknowledge and agree that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of any Borrower or any Loan Party as against the Administrative Agent or any Bank with respect to the payment or performance of its Obligations; and (d) certify that no Default or Event of Default exists. Borrowers and New Guarantors agree to pay upon request the actual costs and expenses of the Administrative Agent and Banks reasonably incurred in connection with the preparation, execution, delivery and enforcement of this Agreement and all other Loan Documents executed in connection herewith, the closing hereof, and any other transactions contemplated hereby, including the reasonable fees and out-of-pocket expenses of Administrative Agent’s legal counsel.
     2. Amendment to Equity Pledge Agreement. Exhibit A of the Equity Pledge Agreement is hereby amended to read in its entirety as set forth in Schedule B hereto. By its execution hereof, [the Operating Partnership] [NOTE THAT PLEDGES OTHER THAN LLC INTERESTS IN SUBS WHOLLY OWNED BY THE OPERATING PARTNERSHIP WILL REQUIRE ALTERNATIVE LANGUAGE AND PLEDGOR(S)] hereby pledges, hypothecates, delivers and assigns and grants unto Administrative Agent, as Administrative

18

Agent for itself and the Secured Parties, as security for the Obligations, a security interest (which security interest shall constitute a first priority security interest), in all of the Operating Partnership’s membership interests of [NAME LLC NEW GUARANTORS], all of the limited partnership interests of [NAME LP NEW GUARANTORS] and all of the [membership interests/stock] of [NAME GENERAL PARTNER OF NEW LP GUARANTOR], the general partner of [NEW LP GUARANTOR], as described on said Schedule B and confirms all the terms and conditions, representations, warranties, covenants and other provisions of the Equity Pledge Agreement as fully as if set forth herein.
     4. Power of Attorney. Each of the New Guarantors hereby irrevocably constitutes and appoints Branch Banking and Trust Company, as Administrative Agent under the Credit Agreement (hereinafter referred to as “Attorney”) (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Agreement and other Loan Documents, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Event of Default, to do the following: (a) open mail for the New Guarantors, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any of the New Guarantors’ property; (b) effect any repairs to any of the New Guarantors’ assets, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against the New Guarantors or the New Guarantors’ property; (d) defend any suit, action or proceeding brought against the New Guarantors if the New Guarantors do not defend such suit, action or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to the New Guarantors whenever payable and to enforce any other right in respect of the New Guarantors’ property; (f) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any of the New Guarantors’ property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (g) cause the certified public accountants then engaged by the New Guarantors to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of the New Guarantors under the Agreement or any other Loan

19

Document, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and the New Guarantors’ expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon its property or assets and the Liens of the Administrative Agent as agent for the Secured Parties thereon, all as fully and effectively as it might do. Each of the New Guarantors hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from any of the New Guarantors as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and each of the New Guarantors irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by the New Guarantors until their respective Obligations under the Loan Documents have been indefeasibly paid in full and Attorney has provided its written consent thereto.
     5. No Other Amendments. Except as set forth expressly herein, all terms of the Credit Agreement, the Equity Pledge Agreement and the other Loan Documents, shall be and remain in full force and effect, and such documents are hereby ratified and affirmed. This Agreement and each of the documents amended herein shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, the Equity Pledge Agreement or the other Loan Documents except as herein amended, nor affect nor impair any rights, powers, or remedies available under the Credit Agreement, the Equity Pledge Agreement or the other Loan Documents except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement, the Equity Pledge Agreement or the other Loan Documents as hereby amended. The Banks and the Administrative Agent do hereby reserve all their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Obligations.
     6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.
     7. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina.

20

NEW GUARANTORS:

BORROWERS:

Gladstone Commercial Corporation

By:		(SEAL)

George Stelljes III
Executive Vice President
and Chief Investment Officer

Gladstone Commercial Limited Partnership

By:	Gladstone Commercial Partners, LLC
its General Partner

By:	Gladstone Commercial Corporation
its Manager

By:		(SEAL)

George Stelljes III
Executive Vice President
and Chief Investment Officer

ADMINISTRATIVE AGENT:

Branch Banking and Trust Company, as Administrative Agent and as a Bank

By:		(SEAL)

Title:

21

SCHEDULES TO BE
UPDATED BY GLADSTONE
Schedule A
[Provide information here to update Schedules and Exhibits to the Credit Agreement and other Loan
Documents]

Schedule B
Exhibit A
NAMES, ADDRESSES, PLEDGED EQUITY INTERESTS AND STATES OF
ORGANIZATION OF PLEDGED SUBSIDIARIES

Pledged Subsidiary	Address	Equity Interest	State of Organization
EE, 208 South Rogers Lane, Raleigh, NC LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

OB Midway NC Gladstone Commercial LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

Pocono PA GCC, LP (f/k/a GCC Pocono LLC)	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Limited Partnership Interests (Uncertificated)	Delaware

GCC Norfolk LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

COCO04 Austin TX, L.P. (f/k/a Tuscany Austin GCC L.P.)	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Limited Partnership Interests (Uncertificated)	Delaware

First Park Ten COCO San Antonio, L.P.	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Limited Partnership Interests (Uncertificated)	Delaware

Gladstone Lending LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

GCC COCO, Inc.	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Common Stock, no par value	Delaware

SLEE Grand Prairie, L.P.	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Limited Partnership Interests (Uncertificated)	Delaware

GCC Acquisition Holdings LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

23

Pledged Subsidiary	Address	Equity Interest	State of Organization
WMI05 Hazelwood MO LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

HMBF05 Newburyport MA LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

CI05 CLINTONVILLE WI LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

SVMMC05 TOLEDO OH LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

NW05 RICHMOND VA LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

2525 N. Woodlawn VStrm Wichita, KS LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

MSI05-3 LLC	1521 Westbranch Road, Suite 200 McLean, VA 22102 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware
[HERE ADD NEW PLEDGED SUBSIDIARIES BELOW LIST OF CURRENT PLEDGED SUBSIDIARIES]

24

SCHEDULES TO BE
UPDATED BY GLADSTONE
SCHEDULE I
Schedule of Documents
Schedule I
Schedule of Documents
CLOSING CHECKLIST
DOCUMENTS TO BE DELIVERED
IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THE
AMENDED AND RESTATED CREDIT AGREEMENT
BETWEEN AND AMONG
BRANCH BANKING AND TRUST COMPANY, GLADSTONE COMMERCIAL
CORPORATION AND
GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

MARCH 17, 2006

Borrowers	Gladstone Commercial Corporation and Gladstone Commercial Limited Partnership
CG	Cooley Godward, LP, counsel to the Borrowers
BB&T	Branch Banking and Trust Company (also referred to as the “Agent”)
WCSR	Womble Carlyle Sandridge & Rice, PLLC, counsel to BB&T

	DOCUMENT/ITEM		TAB NUMBER
I.	Agreements

1	Amended and Restated Credit Agreement dated as of March 17, 2006 (the “Closing Date”) by and among Gladstone Commercial Corporation and Gladstone Commercial Limited Partnership as Borrowers, the Initial Guarantors listed therein, the Banks listed therein, and BB&T as Administrative Agent		1

	a.	$37,500,000 Promissory Note of the	2
		Borrowers due February 28, 2008 and
		payable to BB&T

		Copy of $30,000,000 Promissory Note of the	3
		Borrowers due February 28, 2008 and
		payable to the Agent, marked “CANCELLED”

	b.	$15,000,000 Promissory Note of the	4
		Borrowers due February 28, 2008 and
		payable to First Horizon Bank

	DOCUMENT/ITEM		TAB NUMBER
		Copy of $15,000,000 Promissory Note of the	5
		Borrowers due February 28, 2008 and
		payable to First Horizon Bank, marked
		“CANCELLED”

	c.	$15,000,000 Promissory Note of the	6
		Borrowers due February 28, 2008 and
		payable to Compass Bank

		Copy of $15,000,000 Promissory Note of the	7
		Borrowers due February 28, 2008 and
		payable to Compass Bank, marked
		“CANCELLED”

2	Amended and Restated Equity Pledge Agreement dated as of the Closing Date by and among Gladstone Commercial Corporation and Gladstone Commercial Limited Partnership as Borrowers, the Initial Guarantors listed therein, the Banks listed therein, and BB&T as Administrative Agent		8

	a.	UCC-1 filed with Maryland Secretary of	9
		State and pertaining to Gladstone
		Commercial Corporation

	b.	UCC-1 filed with Delaware Secretary of	10
		State and pertaining to Gladstone
		Commercial Limited Partnership

3	Release of Collateral and Termination of Mortgage Receivables Pledge Agreement, Real Property Security Documents and Document Agreement dated as of the Closing Date by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, BB&T and the Banks		11

II.	Loan Party Organizational Documents, Good Standings, Certified Resolutions and Incumbency Certificates		Good Standings and Secretary’s Certificates with attached Resolutions, Organizational Documents and Incumbency Certificates for each Loan Party per 3.1(d) of the Amended and Restated Credit Agreement
4	Gladstone Commercial Corporation		12
5	Gladstone Commercial Limited Partnership		13
6	GCLP Business Trust I		14
7	GCLP Business Trust II		15
8	EE, 208 South Rogers Lane, Raleigh, NC LLC		16
9	OB Midway NC Gladstone Commercial LLC		17
10	Pocono PA GCC, LP (f/k/a GCC Pocono LLC)		18
11	GCC Norfolk LLC		19
12	First Park Ten COCO San Antonio, L.P.		20
13	COCO04 Austin TX, L.P. (f/k/a Tuscany Austin GCC L.P.)		21

26

	DOCUMENT/ITEM	TAB NUMBER
14	SLEE Grand Prairie, L.P.	22
15	2525 N Woodlawn VStrm, Wichita, KS, LLC	23
16	Gladstone Lending LLC	24
17	WMI05 Hazelwood MO LLC	25
18	MSI05-3 LLC	26
19	HMBF05 Newburyport MA LLC	27
20	CI05 CLINTONVILLE WI LLC	28
21	NW05 RICHMOND VA LLC	29
22	SVMMC05 TOLEDO OH LLC	30
III.	The Closing
23	Officer’s Certificate called for by Section 3.1(d) of the Amended and Restated Credit Agreement	31
24	[Notice of Borrowing]	32
25	[Borrowing Base Certification Report]	33
26	Opinion of Cooley Godward, LP	34

27

SCHEDULE II
List of Borrowing Base Assets
Properties
208 South Rogers Lane
Raleigh, Wake County, NC 27610
Held by EE 208 Rogers Lane
Raleigh, NC LLC
9698 Old US Highway 52
Lexington, Davidson County, NC 27295
Held by OB Midway NC
Gladstone Commercial LLC
Industrial Park Drive
Mt. Pocono, Monroe County, PA 18344
Held by Pocono PA GCC LP
9100 US Highway 290
East Austin, Travis County, TX 78754
Held by COCO04 Austin TX LP
3701 East Virginia Beach Boulevard
Norfolk, City of Norfolk, VA 23502
Held by GCC Norfolk LLC
6550 First Park Ten
City of San Antonio, Bexar County, TX
Held by First Park Ten COCO San Antonio, LP
727 and 737 North Great Southwest Parkway
City of Arlington, Tarrant County, TX
Held by SLEE Grand Prairie, LP
Campus Parkway
5656 Campus Parkway
Hazelwood, St. Louis County, MO 63042
Held by WMI05 Hazelwood MO LLC
Two Opportunity Way
Newburyport, MA 01950
Held by HMBF05 Newburyport MA LLC

2525 North Woodlawn Avenue
Wichita, City of Wichita, KS 67208
Held by 2525 N Woodlawn Vstrm
Wichita KS, LLC
225 Spring Street
Clintonville, Waupaca County WI 54929
Held by CI05 Clintonville WI LLC
914 Wohlert Street
Angola, IN 46703
Held by MSI05-3 LLC
800 Growth Parkway
Angola, IN 46703
Held by MSI05-3 LLC
802 E. 11th Street
Rock Falls, IL 61701
Held by MSI05-3 LLC
3930 Sunforest Court
Toledo, OH
Held by SVMMC05 Toledo OH LLC
7545 Midlothian Turnpike
Richmond, VA
Held by NW05 Richmond VA LLC
Mortgage Receivables
42400 Merrill Road
Sterling Heights, Macomb County, MI 48314
Held by Gladstone Lending, LLC
1521 Westbranch Drive
McLean, County of Fairfax, VA 22102
Held by Gladstone Lending, LLC

2

SCHEDULE III
Location of Files respecting Borrowing Base Assets
All files are located at Gladstone Commercial Corporation headquarters, 1521 Westbranch Road, Suite 200, McLean VA 22102.

SCHEDULE 2.14
List of Initial Borrowing Base Assets
Properties
208 South Rogers Lane
Raleigh, Wake County, NC 27610
Held by EE 208 Rogers Lane
Raleigh, NC LLC
9698 Old US Highway 52
Lexington, Davidson County, NC 27295
Held by OB Midway NC
Gladstone Commercial LLC
Industrial Park Drive
Mt. Pocono, Monroe County, PA 18344
Held by Pocono PA GCC LP
9100 US Highway 290
East Austin, Travis County, TX 78754
Held by COCO04 Austin TX LP
3701 East Virginia Beach Boulevard
Norfolk, City of Norfolk, VA 23502
Held by GCC Norfolk LLC
6550 First Park Ten
City of San Antonio, Bexar County, TX
Held by First Park Ten COCO San Antonio, LP
727 and 737 North Great Southwest Parkway
City of Arlington, Tarrant County, TX
Held by SLEE Grand Prairie, LP
Campus Parkway
5656 Campus Parkway
Hazelwood, St. Louis County, MO 63042
Held by WMI05 Hazelwood MO LLC
Two Opportunity Way
Newburyport, MA 01950
Held by HMBF05 Newburyport MA LLC

2525 North Woodlawn Avenue
Wichita, City of Wichita, KS 67208
Held by 2525 N Woodlawn Vstrm
Wichita KS, LLC
225 Spring Street
Clintonville, Waupaca County WI 54929
Held by CI05 Clintonville WI LLC
914 Wohlert Street
Angola, IN 46703
Held by MSI05-3 LLC
800 Growth Parkway
Angola, IN 46703
Held by MSI05-3 LLC
802 E. 11th Street
Rock Falls, IL 61701
Held by MSI05-3 LLC
3930 Sunforest Court
Toledo, OH
Held by SVMMC05 Toledo OH LLC
7545 Midlothian Turnpike
Richmond, VA
Held by NW05 Richmond VA LLC
Mortgage Receivables
42400 Merrill Road
Sterling Heights, Macomb County, MI 48314
Held by Gladstone Lending, LLC
1521 Westbranch Drive
McLean, County of Fairfax, VA 22102
Held by Gladstone Lending, LLC

2

SCHEDULE 4.8
Subsidiaries
*=Guarantors as of March 17, 2006
Gladstone Commercial Corporation Subsidiaries:
GCC COCO, Inc. (DE)
*First Park Ten COCO San Antonio, L.P. (DE)
*COCO04 Austin TX, L.P. (DE)
*GCLP Business Trust I (MA)
*GCLP Business Trust II (MA)
Gladstone Commercial Partners, LLC (DE)
Gladstone Commercial Advisers, Inc. (DE)
Gladstone Commercial Limited Partnership (DE)
Gladstone Commercial Limited Partnership Subsidiaries:
GCC Acquisition Holdings LLC (DE)
*SLEE Grand Prairie, L.P. (DE)
*Pocono PA GCC, LP (DE)
OB Crenshaw GCC, LP (DE)
*Gladstone Lending LLC (DE)
*CI05 Clintonville WI LLC (DE)
OB Crenshaw SPE GP LLC (DE)
PZ05 Maple Heights OH LLC (DE)
YCC05 South Hadley MA LLC (DE)
*SVMMC05 Toledo OH LLC (DE)
*NW05 Richmond VA LLC (DE)
*OB Midway NC Gladstone Commercial LLC (DE)
*EE, 208 South Rogers Lane, Raleigh, NC LLC (DE)
GCC Granby LLC (DE)
Granby Property Trust (DE)
GCC Dorval LLC (DE)
Dorval Property Trust (DE)
Corning Big Flats LLC (DE)
UC06 Roseville MN LLC (DE)
*2525 N Woodlawn VStrm Wichita KS, LLC (DE)
AFL05 Duncan SC Member LLC (DE)
AFL05 Duncan SC LLC (DE)
260 Springside Drive Akron OH LLC (DE)
*GCC Norfolk LLC (DE)
YorkTC05 Eatontown NJ LLC (DE)
*WMI05 Hazelwood MO LLC (DE)

3

Little Arch04 Charlotte NC Member LLC (DE)
Little Arch Charlotte NC LLC (DE)
CMI04 Canton NC LLC (DE)
WMI05 Columbus OH LLC (DE)
STI05 Franklin NJ LLC (DE)
3094174 Nova Scotia Company (Nova Scotia)
3094175 Nova Scotia Company (Nova Scotia)
*MSI05-3 LLC (DE)
ACI06 Champaign IL LLC (DE)
*HMBF05 Newburyport MA LLC (DE)

4

SCHEDULE 4.22
Investments
Promissory Note from Mayco Property Holding LLC, in favor of Gladstone Lending LLC in the principal amount of $11,170,000
Promissory Note from West*Stone Management LLC in the principal amount of $10,000,000.

5

GLADSTONE COMMERCIAL
ORGANIZATION CHART
SCHEDULE 4.24
Ownership Structure

SCHEDULE 4.26
Properties; Mortgage Receivables
Properties
208 South Rogers Lane
Raleigh, Wake County, NC 27610
Held by EE 208 Rogers Lane
Raleigh, NC LLC
9698 Old US Highway 52
Lexington, Davidson County, NC 27295
Held by OB Midway NC
Gladstone Commercial LLC
Industrial Park Drive
Mt. Pocono, Monroe County, PA 18344
Held by Pocono PA GCC LP
9100 US Highway 290
East Austin, Travis County, TX 78754
Held by COCO04 Austin TX LP
3701 East Virginia Beach Boulevard
Norfolk, City of Norfolk, VA 23502
Held by GCC Norfolk LLC
6550 First Park Ten
City of San Antonio, Bexar County, TX
Held by First Park Ten COCO San Antonio, LP
727 and 737 North Great Southwest Parkway
City of Arlington, Tarrant County, TX
Held by SLEE Grand Prairie, LP
Campus Parkway
5656 Campus Parkway
Hazelwood, St. Louis County, MO 63042
Held by WMI05 Hazelwood MO LLC
Two Opportunity Way
Newburyport, MA 01950
Held by HMBF05 Newburyport MA LLC

2525 North Woodlawn Avenue
Wichita, City of Wichita, KS 67208
Held by 2525 N Woodlawn Vstrm
Wichita KS, LLC
225 Spring Street
Clintonville, Waupaca County WI 54929
Held by CI05 Clintonville WI LLC
914 Wohlert Street
Angola, IN 46703
Held by MSI05-3 LLC
800 Growth Parkway
Angola, IN 46703
Held by MSI05-3 LLC
802 E. 11th Street
Rock Falls, IL 61701
Held by MSI05-3 LLC
3930 Sunforest Court
Toledo, OH
Held by SVMMC05 Toledo OH LLC
7545 Midlothian Turnpike
Richmond, VA
Held by NW05 Richmond VA LLC
Mortgage Receivables
42400 Merrill Road
Sterling Heights, Macomb County, MI 48314
Held by Gladstone Lending, LLC
1521 Westbranch Drive
McLean, County of Fairfax, VA 22102
Held by Gladstone Lending, LLC

2

SCHEDULE 4.32
Material Contracts
Amended and Restated Investment Advisory Agreement between Gladstone Commercial Corporation and Gladstone Management Corporation, dated as of August 7, 2003.
Promissory Note between Key Bank National Association and CMI04 Canton NC LLC, dated March 14, 2005.
The Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing between Key Bank National Association and CMI04 Canton NC LLC, dated March 14, 2005.
Two separate long-term notes payable with the RBC Life Insurance Company, dated July 19, 2005.
Loan Agreement between RBC Life Insurance Company and 3094174 Nova Scotia Company dated July 19, 2005.
Loan Agreement between RBC Life Insurance Company and 3094175 Nova Scotia Company dated July 19, 2005.
Promissory Note between AFL05 Duncan SC LLC and Little Arch Charlotte NC LLC and Bank of America N.C., dated as of August 25, 2005.
Loan Agreement between AFL05 Duncan SC LLC and Little Arch Charlotte NC LLC and Bank of America, N.A., dated as of August 25, 2005.
Promissory Note between 260 Springside Drive, Akron OH LLC and JP Morgan Chase Bank, N.A., dated as of September 12, 2005.
Mortgage and Security Agreement between 260 Springside Drive, Akron OH LLC and JP Morgan Chase Bank, N.A., dated as of September 12, 2005.
Promissory Note between PZ05 Maple Heights OH LLC, WMI05 Columbus OH LLC, and OB Crenshaw GCC, LP and Countrywide Commercial Real Estate Finance, Inc., dated as of December 21, 2005.
Loan Agreement between PZ05 Maple Heights OH LLC, WMI05 Columbus OH LLC, and OB Crenshaw GCC, LP, and Countrywide Commercial Real Estate Finance, Inc., dated as of December 21, 2005.
Promissory Note between Stonewater Dox Funding LLC and Wells Fargo Bank, National Association, dated as of November 21, 2003.
Loan agreement between Stonewater Dox Funding LLC and Wells Fargo Bank, National Association, dated as of November 21, 2003.

Assumption agreement between Stonewater Dox Funding LLC, ACI06 Champaign IL LLC, Gladstone Commercial Corporation and LaSalle Bank National Association, dated as of February 21, 2006.
Promissory Note between Stonewater UIS Funding LLC and Greenwich Capital Financial Products, Inc., dated as of May 12, 2004.
Loan agreement between Stonewater Dox Funding LLC and Greenwich Capital Financial Products, Inc, dated as of May 12, 2004.
Loan assumption agreement between Stonewater UIS Funding LLC, and UC06 Roseville MN LLC, Gladstone Commercial Corporation and LaSalle Bank National Association, dated as of February 21, 2006.

2

SCHEDULE 5.11
Liens
None

SCHEDULE 5.28
Additional Debt
None

SCHEDULE 5.29
Existing Debt